Supplement to
Prospectus Supplement dated November 25, 2002
(To Prospectus dated November 25, 2002)


                                  $12,147,000

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer

                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2002-C

                       Class A-5 & Class M-1 Certificates

                              The Certificates:

---------------------
Carefully consider       o    This supplement relates to the offering of $10,000,000 of Class A-5 and
the risk factors in           $2,147,000 of Class M-1 Certificates of the Series referenced above. This
the prospectus                supplement does not contain complete information about the offering of the
supplement and the            Class A-5 and Class M-1 Certificates. Additional information is contained
prospectus.                   in the accompanying prospectus supplement dated November 25, 2002 prepared in connection with the offering of Series 2002-C Certificates and in the
The offered                   related prospectus dated November 25, 2002. You are urged to read this
certificates                  supplement, the prospectus supplement and the prospectus in full.
represent
obligations of the       o    On the issuance date, the Original Class Principal Balance of the Class A-5
trust only and do             Certificates was $20,588,000. As of February 25, 2003, the Class Principal
not represent an              Balance of the Class A-5 Certificates was $20,588,000. On the same issuance
interest in or                date, the Original Class Principal Balance of the Class M-1 Certificates
obligation of                 was $17,647,000. As of February 25, 2003, the Class Principal Balance of
Vanderbilt Mortgage           the Class M-1 Certificates was $17,647,000.
and Finance, Inc.,
JPMorgan Chase Bank      o    Credit Suisse First Boston has agreed to purchase and offer $10,000,000
or any of their               aggregate principal amount of the Class A-5 Certificates and $2,147,000
affiliates (except            aggregate principal amount of the Class M-1 Certificates from time to time
to the extent of the          as provided herein in negotiated transactions or otherwise at varying
limited guarantee of          prices to be determined at the time of sale. The aggregate proceeds to the
the Class B-2                 Seller from the sale of these Class A-5 and Class M-1 Certificates are
Certificates by               expected to be approximately $11,861,120.
Clayton Homes,
Inc.).                   o    It is expected that delivery of the Class A-5 and Class M-1 Certificates will be made in book-entry form through the facilities of The Depository
This supplement to            Trust Company.
the prospectus
supplement may be
used to offer and
sell the
certificates only if
accompanied by the
prospectus
supplement and the
prospectus.

---------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           Credit Suisse First Boston

                               February 27, 2003

                   IMPORTANT NOTICE ABOUT INFORMATION IN THE
              PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                          AND THIS SUPPLEMENT THERETO

     We tell you about the certificates in separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; (b) the prospectus supplement related to the particular terms of your series of certificates and (c) this supplement to the prospectus supplement providing additional information with respect to your certificates.

     If the terms of your series of certificates described in the prospectus supplement and this supplement vary from the prospectus, you should rely on the information in the prospectus supplement and this supplement. If the terms of your certificates described in this supplement vary from the prospectus supplement and prospectus, you should rely on the information in this supplement.

     You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

     We will provide to the holders of certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates -- Reports to Certificateholders" in the prospectus supplement relating to your series.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You can read and copy the registration statement, as well as other filed documents, at the Securities and Exchange Commission's public reference facilities located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

     Clayton Homes, Inc. has securities other than the certificates listed on the New York Stock Exchange. You may inspect reports and other information concerning those securities at the New York Stock Exchange.

     The Securities and Exchange Commission allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of the prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. With respect to any class of certificates that is supported by a guarantee of Clayton Homes, Inc., we are incorporating by reference the following documents into the prospectus, the related prospectus supplement and this supplement thereto:

     o Clayton Homes, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002.

     o Clayton Homes, Inc.'s Quarterly Report on Form 10-Q for the periods ended September 30, 2002 and December 31, 2002.

     We are also incorporating by reference into the prospectus, the related prospectus supplement and this supplement thereto:

     o any document filed by Vanderbilt Mortgage and Finance, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus and prior to the termination of the offering of the certificates issued by the trust; and

     o any document: (i) that relates to a class of certificates supported by a guarantee of Clayton Homes, Inc. and (ii) that is filed by Clayton Homes, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus and prior to the termination of the offering of the certificates issued by the trust.

     We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in the prospectus, the related prospectus supplement and this supplement to the prospectus supplement (other than certain exhibits to such documents). Please direct your requests for copies of documents filed by Vanderbilt Mortgage and Finance, Inc. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (865) 380-3515. Please direct your requests for copies of documents filed by Clayton Homes, Inc. to its principal executive office at 5000 Clayton Road, Maryville, Tennessee 37804, Attention: Kevin Clayton, President and Chief Executive Officer, telephone number: (865) 380-3000.

     This supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying prospectus supplement and prospectus. Certain capitalized terms used in this supplement are defined in the prospectus supplement or the prospectus.

                               THE CONTRACT POOL

     As of February 25, 2003 (the "Reference Date"), the Contract Pool included approximately 8,108 Contracts having an aggregate outstanding principal balance of approximately $381,315,291.40.

     The following table summarizes the delinquency and foreclosure experience of the Contracts as of the Reference Date.

                                                                                                    As of
                                                                                             February 25, 2003
                                                                                             -----------------

Total Number of Contracts Outstanding.................................................             8,108
Total Delinquencies as a Percent of Contracts Outstanding at Period End (1)...........
         31-59 days...................................................................             1.65%
         60-89 days...................................................................             0.43%
         90 days or more (excluding pending foreclosures).............................             0.51%
                                                                                          --------------
Total Delinquencies...................................................................             2.59%
                                                                                          --------------

---------------------
(1) As a percentage of the total number of Contracts as of the Reference Date.

                     VANDERBILT MORTGAGE AND FINANCE, INC.


     The following information supplements the information found under the headings "Vanderbilt Mortgage and Finance, Inc." in the prospectus supplement.

                  Recent Vanderbilt Delinquency Experience(1)

                                                                                                At December 31,
                                                                                                      2002
                                                                                                ---------------
Total Number of Contracts Outstanding.................................................               160,488
   Vanderbilt Originations............................................................               124,166
   Acquisitions from other institutions...............................................                36,322
Number of Contracts Delinquent(2):
   Total 30 to 59 days past due.......................................................                 3,521
     Vanderbilt Originations..........................................................                 2,387
     Acquisitions from other institutions.............................................                 1,134
   Total 60 to 89 days past due.......................................................                 1,050
     Vanderbilt Originations..........................................................                   742
     Acquisitions from other institutions.............................................                   308
   Total 90 days or more past due.....................................................                 3,064
     Vanderbilt Originations..........................................................                 1,735
     Acquisitions from other institutions.............................................                 1,329
   Total Contracts Delinquent(3)......................................................                 7,635
     Vanderbilt Originations..........................................................                 4,864
     Acquisitions from other institutions.............................................                 2,771
   Total Contracts Delinquent(4)......................................................                 6,251
     Vanderbilt Originations..........................................................                 4,260
     Acquisitions from other institutions.............................................                 1,991
Total Delinquencies as a Percent(5) of Contracts Outstanding(3).......................                  4.76%
   Vanderbilt Originations............................................................                  3.92%
   Acquisitions from other institutions...............................................                  7.63%
Total Delinquencies as a Percent(5) of Contracts Outstanding(4).......................                  3.90%
   Vanderbilt Originations............................................................                  3.43%
   Acquisitions from other institutions...............................................                  5.48%

---------------
(1) Includes data on contracts originated by Vanderbilt and portfolios acquired by Vanderbilt from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the prospectus supplement. Excludes data on contracts acquired from or serviced by 21st Mortgage and also excludes data on contracts serviced by Vanderbilt on behalf of third parties other than Vanderbilt-sponsored trusts.

(2) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(3)  Including contracts that were repossessed during the prior 30-day period.

(4)  Excluding contracts that were repossessed during the prior 30-day period.

(5)  By number of contracts.

             Recent Vanderbilt Loan Loss/Repossession Experience(1)


                                                                                                   At or for the Six
                                                                                                  Month Period Ended
                                                                                                   December 31, 2002
                             (Dollars in Thousands)                                               ------------------
Total Number of Contracts Serviced......................................................               160,488
   Vanderbilt Originations..............................................................               124,166
   Other Acquisitions...................................................................                36,322
Aggregate Principal Balance of Contracts Serviced(2)....................................            $4,994,427
   Vanderbilt Originations..............................................................            $3,936,870
   Other Acquisitions...................................................................            $1,057,557
Net Losses from Contract Liquidations:
   Total Dollars........................................................................          $     59,423
   Vanderbilt Originations..............................................................          $     41,895
   Other Acquisitions...................................................................          $     17,529
Percentage of Average Principal Balance(3)..............................................                  2.42%
   Vanderbilt Originations..............................................................                  2.16%
   Other Acquisitions...................................................................                  3.44%
Total Number of Contracts in Repossession...............................................                 3,415
   Vanderbilt Originations..............................................................                 2,676
   Other Acquisitions...................................................................                   739

---------------
(1) Includes data on contracts originated by Vanderbilt and portfolios acquired and serviced by Vanderbilt from other financial institutions (from date of acquisition), as described under "Vanderbilt Mortgage and Finance, Inc." in the prospectus supplement. Excludes data on contracts acquired from or serviced by 21st Mortgage and also excludes data on contracts serviced by Vanderbilt on behalf of third parties other than Vanderbilt-sponsored trusts.

(2)  As of period end.

(3) As a percentage of the average principal balance of all contracts being serviced during the period. Percentages have been annualized.



          DESCRIPTION OF THE CLASS A-5 AND THE CLASS M-1 CERTIFICATES


     The Class A-5 and Class M-1 Certificates are Subordinate Certificates. See "Description of the Certificates--Senior/Subordinate Structure" in the prospectus supplement. To the extent funds are available therefor, the Class A-5 and Class M-1 Certificates will be entitled to receive interest and principal in the amount of the Available Distribution Amount as described in the prospectus supplement under "Description of the Certificates--Distributions". It is unlikely that the holders of the Class M-1 Certificates will receive distributions of principal on any Remittance Date prior to the Remittance Date on which the Class M-1 and Class B Principal Distribution Test is met. Additional information relating to distributions of certain payments in respect of principal with respect to the Class A-5 and Class M-1 Certificates are set forth in the prospectus supplement under "Description of the Certificates--Distributions".

     Losses on Liquidated Contracts will be allocated as described in the prospectus supplement under "Description of the Certificates--Losses on Liquidated Contracts."

     As of the Reference Date, the Class Principal Balance of the Class A-5 Certificates was approximately $20,588,000.00, evidencing an undivided interest of approximately 5.40% in the then current principal balance of the Contracts. As of the Reference Date, the Class Principal Balance of the Class M-1 Certificates was approximately $17,647,000.00, evidencing an undivided interest of approximately 4.63% in the then current principal balance of the Contracts. As of the Reference Date, the Senior Certificates had an aggregate principal balance of approximately $302,846,243.40, evidencing in the aggregate a beneficial ownership interest of approximately 79.43% in the then current principal balance of the Contracts.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Remittance Date is included herein as Exhibit 1.

The Trustee

     JPMorgan Chase Bank, a New York banking corporation, has its corporate trust offices at 4 New York Plaza, 6th Floor, New York, New York 10004-2477. Vanderbilt and its affiliates may engage in commercial transactions with the trustee from time to time.



                      YIELD AND PREPAYMENT CONSIDERATIONS

     See "Yield and Prepayment Considerations" in the prospectus supplement for information related to the Class A-5 and Class M-1 Certificates. The information set forth in the tables in the prospectus supplement entitled "Percent of the Original Principal Balance of the Class A-5 Certificates at the Respective Percentages of the Prepayment Model Set Forth Below" and "Percent of the Original Principal Balance of the Class M-1 Certificates at the Respective Percentages of the Prepayment Model Set Forth Below" is subject to the assumptions set forth in "Yield and Prepayment--Assumptions" in the prospectus supplement.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective purchasers of the Class A-5 and Class M-1 Certificates should consider carefully the income tax consequences of an investment in the Class A-5 and Class M-1 Certificates discussed under "Certain Federal Income Tax Consequences" in the prospectus supplement and in the prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                              ERISA CONSIDERATIONS


     Prospective purchasers of the Class A-5 and Class M-1 Certificates should consider carefully the ERISA consequences of an investment in the Class A-5 and Class M-1 Certificates discussed under "ERISA Considerations" in the prospectus, the prospectus supplement and herein, and should consult their own advisors with respect to those consequences.


                                    RATINGS


     The Class A-5 Certificates are currently rated "Aa2" by Moody's Investors Service, Inc. and "AA" by Standard and Poor's. The Class M-1 Certificates are currently rated "A2" by Moody's Investors Service and "A" by Standard and Poor's. See "Certificate Rating" in the prospectus supplement.

                                USE OF PROCEEDS


     Substantially all of the net proceeds to be received from the sale of the Class A-5 and Class M-1 Certificates will be added to the general funds of Vanderbilt.


                        LEGAL INVESTMENT CONSIDERATIONS


     The Class A-5 and Class M-1 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. "See Legal Investment Considerations" in the prospectus supplement.


                                  UNDERWRITING


     Subject to the terms and conditions set forth in an agreement (the "Underwriting Agreement") between the Company and the Credit Suisse First Boston LLC (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company the Class A-5 and Class M-1 Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A-5 and Class M-1 Certificates offered hereby if any Class A-5 or Class M-1 Certificates offered hereby are purchased.

     The distribution of the Class A-5 and Class M-1 Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Class A-5 and Class M-1 Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Class A-5 and Class M-1 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of any Class A-5 and Class M-1 Certificates may be deemed to be underwriters and any profit on the resale of the Class A-5 and Class M-1 Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                    EXPERTS

     The consolidated financial statements of Clayton Homes, Inc. incorporated in this prospectus by reference to the annual report on the Form 10-K for the year ended June 30, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   EXHIBIT 1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

Chase Bank, Trustee                                                                  Determination Date:            04-Mar-03
Manufactured Housing Contracts                                                       Remittance Date:               07-Mar-03
Senior/Subordinated Pass-Through Certificates Series 2002C                           For the Period Ended:          25-Feb-03
                                                                                     Lock-Out Date:                    Nov-07

Information for Clauses (a) through (s), Section 7.01 -
                                                                        Class I A-1F         Class I A-1V          Class I A-2
  (a)    Class I A and Class I B Distribution Amounts                       2,675,408.12         632,937.47            332,869.28

  (b)    Formula Principal Distribution Amount
         (a) Scheduled Principal Due                                           652,255.37          158,101.43
         (b) Partial Prepayments Received                                      254,260.59           61,630.71
         (c) Principal Payments in Full (Scheduled Balance)                  1,606,820.88          389,480.40
         (d) Liquidated Contract Scheduled Balance
         (e) Section 3.05 Purchase Scheduled Balance
         (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                          ---------------       --------------       -------------
 Total Principal Distribution                                                2,513,336.83          609,212.55                 0.00

  (c)    Interest Distribution                                                 162,071.29           23,724.92           332,869.28
         Unpaid Interest Shortfall                                                   0.00                0.00                 0.00
                                                                          ---------------       --------------       -------------

 Total Interest Distribution                                                   162,071.29           23,724.92           332,869.28

  (d)    Beginning Class I A and Class I B Principal Balance                76,268,841.60       18,486,951.22        94,431,000.00
         Less: Principal Distribution                                        2,513,336.83          609,212.55                 0.00
                                                                          ---------------       --------------       -------------

         Remaining Class A and Class B Principal Balance                    73,755,504.77       17,877,738.67        94,431,000.00


Information for Clauses (a) through (s), Section 7.01 -
                                                                           Class I A-3         Class I A-4          Class I A-5
  (a)    Class I A and Class I B Distribution Amounts                          224,488.25          354,654.08           130,390.67

  (b)    Formula Principal Distribution Amount
         (a) Scheduled Principal Due
         (b) Partial Prepayments Received
         (c) Principal Payments in Full (Scheduled Balance)
         (d) Liquidated Contract Scheduled Balance
         (e) Section 3.05 Purchase Scheduled Balance
         (f) Previously Undistributed Shortfalls in (a) through (e)


                                                                          ---------------     ---------------      ---------------
 Total Principal Distribution                                                        0.00                0.00                 0.00

  (c)    Interest Distribution                                                 224,488.25          354,654.08           130,390.67
         Unpaid Interest Shortfall                                                   0.00                0.00                 0.00
                                                                          ---------------     ---------------      ---------------

 Total Interest Distribution                                                   224,488.25          354,654.08           130,390.67

  (d)    Beginning Class I A and Class I B Principal Balance                52,005,000.00       64,777,000.00        20,588,000.00
         Less: Principal Distribution                                                0.00                0.00                 0.00
                                                                          ---------------     ---------------      ---------------
         Remaining Class A and Class B Principal Balance                    52,005,000.00       64,777,000.00        20,588,000.00




Information for Clauses (a) through (s), Section 7.01 -
                                                               Class I M-1         Class I B-1       Class I B-2
  (a)    Class I A and Class I B Distribution Amounts             114,999.62        101,961.60        159,313.62

  (b)    Formula Principal Distribution Amount
         (a) Scheduled Principal Due
         (b) Partial Prepayments Received
         (c) Principal Payments in Full (Scheduled Balance)
         (d) Liquidated Contract Scheduled Balance
         (e) Section 3.05 Purchase Scheduled Balance
         (f) Previously Undistributed Shortfalls in (a) through (e)

                                                                -------------   ---------------    --------------
 Total Principal Distribution                                           0.00              0.00              0.00

  (c)    Interest Distribution                                    114,999.62        101,961.60        159,313.62      1,604,473.33
         Unpaid Interest Shortfall                                      0.00              0.00              0.00      2,865,267.45
                                                                -------------   ---------------    --------------   --------------
Total Interest Distribution                                       114,999.62        101,961.60        159,313.62      1,604,473.33

  (d)    Beginning Class I A and Class I B Principal Balance   17,647,000.00     14,706,000.00     25,490,179.00    384,339,971.82
         Less: Principal Distribution                                   0.00              0.00              0.00      3,122,549.38
                                                               --------------   ---------------    --------------   --------------
         Remaining Class A and Class B Principal Balance       17,647,000.00     14,706,000.00     25,490,179.00    381,277,422.44





 (e) Fees Due Servicer
     Monthly Servicing Fee                400,416.64   (h)             Pool Factor    Original Balance     Rate
     Section 8.06 Reimbursement Amount          0.00   Class I A-1F      0.89388693    82,511,000.00     2.5500%   1.3400%   Libor
     Section 6.02 Reimbursement Amount     17,497.17   Class I A-1V      0.89388693    20,000,000.00     1.6500%     0.31%   Spread
     Reimburseable Fees                         0.00   Class I A-2       1.00000000    94,431,000.00     4.2300%
                                         -----------   Class I A-3       1.00000000    52,005,000.00     5.1800%
 Total Fees Due Servicer                  417,913.81   Class I A-4       1.00000000    64,777,000.00     6.5700%
                                                       Class I A-5       1.00000000    20,588,000.00     7.6000%
                                                       Class I M-1       1.00000000    17,647,000.00     7.8200%
                                                       Class I B-1       1.00000000    14,706,000.00     8.3200%
                                                       Class I B-2       1.00000000    25,490,179.00     7.5000%



                                                 No.       Unpaid                                                 No.      Unpaid
                                                 of        Principal                                              of      Principal
(f) Delinquency as of the Due Period          Contracts    Balance    Delinquency as of Calendar Month End     Contracts   Balance

           31-59 Days Delinquent                 134       5,152,819  31-59 Days Delinquent                       69      2,782,514
           60-89 Days Delinquent                  35       1,520,023  60-89 Days Delinquent                       27      1,090,910
            90+ Days Delinquent                   41       1,700,145  90+ Days Delinquent                         37      1,750,614

    3-Month Avg Thirty-Day Delinquency Ratio    2.40%                 3-Month Avg Thirty-Day Delinquency Ratio              1.34%
    3-Month Avg Sixty-Day Delinquency Ratio     0.69%                 3-Month Avg Sixty-Day Delinquency Ratio               0.59%

(g) Section 3.05 Repurchases                                    0.00

(i) Class R Distribution Amount                         1,260,794.12        Acquisition Loss Amount
    Reposession Profits                                         0.00
                                                                      Current Month Acquisition Loss Amount                  19,862
(j) Principal Balance of Contracts in                     725,551.59  Cumulative Acquisition Loss Amount                     19,862
    Repossession

(k) Aggregate Net Liquidation Losses                            0.00
                                                                      Current Realized Loss Ratio                       0.000206831
(l) (x) Class B-2 Formula Distribution Amount             159,313.62  Cumulative Realized Loss Ratio                       0.01%
    (y) Remaining Amount Available                      1,420,107.74
                                                       --------------
    Amount of (x) over (y)                                      0.00                  Prepayment Rate

(m) Class B-2 Liquidation Loss Amount                           0.00               Current Month Prepayment Rate           7.28%
                                                                                   Current Month Prepayment Rate            182%
(n) Guarantee Payment                                           0.00
                                                                                   3-Month Prepayment Rate                 6.08%
(o) Unadvanced Shortfalls                                       0.00               3-Month Model Prepayment Rate            156%

                                                  No.     $                       Cumulative Prepayment Rate               5.98%
(p) Units repossessed                             11      349,043.25              Cumulative Model Prepayment Rate          152%

(q) Principal Prepayments paid                          2,312,192.58

(r) Scheduled Principal Payments                          810,356.80

(s) Weighted Average Interest Rate                             9.66%




Chase Bank, Trustee                                                                  Determination Date:            04-Mar-03
Manufactured Housing Contracts                                                       Remittance Date:               07-Mar-03
Senior/Subordinated Pass-Through Certificates Series 2002C                           For the Period Ended:          25-Feb-03
                                                                                     Lock-Out Date:                    Nov-07

                        Computation of Available Distribution Amount
(i)  Certificate Account Balance at Monthly Cutoff-Vanderbilt                            5,893,211.08
     Certificate Account Balance at Monthly Cutoff-SubServicer-21st                        929,113.51
(ii) Monthly Advance made                                                                        0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                                         2,929.92
(iii)Section 5.05 Certificate Fund Income-SubServicer-21st                                     362.80
(v)  Principal due Holders                                                                       0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                                           353,506.88
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                                      66,379.79
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                                     0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                                       0.00
   (iii) Monthly Servicing Fee                                                             400,416.64
   (iv)  Reimbursable Liquidation Expenses                                                  17,497.17
   (v)   Section 6.04 (c) reimbursement                                                          0.00
   (vi)  Section 8.06 reimbursement                                                              0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                                   0.00

Total Due Servicer                                                                         417,913.81

Available Distribution Amount-Vanderbilt                                                 5,124,720.31
Available Distribution Amount-SubServicer-21st                                             863,096.52
To Class A and B                                                                         4,727,022.71

Monthly Excess Cashflow                                                                  1,260,794.12

Weighted Average Remaining Term (months)                                                       218.00

         Scheduled Balance Computation

         Prior Month Balance                                                           384,399,971.82


         Current Balance                                                               381,315,291.40
                               Adv Principal                                                95,580.40
                               Del Principal                                               133,449.36
         Pool Scheduled Balance                                                        381,277,422.44


         Principal Payments in Full                                                      1,996,301.28
         Partial Prepayments                                                               315,891.30

         Scheduled Principal                                                               810,356.80

         Collateral Balance                                                            381,315,291.40


The Undersigned certified that he is the Controller of Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation (the "Servicer") and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of October 25, 2002 by and among Vanderbilt Mortgage and Finance, Inc., Vanderbilt Mortgage and Finance, Inc., as Seller and Servicer, and Chase Manhattan Bank, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

Chase Bank, Trustee                          Determination Date:      04-Mar-03
Manufactured Housing Contracts               Remittance Date:         07-Mar-03
Senior/Subordinated Pass-Through             For the Period Ended:    25-Feb-03
Certificates Series 2002C                    Lock-Out Date:              Nov-07






     1. The Monthly Report for the period from January 26, 2003 to February 25, 2003 attached to this certificate is complete and accurate in accordance with the requirements of Sections 7.01 and 7.02 of the Agreement; and

     2. As of the date hereof, no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this 5th day of March, 2003.


                             Vanderbilt Mortgage and Finance, Inc.


                             By     David R. Jordan
                                 ---------------------------------
                                    David R. Jordan, Secretary

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 25, 2002


                                 $392,155,179
                                 (APPROXIMATE)

        [GRAPHIC OMITTED]    VANDERBILT MORTGAGE
                             AND FINANCE, INC.



                              SELLER AND SERVICER
                         MANUFACTURED HOUSING CONTRACT
          SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 2002-C

                             --------------------


YOU SHOULD CONSIDER THE RISK FACTORS STARTING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Vanderbilt Mortgage and Finance, Inc., JPMorgan Chase Bank or any of their affiliates (except to the extent of the limited guarantee of the Class B-2 Certificates by Clayton Homes, Inc.).

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

THE TRUST FUND, AS ISSUER, WILL:

o Issue ten classes of certificates, nine of which are offered hereby and described herein.

o Consist primarily of manufactured housing installment sales contracts, installment loan agreements and mortgage loans.

o    Make an election to be treated as a REMIC for federal income tax purposes.

THE CERTIFICATES:

o    Represent ownership interests in a trust fund.

o    Currently have no trading market.

o Receive distributions on the 7th day of each month (or if that day is not a business day, the next business day) beginning on December 9, 2002.

                              ORIGINAL
                               CLASS
UNDERWRITTEN                 PRINCIPAL       PRICE TO        UNDERWRITING       PROCEEDS TO
CERTIFICATES                  BALANCE        PUBLIC(1)         DISCOUNT       VANDERBILT(1)(2)
-----------------------------------------------------------------------------------------------
Class A-1F Certificates .  $ 82,511,000     100.000000%           0.150%         99.850000%

Class A-1V Certificates .  $ 20,000,000     100.000000%           0.150%         99.850000%

Class A-2 Certificates ..  $ 94,431,000      99.977556%           0.250%         99.727556%

Class A-3 Certificates ..  $ 52,005,000      99.983290%           0.315%         99.668290%

Class A-4 Certificates ..  $ 64,777,000      99.957723%           0.350%         99.607723%

Class A-5 Certificates(3)  $  8,500,000      99.957387%           0.540%         99.417387%

Class M-1 Certificates(3)  $ 15,500,000      99.978963%           0.700%         99.278963%

Class B-1 Certificates(3)  $ 10,706,000      99.977573%           1.200%         98.777573%
                           ------------     ----------            -----          ---------

Total ...................  $348,430,000   $348,363,446       $1,063,251       $347,300,195
- ------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the applicable rate from November 1, 2002.

(2)  Before deducting expenses, estimated to be $400,000.

(3) Applies only to the Class A-5, Class M-1 and Class B-1 Certificates offered by the underwriters hereby. See the second paragraph below and "Underwriting" in the prospectus supplement with respect to the remaining $12,088,000 of Class A-5 Certificates, $2,147,000 of Class M-1 Certificates and $4,000,000 of Class B-1 Certificates.

The Trust Fund will also issue Class B-2 Certificates.

The underwriters named below will offer the eight classes of certificates listed in the table above to the public at the price to public set forth above and they will receive the discount listed above. Vanderbilt Mortgage and Finance, Inc. or one of its affiliates may offer the remaining Class A-5, Class M-1 and Class B-1 Certificates with original principal balances of $12,088,000, $2,147,000 and $4,000,000, respectively, and the Class B-2 Certificates with an original class principal balance of $25,490,179 from time to time as more fully described in "Underwriting" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


CREDIT SUISSE FIRST BOSTON
                BEAR, STEARNS & CO., INC.
                                  BB&T CAPITAL MARKETS
                                                      SUNTRUST ROBINSON HUMPHREY
November 25, 2002

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

     WE PROVIDE INFORMATION ABOUT THE CERTIFICATES TO YOU THROUGH THIS DOCUMENT WHICH CONSISTS OF TWO PARTS: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO YOUR CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF YOUR CERTIFICATES. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

     IF THERE IS A CONFLICT BETWEEN THE TERMS OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS INCLUDE CROSS-REFERENCES TO CAPTIONS IN THESE MATERIALS WHERE YOU CAN FIND FURTHER RELATED DISCUSSIONS. THE FOLLOWING TABLE OF CONTENTS AND THE TABLE OF CONTENTS INCLUDED IN THE ACCOMPANYING PROSPECTUS PROVIDE THE PAGES ON WHICH THESE CAPTIONS ARE LOCATED.

     WE HAVE DEFINED SOME SIGNIFICANT TERMS IN THE "GLOSSARY" FOUND ON PAGE S-63 OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE ACCOMPANYING PROSPECTUS.

     WE HAVE FILED PRELIMINARY INFORMATION REGARDING THE TRUST'S ASSETS AND THE CERTIFICATES WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION CONTAINED IN THIS DOCUMENT SUPERSEDES ALL OF THAT PRELIMINARY INFORMATION, WHICH WAS PREPARED FOR PROSPECTIVE INVESTORS.


                               TABLE OF CONTENTS


                                                     PAGE
                                                    -----
                     PROSPECTUS SUPPLEMENT
                             PROSPECTUS
Summary Information ...............................   S-3
Risk Factors ......................................  S-10
The Contract Pool .................................  S-14
Vanderbilt Mortgage and Finance, Inc. .............  S-22
Ratio of Earnings to Fixed Charges for
 Clayton ..........................................  S-27
Yield and Prepayment Considerations ...............  S-28
Description of the Certificates ...................  S-43
Use of Proceeds ...................................  S-56
Material Federal Income Tax Consequences             S-56
State Tax Considerations ..........................  S-58
ERISA Considerations ..............................  S-59
Legal Investment Considerations ...................  S-59
Certificate Rating ................................  S-60
Underwriting ......................................  S-60
Legal Matters .....................................  S-62
Glossary ..........................................  S-63
Annex I ...........................................   I-1
Important Notice About Information in this
  Prospectus and the Accompanying
  Prospectus Supplement ...........................     2
Reports to Holders of the Certificates ............     2
Where You Can Find More Information ...............     2
Risk Factors ......................................     4
The Trust Fund ....................................     7
Use of Proceeds ...................................     9
Vanderbilt Mortgage and Finance, Inc. .............     9
Underwriting Policies .............................     9
Yield Considerations ..............................    12
Maturity and Prepayment Considerations ............    13
Description of the Certificates ...................    13
Description of FHA Insurance and VA
  Guarantees ......................................    28
Some Legal Aspects of the Contracts ...............    29
ERISA Considerations ..............................    35
Material Federal Income Tax Consequences...........    38
State and Local Tax Considerations ................    61
Legal Investment Considerations ...................    61
Ratings ...........................................    62
Underwriting ......................................    62
Legal Matters .....................................    63
Experts ...........................................    63
Glossary ..........................................    64

                               SUMMARY INFORMATION

     THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE CERTIFICATES OFFERED TO THE PUBLIC.


                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                                  SERIES 2002-C

                                                                        INITIAL RATING OF
                                                                         CERTIFICATES(2)
                                ORIGINAL             REMITTANCE        -------------------
                            CLASS PRINCIPAL             RATE            MOODY'S      S&P
CLASS                          BALANCE(1)          (PER ANNUM)(3)        RATING     RATING
------------------------   -----------------   ---------------------   ---------   -------
OFFERED CERTIFICATES
Class A-1F .............      $82,511,000               2.55%             Aaa        AAA
Class A-1V .............      $20,000,000       1M LIBOR + 0.31%(4)       Aaa        AAA
Class A-2 ..............      $94,431,000               4.23%             Aaa        AAA
Class A-3 ..............      $52,005,000               5.18%             Aaa        AAA
Class A-4 ..............      $64,777,000               6.57%             Aaa        AAA
Class A-5(5) ...........      $20,588,000               7.60%             Aa2         AA
Class M-1(5) ...........      $17,647,000               7.82%              A2         A
Class B-1(5) ...........      $14,706,000               8.32%             Baa2       BBB
Class B-2(5) ...........      $25,490,179               7.50%             Baa2       BBB
NON-OFFERED CERTIFICATES
Class R ................              N/A                N/A              N/A        N/A

- ----------
(1)   This amount is subject to a variance of plus or minus 5%.

(2) A description of the ratings of the certificates is set forth under the heading "Certificate Rating" in this prospectus supplement.

(3) In each case, subject to a maximum rate equal to (a) the weighted average contract rate of the Contracts less (b) the applicable servicing fee (if Vanderbilt Mortgage and Finance, Inc. is no longer the servicer).

(4) Interest will accrue at a variable rate based on one-month LIBOR plus the indicated spread, subject to the maximum rate described in footnote(3).

(5)   See "Underwriting" in this prospectus supplement.

THE TRUST FUND

        A trust fund will be established in accordance with a pooling and servicing agreement, dated as of October 25, 2002, among Vanderbilt Mortgage and Finance, Inc., as seller and servicer, Clayton Homes, Inc., as provider of the limited guarantee, and JPMorgan Chase Bank, as trustee.

SELLER

        Vanderbilt Mortgage and Finance, Inc. maintains its principal office at 500 Alcoa Trail, Maryville, Tennessee 37804. Its telephone number is (865) 380-3000. Vanderbilt is an indirect subsidiary of Clayton Homes, Inc.

We refer you to "Vanderbilt Mortgage and Finance, Inc." in the prospectus for more detail.

SERVICER

        Vanderbilt Mortgage and Finance, Inc. The servicer will service all of the contracts either directly or through one or more sub-servicers.

TRUSTEE

        JPMorgan Chase Bank.

LIMITED GUARANTOR

        Clayton Homes, Inc. maintains its principal office at 5000 Clayton Road, Maryville, Tennessee 37804. Clayton's telephone number is (865) 380-3000.

CUT-OFF DATE

        October 25, 2002.

CLOSING DATE

       December 3, 2002.

REMITTANCE DATE

        The 7th day of each month or if that day is not a business day, the next business day. The first remittance date will be December 9, 2002.

DESIGNATIONS

o Offered Certificates--Class A-1F, Class A-1V, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2.

o     Senior Certificates--Class A-1F, Class A-1V, Class A-2, Class A-3 and
      Class A-4.

o     Subordinate Certificates--Class A-5, Class M-1, Class B-1 and Class B-2.

THE CONTRACTS

        As of the closing date, the trust fund will consist of a pool of manufactured housing installment sales contracts, installment loan agreements and mortgage loans, consisting of 9,732 contracts, with an aggregate unpaid principal balance of approximately $392,155,179.98 as of the cut-off date. Adjustable rate contracts represent 0.17% of the aggregate unpaid principal balance of the contract pool and fixed rate contracts represent 99.83% of the aggregate unpaid principal balance of the contract pool as of the cut-off date.

        8,293 contracts, with an aggregate unpaid principal balance of approximately $338,526,901.19 as of the cut-off date, are manufactured housing installment sales contracts, installment loan agreements and mortgage loans originated by manufactured housing dealers and purchased by the seller from those dealers or originated by the seller. Some of the dealers are affiliates of Clayton.

        The seller purchased the remaining contracts from 21st Mortgage Corporation, a corporation in which a Clayton subsidiary owns a 50% equity interest.

For additional information with respect to the contracts, we refer you to the table below and "The Contract Pool" in this prospectus supplement for more detail.

                             SUMMARY OF CONTRACTS
                    CHARACTERISTICS AS OF THE CUT-OFF DATE
                                 (APPROXIMATE)




Pool Balance                                                                     $392,155,179.98
Number of Contracts                                                                        9,732
Average Contract Balance                                                               40,295.44
Location of Homes                                                                      48 states
Percentage by Outstanding Principal Balance with Monthly Payments                         73.93%
Percentage by Outstanding Principal Balance with Bi-Weekly Payments                       26.07%
Weighted Average Annual Percentage Rate of Interest                                       9.866%
Range of Annual Percentage Rates of Interest                                   5.500% -- 21.000%
Weighted Average Original Term to Scheduled Maturity (at origination)                 223 months
Weighted Average Remaining Term to Scheduled Maturity (at the Cut-off Date)           220 months
Latest Maturity Date of any Contract                                            December 1, 2032

We refer you to "The Contract Pool" in this prospectus supplement for more detail.

FINAL SCHEDULED REMITTANCE DATES

      The final scheduled remittance date of each class of certificates is as follows:



                           FINAL SCHEDULED
CLASS                      REMITTANCE DATE
-----                      ---------------
Class A-1F(1) .........    January 7, 2010
Class A-1V(1) .........    January 7, 2010
Class A-2(1) ..........   February 7, 2015
Class A-3(1) ..........       June 7, 2018
Class A-4(1) ..........     August 7, 2024
Class A-5(2) ..........   December 7, 2032
Class M-1(2) ..........   December 7, 2032
Class B-1(1) ..........   December 7, 2016
Class B-2(2) ..........   December 7, 2032

(1) Determination of the final scheduled remittance dates is based on the following assumptions: (i) there are no defaults, prepayments or delinquencies with respect to payments due based on the assumed contract characteristics (described in "Yield and Prepayment Considerations" in this prospectus supplement) and (ii) the seller or servicer does not exercise its right to purchase the contracts and the related trust property when the current balance of the contracts declines below 10% of the balance of the contracts as of the cut-off date.

(2) The final scheduled remittance date for these classes is the remittance date in the month in which the contracts with the latest scheduled maturity date in the contract pool amortize according to their terms.

      It is anticipated that the actual final remittance date for each class may occur earlier than the final scheduled remittance date. In the event of large losses and delinquencies on the contracts, however, the actual payment on some of the subordinated classes of certificates may occur later than the final scheduled remittance date and in some scenarios, holders of those classes may incur a loss on their investment.

We refer you to "Yield and Prepayment Considerations" in this prospectus supplement for more detail.

PRIORITY OF DISTRIBUTIONS

      Funds available from payments and other amounts received on the contracts on any remittance date (less expenses and reimbursements which the servicer is entitled to) will be distributed in the following order:

      (i) to pay interest on the Senior Certificates, at their respective remittance rates together with any previously undistributed shortfalls in interest due, on a pro rata basis;

      (ii) to pay principal on the Senior Certificates in an amount equal to the applicable class percentage of the principal amount payable for the remittance date, in the following order of priority:

      o    Class A-1F and Class A-1V, pro rata

      o    Class A-2

      o    Class A-3

      o    Class A-4;

      (iii) to pay interest and then principal, in an amount equal to the applicable class percentage of the principal amount payable for that remittance date, on the classes of certificates listed below, in the following order of priority:

      o    interest, then principal on Class A-5

      o    interest, then principal on Class M-1

      o    interest, then principal on Class B-1

      o interest, then principal on Class B-2 (subject to a floor set forth in this prospectus supplement).

      After payment of the amounts above, the remaining amounts received on the contracts will be distributed to pay Vanderbilt (if it is the servicer) the servicing fee and to reimburse Clayton with respect to any guarantee or enhancement payments, in the order of priority described in this prospectus supplement. Remaining amounts will be paid to the holder of the Class R Certificate.

We refer you to "Description of the Certificates --Distributions" in this prospectus supplement for more detail.

INTEREST DISTRIBUTIONS

      For the Class A-1V Certificates, interest accrues on the certificates from the remittance date in the prior month (with the exception of the first distribution date, with respect to which interest will accrue from the closing date) to the day preceding the related remittance date on the basis of the actual number of days elapsed and a 360-day year. For the Class A-1F, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2 Certificates, interest accrues on the certificates during the calendar month prior to the related remittance date on the basis of an assumed 360-day year consisting of twelve 30-day months.

      On each remittance date, you will be entitled to interest which has accrued during the related accrual period plus interest due on any prior remittance date that has not been paid.

      Your interest entitlement may be reduced as a result of prepayments or losses on the contracts.

We refer you to "Description of the Certificates --Distributions--Interest Distributions" in this prospectus supplement for more information.

PRINCIPAL DISTRIBUTIONS

      On each remittance date, you will be entitled to receive principal distributions in an amount equal to the applicable class principal percentage of the formula amount of principal payable on the contracts for that remittance date.

      Prior to the remittance date in December 2007, the applicable class principal percentage for Class A Certificates is expected to be 100% and the class principal percentage for the Class M-1 and Class B Certificates is expected to be 0%. During this period, the Class A Certificates will receive distributions of principal in the order of priority described in this prospectus supplement.

      Thereafter, assuming delinquencies, defaults and losses on the contracts remain below the specified thresholds, principal is expected to be paid on the Class A Certificates, Class M-1 Certificates and Class B Certificates in proportion to their outstanding principal balances as further described in this prospectus supplement.

      Payments on the Class B-2 Certificates are subject to a floor described in this prospectus supplement. If principal payments on the Class B-2 Certificates would reduce the balance of the Class B-2 Certificates below the floor, those principal payments will be reallocated to the more senior classes as described in this prospectus supplement.

We refer you to "Description of the Certificates--Distributions" in this prospectus supplement for more detail.

SUBORDINATION

      There are two types of subordination with respect to the certificates:

1. On any distribution date, distributions on the Senior Certificates will be made prior to distributions on the Subordinate Certificates. Among the Senior Certificates, interest will be distributed pro-rata and then principal will be distributed in order of priority. Among the Subordinate Certificates, each class of certificates will receive both interest and principal, in that order, prior to certificates of a lower priority. If specified distribution tests are met, limited distributions of principal may be made to the Subordinate Certificates prior to the reduction of the principal balances of the Senior Certificates to zero; and

2. Losses resulting from the liquidation of defaulted contracts will be absorbed by the Subordinate Certificates in the following order: Class B-2, Class B-1, Class M-1 and Class A-5.

      This subordination is intended to enhance the likelihood of receipt by the holders of more senior classes of certificates of their monthly payments of interest and the ultimate receipt by those holders of principal equal to the related initial certificate balance of their certificates.

We refer you to "Description of the Certificates--Senior/Subordinate Structure" and "--Losses on Liquidated Contracts" in this prospectus supplement for more detail.

LIMITED GUARANTEE OF CLAYTON

      Clayton will guarantee the payment of interest and principal on the Class B-2 Certificates. No other certificates have the benefit of this guarantee.

      The limited guarantee will be an unsecured general obligation of Clayton and will not be supported by any letter of credit or other enhancement arrangement.

We refer you to "Where You Can Find More Information" in the Prospectus.

      At Clayton's option and subject to some conditions, the limited guarantee may be replaced by an alternate credit enhancement. The alternate credit enhancement may consist of cash or securities deposited by Clayton, or any other person, in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party.

We refer you to "Description of the Certificates--Limited Guarantee of Clayton" and "-- Alternate Credit Enhancement" in this prospectus supplement for more detail.

ADVANCES

      If the servicer reasonably believes that cash advances can be recovered from a delinquent obligor then the servicer will make cash advances to the trust fund to cover delinquent scheduled payments on the contracts. The servicer will make those advances to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses. The trust fund will reimburse the servicer for those advances.

We refer you to "Description of the Certificates--Advances" in this prospectus supplement for more detail.


OPTIONAL REPURCHASE

If the aggregate scheduled principal balance of the contracts at the end of the related due period declines below 10% of the pool principal balance as of the cut-off date, then the servicer and the seller (if the seller is no longer the servicer) each have the option to purchase all of the contracts and the other property in the trust fund. If the servicer or seller purchases all of the contracts, you will receive a final distribution and then the trust fund will be terminated.

We refer you to "Description of the Certificates--Optional Termination" in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES


For federal income tax purposes:


o An election will be made to treat the trust fund as a "real estate mortgage investment conduit," or REMIC.


o Each class of certificates other than the Class R Certificate will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.


o The Class R Certificate will represent the beneficial ownership of the sole class of "residual interest" in the REMIC.


We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more detail.


ERISA CONSIDERATIONS

      The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 and section 4975 of the Internal Revenue Code of 1986 can limit investments by some pension and other employee benefit plans. For example, the acquisition of certificates by some plans may be considered a "prohibited transaction" under ERISA; however, there are exemptions from the prohibited transactions rules that could apply. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA or section 4975 of the Code, you should consult with your counsel regarding the application of the provisions of ERISA and the Code before purchasing a certificate.

      Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus, it is expected that pension and employee benefit plans subject to ERISA or section 4975 of the Code may purchase the Offered Certificates. However, persons acquiring certificates in the initial issuance with assets of employee benefit plans or individual retirement accounts will be deemed to make the representations described under "ERISA Considerations" in this prospectus supplement.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

      The certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment Considerations" in this prospectus supplement and in the prospectus for more detail.

CERTIFICATE RATING

      The trust fund will not issue the Offered Certificates unless they have been assigned ratings at least as high as those designated on page S-3.

      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

We refer you to "Certificate Rating" in this prospectus supplement for more detail.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information described under "Risk Factors" in the prospectus.


PREPAYMENTS ON CONTRACTS MAY ADVERSELY AFFECT YIELD OF OFFERED CERTIFICATES

     The rate of principal distributions and the average life of your certificates will be directly related to the rate of principal payments on the contracts. Obligors may prepay a contract in full or in part at any time. The contracts generally do not impose any prepayment penalties. For example, the rate of principal payments on the contracts will be affected by the following:

         o    the amortization schedules of the contracts;

         o partial prepayments and prepayments resulting from refinancing by obligors;

         o    liquidations of defaulted contracts by the servicer;

         o repurchases of contracts by the seller due to defective documentation or breaches of representations and warranties in the pooling and servicing agreement; and

         o the optional purchase by the seller or servicer of all of the contracts in connection with the termination of the trust fund.

     Prepayments on the contracts are influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar types of contracts fall below the interest rates on the contracts, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar contracts rise above the interest rates on the contracts, the rate of prepayment would generally be expected to decrease.

     We cannot predict the rate at which obligors will repay their contracts. Please consider the following:

         o If you are purchasing a certificate at a discount to par, your yield may be lower than expected if principal payments on the contracts occur at a slower rate than you expected.

         o If you are purchasing a certificate at a premium to par, your yield may be lower than expected if principal payments on the contracts occur at a faster rate than you expected.

         o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium to par, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments may not offset any adverse yield effect.

         o In addition, in the event a contract is prepaid in full, interest on that contract will cease to accrue on the date of prepayment. If those prepayments and related interest shortfalls are sufficiently high in a month, with respect to a group of certificates, the amount available for the next remittance date could be less than the amount of principal and interest that would be distributable to the applicable certificateholders, in the absence of those shortfalls.

     We refer you to "Yield and Prepayment Considerations" in this prospectus supplement for more detail.


RISKS OF HOLDING SUBORDINATE CERTIFICATES

     The protections afforded the Senior Certificates in this transaction create risks for the Subordinate Certificates. Before purchasing Subordinate Certificates, you should consider the following factors that may have an adverse impact on your yield:

         o Because the Subordinate Certificates receive distributions after the Senior Certificates, there is a greater likelihood that one or more classes of Subordinate Certificates will not receive the distributions to which they are entitled on any remittance date.

         o If the servicer determines not to advance a delinquent payment because the servicer believes that amount is not recoverable from an obligor, there will be a shortfall in distributions on the certificates which will initially impact the Subordinate Certificates.

         o The Subordinate Certificates are not entitled to a proportionate share of principal payments on the contracts until (a) the beginning of the fifth year after the first remittance date and
              (b) the satisfaction of delinquency and performance tests described in this prospectus supplement.


         o Losses resulting from the liquidation of defaulted contracts will initially be absorbed by the Subordinate Certificates. The liquidation losses on the contracts and resulting deficiencies in the amount available to pay the certificates will, in effect, be absorbed by the Subordinate Certificates in the following order:
              Class B-2, Class B-1, Class M-1 and Class A-5.

         o The earlier a loss on a contract occurs, the greater the impact on your yield.

         o The risks presented in this section are more severe for the more subordinate classes of certificates (i.e., Class B-1 and Class B-2 Certificates). No class of Subordinate Certificates will receive a distribution on any remittance date prior to the class or classes of Subordinate Certificates of a higher priority. With limited exceptions, losses on the contracts are allocated to the most junior classes of certificates outstanding and amounts that these classes would otherwise receive will be distributed to the classes of Subordinate Certificates with a higher priority.

     Please review "Description of the Certificates" and "Yield and Prepayment Considerations" in this prospectus supplement for more detail.


LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SELLER, SERVICER OR TRUSTEE

     The contracts are the sole source of distributions for the certificates (except to the extent of the limited guarantee or alternate credit enhancement with respect to the Class B-2 Certificates). The certificates do not represent an interest in or obligation of the seller, the servicer, the trustee or any of their affiliates, except for (i) the limited obligations of the seller with respect to breaches of its representations and warranties that materially adversely effect the trust fund's interest in a contract, (ii) the servicer with respect to its servicing obligations and (iii) Clayton, as the provider of the limited guarantee with respect to the Class B-2 Certificates. Neither the certificates nor the contracts will be guaranteed by or insured by any governmental agency or instrumentality, the seller, the servicer, the trustee or any of their affiliates (except to the extent of the limited guarantee of Clayton in respect of the Class B-2 Certificates). Consequently, if payments on the contracts are insufficient to make all payments required on the certificates, you may incur a loss on your investment.


LIMITED GUARANTEE OF CLAYTON IS AN UNSECURED GENERAL OBLIGATION OF CLAYTON

     The limited guarantee with respect to the Class B-2 Certificates will be an unsecured general obligation of Clayton and will not be supported by any letter of credit or other enhancement arrangement.

      See "Where You Can Find More Information" in the prospectus.


ALTERNATE CREDIT ENHANCEMENT MAY BE EXHAUSTED AND RESULT IN LOSSES

     If Clayton replaces the limited guarantee with an alternate credit enhancement and the alternate credit enhancement is exhausted, Clayton has no obligation to provide additional credit enhancements. Consequently, the Class B-2 Certificates may bear a greater risk relating to losses on the contracts than if the limited guarantee was in place and Clayton was able to make payments in accordance with the limited guarantee.


LACK OF SECONDARY MARKET FOR THE OFFERED CERTIFICATES

     The underwriters named on the cover of this prospectus supplement intend to make a market for the purchase and sale of the Offered Certificates after their initial issuance but have no obligation to do so.

There is currently no secondary market for the Offered Certificates and the Offered Certificates will not be listed on any securities exchange. We cannot give you any assurance that a secondary market will develop or, if it develops, that it will continue. Absent a secondary market for the Offered Certificates, you may not be able to sell your certificates readily and the price you receive may be less than what you would receive for a comparable security with an active trading market. Your ability to resell your certificates may be limited and could adversely affect the market value of your certificates and result in losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     In addition, the certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the certificates, limiting the market for the certificates.


THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contract or mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 has included rescue efforts and may involve military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a obligor who is covered by the Relief Act may not be charged interest on a contract in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the contracts due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each related class of certificates on a pro rata basis.

     The Relief Act also limits the ability of the servicer to foreclose on a manufactured housing contract or mortgage loan during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the contracts. Those delays and increased losses will be borne primarily by the outstanding class or classes of certificates with the lowest level of payment priority.

     It is unknown how many contracts have been or may be affected by the application of the Relief Act.


GEOGRAPHIC CONCENTRATION

     An investment in the certificates evidencing interests in the contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts. The geographic location of the manufactured homes securing the contracts is described in "The Contract Pool" in this prospectus supplement.

     See "The Contract Pool" in this prospectus supplement.


DEPRECIATION IN VALUE OF MANUFACTURED HOMES

     The market value of a manufactured home generally declines faster than the outstanding principal balance of the loan for that home and the market value of the manufactured homes can be or become lower than the principal balances of the related contracts. This can result in losses in the event of default or repossession. If the value of the manufactured homes securing the contracts declines at a rate which is faster than expected, losses on the contracts will increase in the event defaults or repossessions occur under the contracts.

      See "The Contract Pool--The Contracts" in this prospectus supplement.


CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     Limit on Liquidity of Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of those certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only though DTC, Clearstream, Euroclear, participating organizations, indirect participants and some banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of your certificates, may be limited due to lack of a physical certificate.

     Delays in Distributions. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to Cede & Co. for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     Please review "Description of the Certificates--Registration of the Offered Certificates" in this prospectus supplement for more detail.


BASIS RISK WITH RESPECT TO THE ADJUSTABLE RATE CONTRACTS

     With respect to the adjustable rate contracts, interest will accrue based on indices which may differ from the rates payable to the holders of the certificates. Accordingly, the amount of collections with respect to interest on the adjustable rate contracts available to pay interest on the certificates and other amounts due on the certificates during that period may be less than would be the case if the interest rates on the adjustable rate contracts matched the interest rates of the certificates.

     Capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Defined Terms" or in the prospectus under "Glossary of Defined Terms."

                               THE CONTRACT POOL

     The "contracts" will consist of fixed rate and variable rate manufactured housing installment sales contracts, installment loan agreements and mortgage loans. The manufactured housing installment sales contracts and installment loan agreements are secured by security interests in manufactured homes, purchased with the proceeds of the contracts and, with respect to Land-and-Home Contracts, secured by liens on the real estate on which the related manufactured homes are located. The mortgage loans are secured by one-to four-family residential properties. All of the contracts in the trust fund have been purchased or originated by Vanderbilt. The contracts, as of origination, were secured by manufactured homes or mortgaged properties located in 48 states.

     A description of Vanderbilt's general practice with respect to the origination or purchase, on an individual basis, of manufactured housing contracts is set forth under "Underwriting Policies" in the prospectus. Vanderbilt believes the underwriting and servicing standards employed by the originators and servicers of the acquired contracts prior to the sale of such contracts to Vanderbilt are consistent with the general standards utilized in the manufactured housing finance industry but the acquired contracts were not originated using Vanderbilt's underwriting criteria and there can be no assurance that the losses and delinquencies on the acquired contracts will not be higher than those on the contracts originated by Vanderbilt.

     Under the pooling and servicing agreement dated as of October 25, 2002, among Vanderbilt, as seller and servicer, Clayton, as provider of the limited guarantee, and the trustee, the manufactured homes are required to comply with the requirements of federal statutes which generally require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Federal statutes also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes also must include plumbing, heating, air conditioning and electrical systems. Management of Vanderbilt estimates that in excess of 92% of the manufactured homes are used as primary residences by the obligors under the contracts secured by those manufactured homes.

     The pooling and servicing agreement requires the servicer to maintain hazard insurance policies with respect to each manufactured home (other than a manufactured home in repossession) in the amounts and manner described under "Description of the Certificates--Servicing" in the prospectus. Generally, no other insurance will be maintained with respect to the manufactured homes or the contracts.

     On the Closing Date, Vanderbilt will cause to be conveyed to the trustee the contracts and all rights to receive payments on the contracts that have not been received prior to the Cut-off Date, including any payments that were due prior to the Cut-off Date but were not received prior to that date. Payments due on or after the Cut-off Date, that have been received by Vanderbilt prior to the Cut-off Date, will be the property of Vanderbilt and will not be part of the trust fund. The servicer will retain physical possession of the contract documents (other than some of the documents related to the Land-and-Home Contracts and the mortgage loans which will be held by a custodian on behalf of the trustee). See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement.


THE CONTRACTS

     The contract pool will consist of 9,732 contracts having an aggregate outstanding principal balance as of the Cut-off Date of $392,155,179.98 (subject to a permitted variance of plus or minus 5%). Each contract was originated on or after November 30, 1989. As of the Cut-off Date:

     o Approximately 86.32% (by aggregate outstanding principal balance) of the contracts having an aggregate outstanding principal balance of approximately $338,526,901.19 as of the Cut-off Date, are manufactured housing installment sales contracts, installment loan agreements and mortgage loans originated by manufactured housing dealers and purchased by the seller from those dealers or originated by the seller. Some of the dealers are affiliates of Clayton.

     o Approximately 13.68% (by aggregate outstanding principal balance) of the contracts having an aggregate outstanding principal balance as of the Cut-off Date of approximately $53,628,278.79 were originated or acquired by 21st Mortgage Corporation, a Delaware corporation, and subsequently purchased by Vanderbilt.

     o Approximately 27.33% of the contracts having an aggregate outstanding principal balance as of the Cut-off Date of approximately $107,196,995.70 are Land-and-Home Contracts or mortgage loans.

     o Approximately 12.63% of the contracts as of the Cut-off Date are re-financed contracts and an additional 0.09% of the contracts are cash-out refinancings.

As referenced above, cash-out refinancings are loans in which the obligor, in addition to re-financing the existing loan balance secured by the collateral, receives a limited amount of additional cash proceeds dependent upon the obligor's equity in the collateral and other standard underwriting criteria. The additional amount of cash proceeds is added to the re-financed loan balance and secured by the collateral.

     Each contract fully amortizes the principal balance of the contract over the term of the contract. The portion of each scheduled payment for any contract allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest (or 14 days' interest in the case of a bi-weekly contract) on the principal balance of the contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months (whether or not those scheduled payments were timely made) and all prior partial principal prepayments. All of the contracts are actuarial obligations, and thus, each payment allocated to a scheduled monthly or bi-weekly payment of a contract will be applied to interest and to principal in accordance with that precomputed allocation whether scheduled payments are received in advance of or subsequent to the day of the month (or in the case of a bi-weekly contract, each day in the month) on the Due Date. All payments received on the contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on the contracts) will be applied when received to current and any previously unpaid scheduled monthly payments in the order of the Due Dates of those payments and any payments that exceed the amount necessary to bring the contract current are applied to the partial prepayment of principal of the contract.

     In some instances, Vanderbilt finances the purchase of the manufactured home and takes as additional security a mortgage on the real property on which the manufactured home is located or, in some cases, a mortgage on other property pledged on behalf of the obligor. Vanderbilt may also take a mortgage on the real property on which the manufactured home is located in lieu of a down payment in the form of cash or the value of a trade-in unit, or as additional security. Approximately 12.74% of the contracts by outstanding principal balance as of the Cut-off Date are secured by a mortgage on the real property on which the manufactured home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Some Legal Aspects of the Contracts" in the prospectus.

     As of the Cut-off Date:

     o The aggregate outstanding principal balance of the contracts will equal $392,155,179.98 (subject to a permitted variance of plus or minus 5%).

     o 99.83% of the contracts, by aggregate outstanding principal balance, have fixed interest rates.

     o 0.17% of the contracts, by aggregate outstanding principal balance, have adjustable interest rates.

     o 69.10% of the contracts by aggregate outstanding principal balance are secured by manufactured homes or mortgaged properties which were new at the time the related contracts were originated.

     o 20.19% of the contracts by aggregate outstanding principal balance are secured by manufactured homes or mortgaged properties which were used at the time the related contracts were originated.

     o 10.71% of the contracts by aggregate outstanding principal balance are secured by manufactured homes or mortgage properties which were previously repossessed and then financed with a new borrower at the time the related contracts were originated.

     o 59.92% of the contracts by aggregate outstanding principal balance are secured by multi-wide manufactured homes or mortgage properties on which multi-wide manufactured homes are situated.

     o 40.08% of the contracts by aggregate outstanding principal balance are secured by single-wide manufactured homes or mortgage properties on which single-wide manufactured homes are situated.

     o  Each contract has an APR of at least 5.500% and not more than 21.000%.

     o The weighted average APR of the contracts is approximately 9.866% per annum.

     o The contracts have remaining maturities of at least 10 months but not more than 360 months and original maturities of at least 12 months but not more than 360 months.

     o The contracts had a weighted average original term to scheduled maturity of approximately 223 months, and a weighted average remaining term to scheduled maturity of approximately 220 months.

     o The average outstanding principal balance of the contracts was $40,295.44.

     o The weighted average loan-to-value ratio at the time of origination of the contracts was approximately 82.52%.

Generally, "value" in the calculation above is equal to the sum of the down payment (which includes the value allocated to any trade-in unit or land pledged as additional security or in lieu of a down payment), the original amount financed on the related contract, which may include sales and other taxes, and, in the case of a Land-and-Home Contract, the value of the land securing the contract as estimated by the dealer.

     Manufactured homes, unlike site-built homes, generally depreciate in value, and it has been Vanderbilt's experience that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract.


CONTRACT REPAYMENT FEATURES

     Each fixed rate contract will bear a fixed APR. Each adjustable rate contract has an adjustable APR, as further described in this prospectus supplement. Most of the contracts provide for level payments over the entire term of the contract. Generally, there are no material differences between the underwriting standards that Vanderbilt applies to level payment loans compared to the Equity Builder Contracts.


Bi-Weekly Contracts

     Approximately 26.07% of the contracts by aggregate outstanding principal balance as of the Cut-off Date have bi-weekly scheduled payments of principal and interest. The remainder of the contracts have monthly scheduled payments of principal and interest. Under a bi-weekly contract the obligor authorizes Vanderbilt to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates that account or the authorization of Vanderbilt to debit that account, then that bi-weekly contract is converted to a contract with scheduled monthly payments.


Equity Builder Contracts

     An equity builder loan is an installment loan agreement requiring interest-only payments during its first year. After the first year, the payment amount steps up annually in order to amortize the loan principal. The amount of that increase is based upon a percentage of the required interest payment during the first year. An obligor under an equity builder loan has the option during the term of the loan to convert the unpaid loan balance to a 20-year total amortization schedule. There are 721 equity builder loans in the contract pool, having an aggregate outstanding principal balance of approximately $34,567,500.50 representing approximately 8.81% of the contract pool by aggregate outstanding principal balance as of the Cut-off Date.

GEOGRAPHIC LOCATION


     The contracts are secured by manufactured homes and/or real estate located in 48 states. Approximately 16.64%, 14.40%, 12.28%, 6.17%, 5.13% and 5.05% of
the contracts by aggregate outstanding principal balance as of the Cut-off Date were secured by manufactured homes or real estate located in Texas, Tennessee, North Carolina, Kentucky, South Carolina and Florida, respectively. No other location represented more than 4.97% of the contracts by aggregate outstanding principal balance as of the Cut-off Date.

                                POOL STATISTICS

     Described below is a description of some additional characteristics of the contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.


        GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF ORIGINATION


                                                                             PERCENTAGE OF
                                                                              CONTRACTS BY
                                 NUMBER OF         AGGREGATE PRINCIPAL        OUTSTANDING
                                 CONTRACTS         BALANCE OUTSTANDING     PRINCIPAL BALANCE
LOCATION                    AS OF CUT-OFF DATE      AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
--------                    ------------------     -------------------     ------------------
Alabama ................             225            $   8,372,671.92               2.14%
Arizona ................             149                6,794,139.38               1.73
Arkansas ...............             234                9,543,715.88               2.43
California .............             343               15,371,664.21               3.92
Colorado ...............             143                5,952,741.76               1.52
Connecticut ............               1                   31,421.48               0.01
Delaware ...............              18                  958,382.50               0.24
Florida ................             468               19,790,312.32               5.05
Georgia ................             185                7,436,540.46               1.90
Idaho ..................              18                  743,629.76               0.19
Illinois ...............              47                1,960,830.05               0.50
Indiana ................             131                5,133,069.95               1.31
Iowa ...................              37                1,285,778.11               0.33
Kansas .................              54                2,094,769.06               0.53
Kentucky ...............             600               24,213,385.66               6.17
Louisiana ..............             340               12,721,004.49               3.24
Maine ..................               3                  154,474.01               0.04
Maryland ...............              17                  610,053.40               0.16
Massachusetts ..........               2                   81,201.25               0.02
Michigan ...............             211                8,954,921.09               2.28
Minnesota ..............              59                2,264,353.31               0.58
Mississippi ............             213                6,934,355.07               1.77
Missouri ...............             207                7,101,295.73               1.81
Montana ................              14                  482,965.14               0.12
Nebraska ...............              14                  509,383.65               0.13
Nevada .................               6                  310,945.62               0.08
New Hampshire ..........               2                   90,532.09               0.02
New Jersey .............               4                  216,330.79               0.06
New Mexico .............              81                2,939,023.44               0.75
New York ...............              38                1,783,695.38               0.45
North Carolina .........           1,101               48,165,509.23              12.28
North Dakota ...........               9                  385,855.10               0.10
Ohio ...................             166                6,285,894.12               1.60
Oklahoma ...............             221                8,332,867.39               2.12
Oregon .................              36                1,407,783.57               0.36
Pennsylvania ...........              84                3,065,126.03               0.78
South Carolina .........             500               20,130,414.29               5.13
South Dakota ...........              20                  734,422.98               0.19
Tennessee ..............           1,402               56,464,334.00              14.40
Texas ..................           1,704               65,258,692.75              16.64
Utah ...................              10                  466,710.00               0.12
Vermont ................               2                  116,022.63               0.03
Virginia ...............             445               19,481,088.99               4.97
Washington .............              31                1,446,811.53               0.37
Washington DC ..........               1                   66,528.83               0.02
West Virginia ..........              82                3,299,051.01               0.84
Wisconsin ..............              14                  433,877.11               0.11
Wyoming ................              40                1,776,603.46               0.45
                                   -----            ----------------             ------
 Total .................           9,732            $ 392,155,179.98             100.00%
                                   =====            ================             ======

                       YEARS OF ORIGINATION OF CONTRACTS

                                                                          PERCENTAGE OF
                                                                           CONTRACTS BY
                              NUMBER OF         AGGREGATE PRINCIPAL        OUTSTANDING
                              CONTRACTS         BALANCE OUTSTANDING     PRINCIPAL BALANCE
YEAR OF ORIGINATION      AS OF CUT-OFF DATE      AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
---------------------   --------------------   ---------------------   -------------------
1989 ................               2            $      12,667.93                *
1990 ................               3                   19,939.95               0.01%
1991 ................              10                  115,907.52               0.03
1992 ................              16                  172,160.27               0.04
1993 ................               9                  125,766.30               0.03
1994 ................               1                    6,606.90                *
1995 ................               1                    7,484.03                *
1996 ................               1                   44,591.46               0.01
1997 ................               5                  187,955.85               0.05
1998 ................              31                1,386,437.23               0.35
1999 ................              36                1,559,341.21               0.40
2000 ................              45                1,302,519.56               0.33
2001 ................             101                3,996,582.86               1.02
2002 ................           9,471              383,217,218.91              97.72
                                -----            ----------------             ------
 Total ..............           9,732            $ 392,155,179.98             100.00%
                                =====            ================             ======

* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the contracts as of the Cut-off Date.


                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                                        PERCENTAGE OF
                                                                                         CONTRACTS BY
                                            NUMBER OF         AGGREGATE PRINCIPAL        OUTSTANDING
                                            CONTRACTS         BALANCE OUTSTANDING     PRINCIPAL BALANCE
ORIGINAL CONTRACT AMOUNT               AS OF CUT-OFF DATE      AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
------------------------              --------------------   ---------------------   -------------------
$      0.01 -- $ 10,000.00.........             142            $   1,080,055.65               0.28%
$ 10,000.01 -- $ 20,000.00.........           1,004               15,238,161.51               3.89
$ 20,000.01 -- $ 30,000.00.........           2,105               52,326,757.02              13.34
$ 30,000.01 -- $ 40,000.00.........           2,383               81,555,042.64              20.80
$ 40,000.01 -- $ 50,000.00.........           1,466               64,517,025.06              16.45
$ 50,000.01 -- $ 60,000.00.........           1,002               54,089,637.65              13.79
$ 60,000.01 -- $ 70,000.00.........             737               47,090,924.46              12.01
$ 70,000.01 -- $ 80,000.00.........             401               29,490,340.31               7.52
$ 80,000.01 -- $ 90,000.00.........             226               18,912,578.77               4.82
$ 90,000.01 -- $100,000.00.........             137               12,830,439.81               3.27
$100,000.01 -- $110,000.00.........              62                6,387,307.86               1.63
$110,000.01 -- $120,000.00.........              37                4,188,472.93               1.07
$120,000.01 -- $130,000.00.........               8                  988,707.86               0.25
$130,000.01 -- $140,000.00.........              12                1,623,613.31               0.41
$140,000.01 -- $150,000.00.........               3                  435,456.65               0.11
$150,000.01 -- $160,000.00.........               1                  153,813.72               0.04
$160,000.01 -- $170,000.00.........               1                  160,992.25               0.04
$170,000.01 -- $180,000.00.........               1                  172,812.61               0.04
$190,000.01 -- $200,000.00.........               1                  199,275.49               0.05
$210,000.01 -- $220,000.00.........               1                  213,750.00               0.05
$230,000.01 -- $240,000.00.........               1                  237,196.06               0.06
$260,000.01 -- $270,000.00.........               1                  262,818.36               0.07
                                              -----            ----------------             ------
 Total ............................           9,732            $ 392,155,179.98             100.00%
                                              =====            ================             ======

                DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS(1)



                                                                                   PERCENT OF
                                                                                  CONTRACTS BY
                                                                                  OUTSTANDING
                                                                                   PRINCIPAL
                                      NUMBER OF          AGGREGATE PRINCIPAL        BALANCE
                                     CONTRACTS AS      BALANCE OUTSTANDING AS        AS OF
ORIGINAL LOAN-TO-VALUE RATIOS      OF CUT-OFF DATE         OF CUT-OFF DATE        CUT-OFF DATE
--------------------------------   -----------------   ------------------------   -------------
  0.01% --  10.00% ............             1            $       68,590.16             0.02%
 10.01% --  20.00% ............             7                    52,721.66             0.01
 20.01% --  30.00% ............            21                   313,250.07             0.08
 30.01% --  40.00% ............            76                 1,684,030.31             0.43
 40.01% --  50.00% ............           138                 4,122,762.18             1.05
 50.01% --  60.00% ............           369                12,943,733.85             3.30
 60.01% --  70.00% ............         1,014                41,883,249.51            10.68
 70.01% --  80.00% ............         1,605                74,494,269.62            19.00
 80.01% --  90.00% ............         2,840               112,718,151.87            28.74
 90.01% -- 100.00% ............         3,657               143,693,712.70            36.64
100.01% -- 110.00% ............             4                   180,708.05             0.05
                                        -----            -----------------           ------
 Total ........................         9,732            $  392,155,179.98           100.00%
                                        =====            =================           ======

- ----------
(1) The definition of "value" is described in the text above these tables. Manufactured homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with contracts with high loan-to-value ratios at origination, that at any time after the origination of a contract, the market value of the manufactured home securing that contract may be lower than the outstanding principal balance of the contract.

                         CUT-OFF DATE CONTRACT RATES(1)


                                                                                              PERCENT OF
                                                                                             CONTRACTS BY
                                                                                             OUTSTANDING
                                                                                              PRINCIPAL
                                                 NUMBER OF          AGGREGATE PRINCIPAL        BALANCE
                                                CONTRACTS AS      BALANCE OUTSTANDING AS        AS OF
CONTRACT RATE                                 OF CUT-OFF DATE         OF CUT-OFF DATE        CUT-OFF DATE
-------------                                -----------------   ------------------------   -------------
 5.001% --  6.000% .......................            84            $   6,256,565.43              1.60%
 6.001% --  7.000% .......................           325               23,647,025.43              6.03
 7.001% --  8.000% .......................           432               27,399,176.49              6.99
 8.001% --  9.00% ........................         1,666               84,197,543.39             21.47
 9.001% -- 10.000% .......................         1,966               83,068,918.38             21.18
10.001% -- 11.000% .......................         2,748               95,271,204.15             24.29
11.001% -- 12.000% .......................         1,183               38,253,088.05              9.75
12.001% -- 13.000% .......................           756               21,614,038.04              5.51
13.001% -- 14.000% .......................           411                9,428,697.02              2.40
14.001% -- 15.000% .......................           130                2,633,441.07              0.67
15.001% -- 16.000% .......................            21                  296,234.46              0.08
16.001% -- 17.000% .......................             6                   53,704.77              0.01
17.001% -- 18.000% .......................             2                   21,930.04              0.01
18.001% -- 19.000% .......................             1                    7,700.75               *
20.001% greater than or equal to .........             1                    5,912.51               *
                                                   -----            ----------------            -------
 Total ...................................         9,732            $ 392,155,179.98            100.00%
                                                   =====            ================            ======

- ----------
(1) This table reflects the Contract Rates for both the fixed rate contracts and the adjustable rate contracts as of the Cut-off Date. It does not reflect any subsequent changes in the Contract Rates of the adjustable rate contracts.

* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the contracts as of the Cut-off Date.



                         REMAINING MONTHS TO MATURITY


                                                                                  PERCENT OF
                                                                                 CONTRACTS BY
                                                                                 OUTSTANDING
                                                                                  PRINCIPAL
                                     NUMBER OF          AGGREGATE PRINCIPAL        BALANCE
                                    CONTRACTS AS      BALANCE OUTSTANDING AS        AS OF
REMAINING MONTHS TO MATURITY      OF CUT-OFF DATE         OF CUT-OFF DATE        CUT-OFF DATE
------------------------------   -----------------   ------------------------   -------------
  1 --  60 ...................           230            $    2,410,596.80             0.61%
 61 -- 120 ...................         1,523                34,728,435.74             8.86
121 -- 180 ...................         2,824                90,320,677.94            23.03
181 -- 240 ...................         3,446               155,273,307.31            39.59
241 -- 300 ...................         1,062                65,994,086.64            16.83
301 -- 360 ...................           647                43,428,075.55            11.07
                                       -----            -----------------           ------
 Total .......................         9,732            $  392,155,179.98           100.00%
                                       =====            =================           ======

                     VANDERBILT MORTGAGE AND FINANCE, INC.


GENERAL

     The following information supplements the information under the headings "Vanderbilt Mortgage and Finance, Inc." and "Underwriting Policies" in the prospectus.

     The volume of manufactured housing contracts originated by Vanderbilt for the periods indicated below and some additional information at the end of those periods are as follows:


                        VANDERBILT CONTRACT ORIGINATION


                                                                                                             THREE MONTH
                                                             YEAR ENDED JUNE 30,                            PERIOD ENDED
                                   -----------------------------------------------------------------------  SEPTEMBER 30,
                                        1998           1999           2000          2001          2002          2002
                                   ------------- --------------- ------------- ------------- ------------- --------------
Principal Balance of
 Contracts Originated
 (in thousands) ..................   $ 801,865     $ 1,085,484     $ 982,570     $ 815,058     $ 912,508     $ 211,949
Number of Contracts
 Originated ......................      24,304          30,165        26,161        21,720        23,204         5,085
Average Contract Size(1) .........   $  32,993     $    35,985     $  37,559     $  37,526     $  39,325     $  41,681
Average Interest Rate(1) .........       10.51%          10.40%        10.85%        11.67%        10.10%         9.84%

- ----------
(1)  As of period end.


     The following table shows the size of the portfolio of manufactured housing contracts serviced by Vanderbilt on the dates indicated:


                   VANDERBILT CONTRACT SERVICING PORTFOLIO(1)



                                                           AT JUNE 30,                                AT
                                    ---------------------------------------------------------    SEPTEMBER 30,
                                       1998        1999        2000        2001        2002          2002
                                    ---------   ---------   ---------   ---------   ---------   --------------
Total Number of Contracts
 Being Serviced .................    108,045     119,396     129,814     137,494     152,787       153,611
 Originated by Vanderbilt(2).....     86,245      98,963     108,887     114,317     121,506       122,744
 Acquired from other
   institutions .................     21,800      20,433      20,927      23,177      31,281        30,867

- ----------
(1) Excludes (i) contracts serviced by Vanderbilt on behalf of third parties other than Vanderbilt-sponsored trusts and (ii) contracts serviced for Vanderbilt by 21st Mortgage as sub-servicer.

(2)  Includes contracts purchased from dealers affiliated with Clayton.

                     VANDERBILT DELINQUENCY EXPERIENCE(1)


                                                                     AT JUNE 30,                               AT
                                             -----------------------------------------------------------  SEPTEMBER 30,
                                                 1998        1999        2000        2001        2002         2002
                                             ----------- ----------- ----------- ----------- ----------- --------------
Total Number of Contracts Outstanding.......   108,045     119,396     129,814     137,494     152,787      153,611
 Vanderbilt Originations ...................    86,245      98,963     108,887     114,317     121,506      122,744
 Acquisitions from other institutions ......    21,800      20,433      20,927      23,177      31,281       30,867
Number of Contracts Delinquent(2):
 Total 30 to 59 days past due ..............     2,045       1,274       1,510       1,881       2,250        3,224
   Vanderbilt Originations .................     1,048       1,016         962       1,245       1,403        2,163
   Acquisitions from other institutions.....       997         258         548         636         847        1,061
 Total 60 to 89 days past due ..............       568         453         511         693         833        1,065
   Vanderbilt Originations .................       268         332         339         496         586          737
   Acquisitions from other institutions.....       300         121         172         197         247          328
 Total 90 days or more past due ............     1,486       1,222       1,522       1,994       2,509        2,783
   Vanderbilt Originations .................       547         610         809       1,219       1,315        1,539
   Acquisitions from other institutions.....       939         612         713         775       1,194        1,244
 Total Contracts Delinquent(3) .............     4,099       2,949       3,543       4,568       5,592        7,072
   Vanderbilt Originations .................     1,863       1,958       2,110       2,960       3,304        4,439
   Acquisitions from other institutions.....     2,236         991       1,433       1,608       2,288        2,633
 Total Contracts Delinquent(4) .............     3,603       2,467       2,841       3,561       4,338        5,723
   Vanderbilt Originations .................     1,711       1,825       1,820       2,428       2,785        3,832
   Acquisitions from other institutions.....     1,892         642       1,021       1,133       1,553        1,891
Total Delinquencies as a Percent(5) of
 Contracts Outstanding(3) ..................      3.79%       2.47%       2.73%       3.32%       3.66%        4.60%
 Vanderbilt Originations ...................      2.16%       1.98%       1.94%       2.59%       2.72%        3.62%
 Acquisitions from other institutions ......     10.26%       4.85%       6.85%       6.94%       7.31%        8.53%
Total Delinquencies as a Percent(5) of
 Contracts Outstanding(4) ..................      3.34%       2.07%       2.19%       2.59%       2.84%        3.73%
 Vanderbilt Originations ...................      1.98%       1.84%       1.67%       2.12%       2.29%        3.12%
 Acquisitions from other institutions ......      8.68%       3.14%       4.88%       4.89%       4.96%        6.13%

- ----------
(1) Includes data on contracts originated by Vanderbilt and portfolios acquired by Vanderbilt from other financial institutions. Excludes data on contracts acquired from or serviced by 21st Mortgage and also excludes data on contracts serviced by Vanderbilt on behalf of third parties other than Vanderbilt-sponsored trusts.

(2) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(3)  Including contracts that were repossessed during the prior 30-day period.


(4)  Excluding contracts that were repossessed during the prior 30-day period.


(5)  By number of contracts.

     The following table sets forth the loan loss/repossession experience of Vanderbilt and its affiliates for the manufactured housing contracts serviced by Vanderbilt.


                VANDERBILT LOAN LOSS/REPOSSESSION EXPERIENCE(1)


                                                                                                                    AT OR FOR THE
                                                               (DOLLARS IN THOUSANDS)                                THREE MONTH
                                                          AT OR FOR THE YEAR ENDED JUNE 30,                         PERIOD ENDED
                                   -------------------------------------------------------------------------------  SEPTEMBER 30,
                                         1998            1999            2000            2001            2002           2002
                                   --------------- --------------- --------------- --------------- --------------- --------------
Total Number of Contracts
 Serviced ........................        99,819         119,396         129,814         137,494         152,787        153,611
 Vanderbilt Originations .........        86,245          98,963         108,887         114,317         121,506        122,744
 Other Acquisitions ..............        13,574          20,433          20,927          23,177          31,281         30,867
Aggregate Principal Balance of
 Contracts Serviced(2) ...........   $ 2,340,583     $ 3,204,787     $ 3,713,688     $ 4,120,308     $ 4,813,367    $ 4,868,607
 Vanderbilt Originations .........   $ 2,190,183     $ 2,787,204     $ 3,262,055     $ 3,541,402     $ 3,834,366    $ 3,892,091
 Other Acquisitions ..............   $   150,400     $   417,583     $   451,633     $   578,906     $   979,001    $   976,516
Net Losses from Contract
 Liquidations:
 Total Dollars ...................   $    17,861     $    39,764     $    49,751     $    69,371     $    96,011    $    27,471
 Vanderbilt Originations .........   $    15,099     $    24,671     $    37,552     $    56,266     $    76,353    $    19,964
 Other Acquisitions ..............   $     2,762     $    15,093     $    12,199     $    13,105     $    19,658    $     7,507
Percentage of Average Principal
 Balance(3) ......................          0.84%           1.37%           1.44%           1.77%           2.15%          2.27%
 Vanderbilt Originations .........          0.77%           0.99%           1.24%           1.65%           2.07%          2.07%
 Other Acquisitions ..............          1.70%           3.68%           2.81%           2.54%           2.52%          3.07%
Total Number of Contracts in
 Repossession ....................         1,682           1,857           2,231           2,652           2,790          3,100
 Vanderbilt Originations .........         1,229           1,374           1,774           2,191           2,061          2,366
 Other Acquisitions ..............           453             483             457             461             729            734

- ----------
(1) Includes data on contracts originated by Vanderbilt and portfolios acquired and serviced by Vanderbilt from other financial institutions (from date of acquisition). Excludes data on contracts acquired from or serviced by 21st Mortgage and also excludes data on contracts serviced by Vanderbilt on behalf of third parties other than Vanderbilt-sponsored trusts.

(2)  As of period end.

(3) As a percentage of the average principal balance of all contracts being serviced during the period. Percentages have been annualized.


     The data in the tables above are presented for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of the assets will be similar to the tables nor can we assure you that the loan loss and delinquency experience of the trust fund will be similar to the loan loss and delinquency levels for Vanderbilt's portfolio as shown in the tables above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses that may be incurred as a result of any repossessions of or foreclosures on assets. See "Risk Factors--The contracts may have higher than expected delinquencies, defaults or losses" in the prospectus.


MANAGEMENT'S DISCUSSION AND ANALYSIS

     Vanderbilt's loan loss/repossession experience has shown an increase since 1998, and its delinquency experience also has generally trended upward during that time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. Although Vanderbilt reviews and revises its underwriting standards from time to time, Vanderbilt does not believe that its underwriting standards on the whole have changed materially since 1998 except that there has been an increase in the loan-to-value ratios over the past several years.

     Management believes that its historical loss experience has been favorably affected by Vanderbilt's ability to resell repossessed units through Clayton's dealer network. A replacement servicer may not have similar access and, as a consequence, the loan loss and repossession experience could be adversely affected.


21ST MORTGAGE CORPORATION

     Vanderbilt has been acquiring loans from 21st Mortgage since 1996 and has been including these acquired loans in the loan pools sold to Vanderbilt-sponsored trusts for securitization since that date. 21st Mortgage was founded in 1995 for the origination, acquisition and servicing of manufactured housing contracts. Some of the officers of 21st Mortgage were previously officers of Vanderbilt and the president of Vanderbilt is a member of the board of directors of 21st Mortgage. Clayton is a 50% stockholder of 21st Mortgage. 21st Mortgage will act as subservicer for the 21st Mortgage contracts. The servicer, however, will remain primarily liable for the servicing of the 21st Mortgage contracts. The underwriting standards employed by 21st Mortgage are similar to the standards used by Vanderbilt.

     While the 21st Mortgage contracts were originated using underwriting guidelines similar to those of Vanderbilt, there can be no assurance that the losses and delinquencies on the 21st Mortgage contracts will not be higher than those on the other contracts.

     Contracts sub-serviced for Vanderbilt by 21st Mortgage are tracked separately from contracts directly serviced by Vanderbilt, and are not included in the tables for Vanderbilt above. The tables below reflect 21st Mortgage's servicing portfolio in Vanderbilt--sponsored trusts for which Vanderbilt is the servicer and 21st Mortgage is the sub-servicer.

                     21ST MORTGAGE DELINQUENCY EXPERIENCE


                                                 AS OF MAY 31,                   AS OF JUNE 30,                   AS OF
                                            -----------------------   ------------------------------------    SEPTEMBER 30,
                                               1998         1999         2000         2001         2002           2002
                                            ----------   ----------   ----------   ----------   ----------   --------------
Number of Contracts .....................      6,494        9,827       10,842       11,471       22,149         25,043
Number of Contracts Delinquent(1):
 Total 30 to 59 days past due ...........         66           93          152          212          508            595
 Total 60 to 89 days past due ...........         19           55           63          100          142            193
 Total 90 days or more past due .........         52          176          205          302          128            306
Total Contracts Delinquent(2) ...........        137          324          420          614          778          1,094
Total Contracts Delinquent(3) ...........         97          205          231          348          650            884
Total Delinquencies as a Percent (4) of
 Contracts (2) ..........................       2.11%        3.30%        3.87%        5.35%        3.51%          4.37%
Total Delinquencies as a Percent (4) of
 Contracts (3) ..........................       1.49%        2.09%        2.13%        3.03%        2.93%          3.53%

- ----------
(1) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(2)  Including contracts that were repossessed during the prior 30-day period.


(3)  Excluding contracts that were repossessed during the prior 30-day period.


(4)  By number of contracts.



               21ST MORTGAGE LOAN LOSS/REPOSSESSION EXPERIENCE




                                                    AS OF MAY 31,
                                         -----------------------------------
                                                1998              1999
                                         ----------------- -----------------
Number of Contracts ....................       6,494              9,827
Aggregate Principal Balance(1) ......... $240,531,461      $385,941,633
Net Losses from Contract
 Liquidations .......................... $   956,563       $  2,467,310
Percentage of Average(2) ...............        0.58%              0.79%



                                                            AS OF JUNE 30,                           AS OF
                                         -----------------------------------------------------   SEPTEMBER 30,
                                                2000              2001              2002              2002
                                         ----------------- ----------------- ----------------- -----------------
Number of Contracts ....................       10,842            11,471            22,149            25,043
Aggregate Principal Balance(1) ......... $426,181,133      $443,348,987      $863,093,326      $969,460,876
Net Losses from Contract
 Liquidations .......................... $  4,260,611       $ 6,587,271       $ 8,779,034       $ 4,098,424
Percentage of Average(2) ...............         0.97%             1.52%             1.34%             1.79%

- ----------
(1)  As of period end.

(2) As a percentage of the average principal balance of all contracts being serviced during the period. Percentages have been annualized. The data in the tables above are presented for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of the assets will be similar to the tables nor can we assure you that the loan loss and delinquency experience of the trust fund will be similar to the loan loss and delinquency levels for Vanderbilt's portfolio as shown in the tables above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses that may be incurred as a result of any repossessions of or foreclosures on assets. See "Risk Factors--The contracts may have higher than expected delinquencies, defaults or losses" in the prospectus.

                 RATIO OF EARNINGS TO FIXED CHARGES FOR CLAYTON


     Described below are Clayton's ratios of earnings to fixed charges for the past five years ended June 30, 2002 and the three-month period ended September 30, 2002. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.




                                                                                                                     FOR THE
                                                                                                                   THREE MONTH
                                                                   FOR YEAR ENDED JUNE 30,                        PERIOD ENDED
                                                --------------------------------------------------------------    SEPTEMBER 30,
                                                   1998         1999         2000         2001         2002           2002
                                                ----------   ----------   ----------   ----------   ----------   --------------
Ratio of Earnings to Fixed Charges* .........      41.23        12.48        28.65        22.89        19.26          17.29

- ----------
* For additional financial information we refer you to Clayton's annual 10-K report for fiscal years ended June 30, 2000, June 30, 2001 and June 30, 2002 and the quarterly 10-Q report for the quarter ended September 30, 2002, which have been filed with the SEC.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The contracts have maturities at origination ranging from 12 to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts (including prepayments due to liquidations of defaulted contracts) will affect the average life of the certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Offered Certificates will relate to the rate of payment of principal of the contracts, including, for this purpose, prepayments, liquidations due to defaults, casualties and condemnations. Based on Vanderbilt's experience with the portfolio of conventional manufactured housing contracts that it services, Vanderbilt anticipates that a number of contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of contracts on account of breaches of representations and warranties as described in the prospectus under "Description of the Certificates--Conveyance of Contracts" will have the effect of prepayment of those contracts and therefore will affect the life of the certificates. Most of the contracts contain provisions that prohibit the owner from selling the manufactured home without the prior consent of the holder of the related contract. Those provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Some Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of `Due-on-Sale' Clauses" in the prospectus. The initial servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the initial servicer's then current underwriting standards and enters into an assumption agreement. See "--Weighted Average Life of the Offered Certificates" below and "Maturity and Prepayment Considerations" in the prospectus.

     Each monthly accrual of interest on a contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for that contract in the preceding month. The remittance rate with respect to each certificate will be calculated similarly.

     The rate of prepayment on fixed rate obligations (such as the fixed rate contracts) is affected by prevailing market rates for contracts of a comparable term and risk level. When the market interest rate is below the contract APR, obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell or refinance their contracts in order to realize their equity in the manufactured house, to meet cash flow needs or to make other investments. However, no assurance can be given as to the level of prepayments that the fixed rate contracts will experience.

     As is the case with conventional fixed rate obligations, adjustable rate obligations (such as the adjustable rate contracts) may also be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their adjustable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the adjustable rate contracts will experience.

     The allocation of distributions to the certificateholders in accordance with the pooling and servicing agreement will have the effect of accelerating the amortization of the Senior Certificates in the sequence indicated under "Description of the Certificates--Distributions" from the amortization that would be applicable if distributions in respect of the applicable Formula Principal Distribution Amount were made pro rata according to the respective principal balances of each class of certificates. As described under "Description of the Certificates--Senior/Subordinate Structure" in this prospectus supplement, to the extent that, on any remittance date, the Available Distribution Amount is not sufficient to permit a full distribution of the applicable Formula Principal Distribution Amount or the portion due to the class of certificates entitled to it, the effect will be to delay the amortization of that class of certificates. If a purchaser of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on those Offered Certificates that is faster than the rate actually realized, that purchaser's actual yield to maturity will be lower than the yield so calculated by that purchaser.

     The effective yield to each holder of an Offered Certificate (other than Class A-1V) will be below that otherwise produced by the applicable remittance rate and the purchase price of that holder's certificate because, while interest will accrue in respect of each calendar month, the distribution of that interest to the holders will be made on the 7th day (or, if that day is not a business day, the next succeeding business day) of the month following the Due Period in which it accrues.

     The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including prepayments) of the contracts. The rate of principal distributions on the Offered Certificates will be affected by the amortization schedules of the contracts and the rate of principal payments on the contracts (including prepayments due to liquidations upon default). In general, the contracts may be prepaid by the obligors at any time without payment of any prepayment fee or penalty.

     The rate of principal payments on the Class M-1 Certificates and the Class B Certificates, the aggregate amount of distributions on the Class M-1 Certificates and the Class B Certificates and the yield to maturity of the Class M-1 Certificates and the Class B Certificates will be affected by the rate of obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class M-1 Certificates or Class B Certificates calculates its anticipated yield based on an assumed rate of payment of principal on the Class M-1 Certificates or the Class B Certificates that is faster than the rate actually realized, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of losses on liquidated contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with the investor's expectations. If the protection afforded to the Class M-1 Certificate holders by the subordination of the Class B Certificates is exhausted, the Class M-1 Certificate holders will bear all losses and delinquencies on the contracts and will incur a loss on their investment. If the protection afforded to the Class B-1 Certificate holders by the subordination of the Class B-2 Certificates is exhausted, the Class B-1 Certificate holders will bear all losses and delinquencies on the contracts and will incur a loss on their investment. If the protection afforded to the Class B-2 Certificate holders by the limited guarantee is unavailable or the alternate credit enhancement is exhausted, the Class B-2 Certificate holders will bear all losses and delinquencies on the contracts and will incur a loss on their investment.

     There can be no assurance that the delinquency or repossession experience described in this prospectus supplement under "Vanderbilt Mortgage and Finance, Inc." will be representative of the results that may be experienced with respect to the contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the contracts.

     As described in this prospectus supplement under "Description of the Certificates--Senior/Subordinate Structure" and "--Losses on Liquidated Contracts" on any remittance date on or after the remittance date, if any, on which the Class A Certificate principal balance is greater than the Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the class of Senior Certificate holders then entitled to that amount, the Class A-5 Certificate holders will absorb:

     o all losses on each liquidated contract in the amount by which its liquidation proceeds (net of some liquidation expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average remittance rate plus the percentage rate used to calculate the Monthly Servicing Fee;

     o  other shortfalls in the Available Distribution Amount; and

     o will incur a loss on their investments. See "Description of the Certificates--Distributions" in this prospectus supplement.

     On any remittance date on or after the remittance date, if any, on which the principal balance of the Senior Certificates is greater than the Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amounts to the Senior Certificate holders, the Senior Certificate holders will absorb:

     o all losses on each liquidated contract in the amount by which its liquidation proceeds (net of liquidation expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average remittance rate plus the percentage rate used to calculate the Monthly Servicing Fee;

     o  other shortfalls in the Available Distribution Amount; and

     o a loss on their investments. See "Description of the Certificates--Distributions" in this prospectus supplement.

     Vanderbilt (if it is no longer the servicer) and the servicer each have the option to repurchase the contracts then outstanding and any other property constituting the trust fund if on any remittance date the aggregate scheduled principal balances of the contracts at the end of the related due period are less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination" in this prospectus supplement. The exercise of that option would effect the early retirement of the then outstanding certificates.

     In the event that there were a sufficiently large number of delinquencies on the contracts in any Due Period that were not covered by Monthly Advances as described in this prospectus supplement, the amounts paid to certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Offered Certificates with respect to that Due Period. In that event, even if delinquent payments on the contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the contracts would be reduced, and under some circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Offered Certificates plus accrued interest thereon at the related remittance rate, thus also reducing the effective yield on the Offered Certificates.

     While partial prepayments of the principal of the contracts are applied on Due Dates, obligors are not required to pay interest on the contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for those contracts in any Due Period will reduce the amount of interest received from obligors during that Due Period to less than one month's interest. On the other hand, when a contract (other than a bi-weekly contract) is prepaid in full during any period, but after the Due Date for that Contract in that Due Period, the effect will be to increase the amount of interest received from the related obligor during that Due Period to more than one month's interest. If a sufficient number of contracts are prepaid in full in a given Due Period in advance of their respective Due Dates, interest payable on all of the contracts during that Due Period may be less than the interest payable on the related classes of certificates with respect to that Due Period. In addition, because the principal balance of the bi-weekly contracts are reduced on a bi-weekly basis, the amount of interest due from obligors on those contracts is less than that which would have accrued if those contracts were amortized on a monthly basis. As a result, the trust fund may not receive sufficient monies to pay the interest on those certificates in the amounts described in this prospectus supplement under "Description of the Certificates--Distributions" and to make a full distribution to the related certificateholders of the Formula Principal Distribution Amounts allocable to them. Although no assurance can be given in this matter, Vanderbilt does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the bi-weekly contracts in any Due Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for a remittance date below the amount required to be distributed to the certificateholders on that remittance date in the absence of prepayment interest shortfalls.

     Each scheduled payment on a bi-weekly contract in any Due Period will contain only two weeks of interest rather than one month's interest. In addition, the second, and in some Due Periods the third scheduled payment in each Due Period will be calculated on a principal balance that is lower than the principal balance at the beginning of that Due Period. These characteristics may result in the interest due on a bi-weekly contract in a particular Due Period being less than thirty days' interest on the principal balance thereof at the beginning of the Due Period.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average lives of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average lives of the Offered Certificates will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of contracts). Prepayments on contracts may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. 100% of the prepayment model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of those contracts in the first month of the life of the contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the contracts, 100% of the prepayment model assumes a constant prepayment rate of 6.0% per annum.

     As used in the following tables "0% of the prepayment model" assumes no prepayments on the contracts; "175% of the prepayment model" assumes the contracts will prepay at rates equal to 175% of the prepayment model assumed prepayment rates; "200% of the prepayment model" assumes the contracts will prepay at rates equal to 200% of the prepayment model assumed prepayment rates; "225% of the prepayment model" assumes the contracts will prepay at rates equal to 225% of the prepayment model assumed prepayment rates; "250% of the prepayment model" assumes the contracts will prepay at rates equal to 250% of the prepayment model assumed prepayment rates; and "275% of the prepayment model" assumes the contracts will prepay at rates equal to 275% of the prepayment model assumed prepayment rates.

     There is no assurance, however, that prepayments of the contracts will conform to any level of the prepayment model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise above the interest on those mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, the outstanding principal balances are, in general, much smaller than mortgage loan balances and the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate on those contracts is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.


ASSUMPTIONS

     The tables described below assume that there are no delinquencies on the contracts and that there will be a sufficient Available Distribution Amount to distribute interest on the certificates and the Formula Principal Distribution Amount to the certificateholders then entitled to the interest.

     The percentages and weighted average lives in the following tables were determined assuming that:

     o scheduled interest and principal payments on the contracts are received in a timely manner and prepayments on the contracts are made at the indicated percentages of the prepayment model;

     o the servicer or seller exercises its right of optional termination described herein on the first permissible date;

     o the contracts will, as of the Cut-off Date, be grouped into 7 pools having the characteristics described below under "Assumed Contract Characteristics";

     o  LIBOR remains constant at 1.38% per annum;

     o  Five-Year CMT remains constant at 2.83% per annum;

     o  none of the contracts provides for bi-weekly payments;

     o  none of the contracts are equity builder loans;

     o the original class principal balance and the remittance rate of each class of certificates is as described under "Summary Information";

     o no interest shortfalls will arise in connection with prepayment in full of the contracts;

     o  there will be no losses on the contracts;

     o  the Contract Pool Performance Tests are satisfied;

     o  the certificates are purchased on December 3, 2002;

     o the certificates pay on the 7th day of each month, regardless of whether the 7th is a Business Day, commencing in December 2002;

     o Vanderbilt is the servicer for the entire transaction (subordinated servicing fee) and the servicing fee is 1.25% per annum; and

     o  no Deficiency Event occurs.

     No representation is made that the contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.


                       ASSUMED CONTRACT CHARACTERISTICS


LEVEL PAY CONTRACTS

                                                   REMAINING     ORIGINAL
                    CURRENT                         TERM TO      TERM TO
                   PRINCIPAL          CURRENT       MATURITY     MATURITY
    POOL            BALANCE             APR         (MONTHS)     (MONTHS)
- -----------   ------------------   ------------   -----------   ---------
1 .........   $   2,372,016.17        11.780%          50           68
2 .........   $  34,703,642.22        11.086%         104          107
3 .........   $  90,249,801.50        10.752%         165          167
4 .........   $ 154,983,171.33         9.890%         222          224
5 .........   $  65,884,494.16         8.684%         276          279
6 .........   $  43,289,347.37         8.671%         350          353


ADJUSTABLE RATE CONTRACTS


                                                REMAINING     ORIGINAL
                   CURRENT                       TERMS TO     TERM TO
                  PRINCIPAL        CURRENT       MATURITY     MATURITY
    POOL           BALANCE           APR         (MONTHS)     (MONTHS)
- -----------   ----------------   -----------   -----------   ---------
1 .........   $ 672,707.23       8.131%           220           266


                                                                    FIRST
                          LIFETIME    LIFETIME    PERIODIC        ADJUSTMENT           ADJUSTMENT
               GROSS        RATE        RATE        RATE             DATE              FREQUENCY
    POOL       MARGIN        CAP        FLOOR        CAP           (MONTHS)             (MONTHS)          INDEX
----------- ----------- ------------ ---------- ------------ -------------------- -------------------- -----------
                                                              INTEREST   PAYMENT   INTEREST   PAYMENT
                                                             ---------- --------- ---------- ---------
1 ......... 3.077%      99.000%      3.059%     99.000%          8         9         12         12     5 Year CMT

     Since the following tables were prepared on the basis of the assumptions in the preceding paragraphs, there may be discrepancies between the characteristics of the actual contracts and the characteristics of the contracts assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the original principal balances of the Offered Certificates, set forth in the tables. In addition, since the actual contracts and the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on each class of certificates may be made earlier or later than as indicated in the tables.

     It is not likely the contracts will prepay at any constant percentage of the prepayment model to maturity or that all contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the contracts (which include recently originated contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the prepayment model specified even if the weighted average remaining term to maturity of the contracts is the same as the weighted average remaining term to maturity of the assumed contract characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

     Based on the assumptions discussed above, the following tables indicate the resulting weighted average lives of the certificates and set forth the percentage of the original class principal balance of each certificate that would be outstanding after each of the remittance dates shown at the indicated percentages of the prepayment model. In each of the tables the weighted average life of a class of certificates is determined by multiplying the amounts of each principal distribution by the number of years from the initial date of issuance of that class of certificates to the related remittance date, summing the results, and dividing that sum by the principal balance of that class of certificates at issuance.

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS A-1F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                    PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ---------------------------------------------------------------------
REMITTANCE DATE                        0%         175%        200%        225%        250%        275%
---------------                    ---------   ---------   ---------   ---------   ---------   ---------
Initial ........................       100         100         100         100         100         100
November 7, 2003 ...............        90          61          56          52          48          44
November 7, 2004 ...............        79          17           9           1           0           0
November 7, 2005 ...............        66           0           0           0           0           0
November 7, 2006 ...............        52           0           0           0           0           0
November 7, 2007 ...............        37           0           0           0           0           0
November 7, 2008 ...............        21           0           0           0           0           0
November 7, 2009 ...............         3           0           0           0           0           0
November 7, 2010 ...............         0           0           0           0           0           0
 Weighted Average Life .........      3.95        1.20        1.09        1.00        0.92        0.85

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS A-1V CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                    PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ---------------------------------------------------------------------
REMITTANCE DATE                        0%         175%        200%        225%        250%        275%
---------------                    ---------   ---------   ---------   ---------   ---------   ---------
Initial ........................       100         100         100         100         100         100
November 7, 2003 ...............        90          61          56          52          48          44
November 7, 2004 ...............        79          17           9           1           0           0
November 7, 2005 ...............        66           0           0           0           0           0
November 7, 2006 ...............        52           0           0           0           0           0
November 7, 2007 ...............        37           0           0           0           0           0
November 7, 2008 ...............        21           0           0           0           0           0
November 7, 2009 ...............         3           0           0           0           0           0
November 7, 2010 ...............         0           0           0           0           0           0
 Weighted Average Life .........      3.95        1.20        1.09        1.00        0.92        0.85

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                    PREPAYMENT (% OF PREPAYMENT MODEL)
                                   --------------------------------------------------------------------
REMITTANCE DATE                        0%        175%        200%        225%        250%        275%
---------------                    ---------   --------   ---------   ---------   ---------   ---------
Initial ........................       100        100         100         100         100         100
November 7, 2003 ...............       100        100         100         100         100         100
November 7, 2004 ...............       100        100         100         100          92          83
November 7, 2005 ...............       100         74          62          50          38          27
November 7, 2006 ...............       100         35          20           7           0           0
November 7, 2007 ...............       100          *           0           0           0           0
November 7, 2008 ...............       100          0           0           0           0           0
November 7, 2009 ...............       100          0           0           0           0           0
November 7, 2010 ...............        82          0           0           0           0           0
November 7, 2011 ...............        60          0           0           0           0           0
November 7, 2012 ...............        41          0           0           0           0           0
November 7, 2013 ...............        22          0           0           0           0           0
November 7, 2014 ...............         4          0           0           0           0           0
November 7, 2015 ...............         0          0           0           0           0           0
 Weighted Average Life .........      9.55       3.61        3.28        3.00        2.77        2.57

- ----------
* Indicates an amount greater than zero but less than 0.5% of the Initial Principal Balance of such Class.

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                     PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ----------------------------------------------------------------------
REMITTANCE DATE                        0%          175%        200%        225%        250%        275%
---------------                    ----------   ---------   ---------   ---------   ---------   ---------
Initial ........................        100         100         100         100         100         100
November 7, 2003 ...............        100         100         100         100         100         100
November 7, 2004 ...............        100         100         100         100         100         100
November 7, 2005 ...............        100         100         100         100         100         100
November 7, 2006 ...............        100         100         100         100          88          65
November 7, 2007 ...............        100         100          72          45          20           0
November 7, 2008 ...............        100          60          33           7           0           0
November 7, 2009 ...............        100          25           0           0           0           0
November 7, 2010 ...............        100           0           0           0           0           0
November 7, 2011 ...............        100           0           0           0           0           0
November 7, 2012 ...............        100           0           0           0           0           0
November 7, 2013 ...............        100           0           0           0           0           0
November 7, 2014 ...............        100           0           0           0           0           0
November 7, 2015 ...............         73           0           0           0           0           0
November 7, 2016 ...............         38           0           0           0           0           0
November 7, 2017 ...............         15           0           0           0           0           0
November 7, 2018 ...............          0           0           0           0           0           0
 Weighted Average Life .........      13.72        6.28        5.58        5.00        4.54        4.19

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                     PREPAYMENT (% OF PREPAYMENT MODEL)
                                   -----------------------------------------------------------------------
REMITTANCE DATE                        0%          175%         200%        225%        250%        275%
---------------                    ----------   ----------   ---------   ---------   ---------   ---------
Initial ........................        100          100         100         100         100         100
November 7, 2003 ...............        100          100         100         100         100         100
November 7, 2004 ...............        100          100         100         100         100         100
November 7, 2005 ...............        100          100         100         100         100         100
November 7, 2006 ...............        100          100         100         100         100         100
November 7, 2007 ...............        100          100         100         100         100          97
November 7, 2008 ...............        100          100         100         100          87          70
November 7, 2009 ...............        100          100          99          80          64          48
November 7, 2010 ...............        100           95          75          58          44          31
November 7, 2011 ...............        100           73          55          40          27          16
November 7, 2012 ...............        100           55          39          26          15           5
November 7, 2013 ...............        100           39          25          14           0           0
November 7, 2014 ...............        100           25          13           0           0           0
November 7, 2015 ...............        100           12           0           0           0           0
November 7, 2016 ...............        100            0           0           0           0           0
November 7, 2017 ...............        100            0           0           0           0           0
November 7, 2018 ...............         91            0           0           0           0           0
November 7, 2019 ...............         68            0           0           0           0           0
November 7, 2020 ...............         42            0           0           0           0           0
November 7, 2021 ...............         25            0           0           0           0           0
November 7, 2022 ...............         18            0           0           0           0           0
November 7, 2023 ...............          0            0           0           0           0           0
 Weighted Average Life .........      17.91        10.42        9.51        8.66        7.87        7.13

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                       PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ---------------------------------------------------------------------------
REMITTANCE DATE                        0%          175%         200%         225%         250%         275%
---------------                    ----------   ----------   ----------   ----------   ----------   ----------
Initial ........................        100          100          100          100          100          100
November 7, 2003 ...............        100          100          100          100          100          100
November 7, 2004 ...............        100          100          100          100          100          100
November 7, 2005 ...............        100          100          100          100          100          100
November 7, 2006 ...............        100          100          100          100          100          100
November 7, 2007 ...............        100          100          100          100          100          100
November 7, 2008 ...............        100          100          100          100          100          100
November 7, 2009 ...............        100          100          100          100          100          100
November 7, 2010 ...............        100          100          100          100          100          100
November 7, 2011 ...............        100          100          100          100          100          100
November 7, 2012 ...............        100          100          100          100          100          100
November 7, 2013 ...............        100          100          100          100            0            0
November 7, 2014 ...............        100          100          100            0            0            0
November 7, 2015 ...............        100          100            0            0            0            0
November 7, 2016 ...............        100            0            0            0            0            0
November 7, 2017 ...............        100            0            0            0            0            0
November 7, 2018 ...............        100            0            0            0            0            0
November 7, 2019 ...............        100            0            0            0            0            0
November 7, 2020 ...............        100            0            0            0            0            0
November 7, 2021 ...............        100            0            0            0            0            0
November 7, 2022 ...............        100            0            0            0            0            0
November 7, 2023 ...............          0            0            0            0            0            0
 Weighted Average Life .........      20.51        13.09        12.34        11.51        10.84        10.09

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS M-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                     PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ----------------------------------------------------------------------
REMITTANCE DATE                        0%          175%        200%        225%        250%        275%
---------------                    ----------   ---------   ---------   ---------   ---------   ---------
Initial ........................        100         100         100         100         100         100
November 7, 2003 ...............        100         100         100         100         100         100
November 7, 2004 ...............        100         100         100         100         100         100
November 7, 2005 ...............        100         100         100         100         100         100
November 7, 2006 ...............        100         100         100         100         100         100
November 7, 2007 ...............        100         100         100         100         100         100
November 7, 2008 ...............        100          85          84          82          81          79
November 7, 2009 ...............        100          72          69          67          65          62
November 7, 2010 ...............        100          60          57          54          51          48
November 7, 2011 ...............        100          49          46          43          40          37
November 7, 2012 ...............        100          41          38          34          32          29
November 7, 2013 ...............         95          33          30          27           0           0
November 7, 2014 ...............         85          27          24           0           0           0
November 7, 2015 ...............         74          21           0           0           0           0
November 7, 2016 ...............         64           0           0           0           0           0
November 7, 2017 ...............         56           0           0           0           0           0
November 7, 2018 ...............         48           0           0           0           0           0
November 7, 2019 ...............         39           0           0           0           0           0
November 7, 2020 ...............         29           0           0           0           0           0
November 7, 2021 ...............         22           0           0           0           0           0
November 7, 2022 ...............         19           0           0           0           0           0
November 7, 2023 ...............          0           0           0           0           0           0
 Weighted Average Life .........      15.79        9.25        8.89        8.53        8.23        7.91

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS B-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                    PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ---------------------------------------------------------------------
REMITTANCE DATE                        0%         175%        200%        225%        250%        275%
---------------                    ---------   ---------   ---------   ---------   ---------   ---------
Initial ........................       100         100         100         100         100         100
November 7, 2003 ...............       100         100         100         100         100         100
November 7, 2004 ...............       100         100         100         100         100         100
November 7, 2005 ...............       100         100         100         100         100         100
November 7, 2006 ...............       100         100         100         100         100         100
November 7, 2007 ...............       100         100         100         100         100         100
November 7, 2008 ...............       100          59          55          51          47          43
November 7, 2009 ...............       100          22          16           9           3           0
November 7, 2010 ...............       100           0           0           0           0           0
November 7, 2011 ...............       100           0           0           0           0           0
November 7, 2012 ...............       100           0           0           0           0           0
November 7, 2013 ...............        87           0           0           0           0           0
November 7, 2014 ...............        60           0           0           0           0           0
November 7, 2015 ...............        30           0           0           0           0           0
November 7, 2016 ...............         *           0           0           0           0           0
November 7, 2017 ...............         0           0           0           0           0           0
 Weighted Average Life .........     12.27        6.23        6.12        6.03        5.94        5.87

- ----------
* Indicates an amount greater than zero but less than 0.5% of the Initial Principal Balance of such Class.

       PERCENT OF THE ORIGINAL CLASS PRINCIPAL BALANCE OF THE CLASS B-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL




                                                      PREPAYMENT (% OF PREPAYMENT MODEL)
                                   ------------------------------------------------------------------------
REMITTANCE DATE                        0%          175%         200%         225%        250%        275%
---------------                    ----------   ----------   ----------   ---------   ---------   ---------
Initial ........................        100          100          100         100         100         100
November 7, 2003 ...............        100          100          100         100         100         100
November 7, 2004 ...............        100          100          100         100         100         100
November 7, 2005 ...............        100          100          100         100         100         100
November 7, 2006 ...............        100          100          100         100         100         100
November 7, 2007 ...............        100          100          100         100         100         100
November 7, 2008 ...............        100          100          100         100         100         100
November 7, 2009 ...............        100          100          100         100         100          98
November 7, 2010 ...............        100           94           89          85          80          76
November 7, 2011 ...............        100           78           73          68          63          59
November 7, 2012 ...............        100           64           59          54          50          46
November 7, 2013 ...............        100           53           48          43           0           0
November 7, 2014 ...............        100           42           38           0           0           0
November 7, 2015 ...............        100           33            0           0           0           0
November 7, 2016 ...............        100            0            0           0           0           0
November 7, 2017 ...............         88            0            0           0           0           0
November 7, 2018 ...............         76            0            0           0           0           0
November 7, 2019 ...............         61            0            0           0           0           0
November 7, 2020 ...............         46            0            0           0           0           0
November 7, 2021 ...............         35            0            0           0           0           0
November 7, 2022 ...............         31            0            0           0           0           0
November 7, 2023 ...............          0            0            0           0           0           0
 Weighted Average Life .........      17.84        11.00        10.49        9.98        9.55        9.08

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued in accordance with the pooling and servicing agreement. A copy of a general form of a pooling and servicing agreement has been filed with the SEC. A copy of the execution form of the pooling and servicing agreement (without some exhibits) will be filed with the SEC after the initial issuance of the certificates. The following summaries together with the information in the prospectus under "Description of the Certificates" describe the material provisions of the pooling and servicing agreement. The description of the material provisions of the pooling and servicing agreement does not purport to be complete and is subject to, and are qualified in its entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.


GENERAL

     The trust fund will issue ten classes of certificates. Each class (other than the Class R Certificate) will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1 in excess of $50,000, except for a denomination representing the remainder of a class of certificates. The undivided percentage interest of each class of certificates in the distributions on those certificates will be equal to the percentage obtained from dividing the denomination of that certificate by the original class principal balance of that class of certificates. Physical certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The certificates evidence undivided interests in the contract pool and other property held in the trust fund for the benefit of the certificateholders. The certificates will consist of ten classes of certificates consisting of five classes of Senior Certificates (the Class A-1F Certificates, the Class A-1V Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates), four classes of Subordinated Certificates (the Class A-5 Certificates, the Class M-1 Certificates, the Class B-1 Certificates and the Class B-2 Certificates), and one class of Residual Certificates (the Class R Certificate). The Class A-1F Certificates, Class A-1V Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates will evidence in the aggregate approximate initial 21.04%, 5.10%, 24.08%, 13.26% and 16.52% undivided interests, respectively, in the contract pool. The Class A-5 Certificates, Class M-1 Certificates, Class B-1 Certificates and Class B-2 Certificates will evidence in the aggregate approximate initial 5.25%, 4.50%, 3.75% and 6.50% undivided interests, respectively, in the contract pool.

     The trust fund includes:

     o the contract pool, including all rights to receive payments on the contracts received on or after the Cut-off Date,

     o the amounts held from time to time in the Certificate Account maintained by the trustee in accordance with the pooling and servicing agreement,

     o any property which initially secured a contract and which is acquired in the process of realizing on the contract, and

     o the proceeds of all insurance policies described in this prospectus supplement.

     Vanderbilt will cause the contracts to be assigned to the trustee or a co-trustee. Vanderbilt, as servicer, will service the contracts in accordance with the pooling and servicing agreement. The servicer may perform any of its servicing obligations under the pooling and servicing agreement through one or more subservicers. In spite of any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the servicer alone were servicing the contracts. The contract documents will be held for the benefit of the trustee or a co-trustee by the servicer (other than some documents related to the Land-and-Home Contracts and the mortgage loans which will be held by a custodian on behalf of the trustee).

     Distributions of principal and interest on the certificates will be made on the 7th day of each month, or, if that day is not a Business Day, the next succeeding Business Day beginning in December 2002 to the persons in whose names the certificates are registered at the close of business on the related Record Date. The final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee in New York, New York specified in the final distribution notice to certificateholders.


CONVEYANCE OF THE CONTRACTS

     In addition to the representations and warranties described in the prospectus under "Description of the Certificates--Conveyance of Contracts," Vanderbilt has also made some warranties with respect to the contracts in the aggregate, including that:

     o the aggregate principal amount payable by the obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance;

     o approximately 69.10% of the Cut-off Date Principal Balance is attributable to loans to purchase new manufactured homes or mortgaged properties, approximately 20.19% of the Cut-off Date Principal Balance is attributable to loans to purchase used manufactured homes and approximately 10.71% of the Cut-off Date Principal Balance is attributable to loans to purchase repossessed manufactured homes;

     o    no contract has a remaining maturity of more than 360 months; and

     o the date of origination of each contract is on or after November 30, 1989.


PAYMENTS ON CONTRACTS

     The trustee will establish and maintain the Certificate Account at an Eligible Institution. Funds in the Certificate Account will be invested in one or more of the investments specified in the pooling and servicing agreement, that will mature or be subject to redemption not later than the Business Day preceding the applicable monthly remittance date. The above-mentioned investments include obligations of the United States or of any agency backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated P-1 by Moody's and A-1+ by S&P; money market funds acceptable to the rating agencies; and other obligations acceptable to the rating agencies.

     All payments in respect of principal and interest on the contracts received by the servicer, including principal prepayments and liquidation proceeds (net of liquidation expenses), will be paid into the Certificate Account no later than the second Business Day following receipt of those payments. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the servicer as part of its Servicing Fees. See "Description of the Certificates--Servicing--Servicing Compensation and Payment of Expenses" in the prospectus. In addition, amounts paid by Vanderbilt for contracts repurchased as a result of breach of a representation or warranty under the pooling and servicing agreement and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of breach of a representation or warranty, as described under "Description of the Certificates--Conveyance of Contracts" in the prospectus, will be paid into the Certificate Account. The servicer will deposit the Monthly Advance (described under "--Advances" below), if any, in the Certificate Account on or before each Determination Date.

     On each Determination Date, the servicer will determine the Available Distribution Amount and the amounts to be distributed on the certificates for the following remittance date.

     The trustee or its paying agent will withdraw funds from the Certificate Account (but only to the extent of the Available Distribution Amount) to make payments to certificateholders as specified under "--Distributions" below. From time to time, as provided in the pooling and servicing agreement, the servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the pooling and servicing agreement and described in clauses (b)
(2), (3), (4), (5) and (6) in the definition of Available Distribution Amount in the Glossary of this prospectus supplement.

DISTRIBUTIONS

     Distributions of principal and interest to holders of a class of certificates will be made on each remittance date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on that class of certificates on that remittance date.

     Each distribution with respect to a book-entry certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing the distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All credits and disbursements with respect to book-entry certificates are to be made by DTC and the participants in accordance with DTC's rules.


     Interest Distributions:

     With respect to each remittance date, the Class A-1V Certificates will accrue interest during the period commencing from the remittance date in the prior month (or the Closing Date in the case of the first remittance date) to the day preceding the related remittance date on the basis of the actual number of days elapsed and a 360 day year. With respect to each remittance date, the Class A-1F, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2 Certificates will accrue interest in respect of each calendar month preceding that remittance date. Interest on the Class A-1F, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2 Certificates will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months.

     On each remittance date, holders of each class of certificates will be entitled to receive, to the extent of the Available Distribution Amount,

        (1) interest accrued during the related Interest Period at the then applicable remittance rate on the principal balance of that class immediately prior to the remittance date, plus

        (2) any amounts distributable on that class under clause (1) above or this clause (2) on the previous remittance date but not previously distributed, together with, to the extent legally permissible, interest accrued on any of that amount during the related Interest Period at the then applicable remittance rate.

     If an Interest Deficiency Event occurs on any remittance date with respect to the Class A-5 Certificates, the Class M-1 Certificates or the Class B-1 Certificates, collections received after the end of the related Due Period and prior to that remittance date will be applied, up to a limited amount as described in the pooling and servicing agreement, to remedy the deficiency in order of class seniority.


Remittance Rates of the Certificates:

     The remittance rates on the certificates listed below are subject to a maximum rate equal to the Weighted Average Net Contract Rate for the applicable remittance date.

     The Class A-1F remittance rate shall equal 2.55%.

     The Class A-1V remittance rate shall equal one-month LIBOR plus 0.31%.

     The Class A-2 remittance rate shall equal 4.23%.

     The Class A-3 remittance rate shall equal 5.18%.

     The Class A-4 remittance rate shall equal 6.57%.

     The Class A-5 remittance rate shall equal 7.60%.

     The Class M-1 remittance rate shall equal 7.82%.

     The Class B-1 remittance rate shall equal 8.32%.

     The Class B-2 remittance rate shall equal 7.50%.

     With respect to the Class A-1V Certificates, one-month LIBOR for each interest accrual period will be determined on the second London business day prior to the first day of the related interest accrual period.


Priority of Distributions:

     A. On each remittance date on which the Class M-1 and Class B Principal Distribution Test is not met, the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

       (i) interest accrued during the related Interest Period on the Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 Certificates, at their respective remittance rates on the outstanding Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 principal balances, respectively, together with any previously undistributed shortfalls in interest due on the Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 Certificates, respectively, in respect of prior remittance dates; if the Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 Certificates, the Available Distribution Amount will be distributed on those classes of certificates pro rata on the basis of the interest due on those classes of certificates;

       (ii) the Formula Principal Distribution Amount in the following order of priority:

            (1) to the Class A-1F and Class A-1V Certificates, pro rata, until the Class A-1F and Class A-1V principal balances are reduced to zero;

            (2) to the Class A-2 Certificates until the Class A-2 principal balance is reduced to zero;

            (3) to the Class A-3 Certificates until the Class A-3 principal balance is reduced to zero; and

            (4) to the Class A-4 Certificates until the Class A-4 principal balance is reduced to zero;

       (iii) interest accrued during the related Interest Period on the Class A-5 principal balance to the Class A-5 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class A-5 Certificates in respect of prior remittance dates;

       (iv) the remainder of the Formula Principal Distribution Amount, if any, to the Class A-5 Certificates until the Class A-5 principal balance is reduced to zero;

       (v) interest accrued during the related Interest Period on the Class M-1 principal balance to the Class M-1 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class M-1 Certificates in respect of prior remittance dates;

       (vi) the remainder of the Formula Principal Distribution Amount, if any, to the Class M-1 Certificates until the Class M-1 principal balance is reduced to zero;

       (vii) interest accrued during the related Interest Period on the Class B-1 principal balance to the Class B-1 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class B-1 Certificates in respect of prior remittance dates;

       (viii) the remainder of the Formula Principal Distribution Amount, if any, to the Class B-1 Certificates until the Class B-1 principal balance is reduced to zero;

       (ix) interest accrued during the related Interest Period on the Class B-2 principal balance to the Class B-2 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class B-2 Certificates in respect of prior remittance dates;

       (x) the remainder of the Formula Principal Distribution Amount, if any, to the Class B-2 Certificates until the Class B-2 principal balance is reduced to zero;

       (xi) the amount of any reimbursement to Clayton for Enhancement Payments with respect to the Class B-2 Certificates as provided in the pooling and servicing agreement;

       (xii) so long as Vanderbilt is the servicer, any remaining available funds up to the Monthly Servicing Fee, to the servicer; and

       (xiii) any remaining available funds to the holder of the Class R Certificate, which will initially be a special purpose subsidiary of Vanderbilt.

     B. On each remittance date on which the Class M-1 and Class B Principal Distribution Test is met, the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

       (i) interest accrued during the related Interest Period on the Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 Certificates, at their respective remittance rates on the outstanding Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 principal balances, respectively, together with any previously undistributed shortfalls in interest due on the Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 Certificates, respectively, in respect of prior remittance dates; if the Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4 Certificates, the Available Distribution Amount will be distributed on those classes of certificates pro rata on the basis of the interest due on those classes of certificates;

       (ii) the Class A Percentage of the Formula Principal Distribution Amount in the following order of priority:

           (1) to the Class A-1F and Class A-1V Certificates, pro rata, until the Class A-1F and Class A-1V principal balances are reduced to zero;

           (2) to the Class A-2 Certificates until the Class A-2 principal balance is reduced to zero;

           (3) to the Class A-3 Certificates until the Class A-3 principal balance is reduced to zero; and

           (4) to the Class A-4 Certificates until the Class A-4 principal balance is reduced to zero;

       (iii) interest accrued during the related Interest Period on the Class A-5 principal balance to the Class A-5 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class A-5 Certificates in respect of prior remittance dates;

       (iv) the remainder of the Class A Percentage of the Formula Principal Distribution Amount, if any, to the Class A-5 Certificates until the Class A-5 principal balance is reduced to zero;

       (v) interest accrued during the related Interest Period on the Class M-1 principal balance to the Class M-1 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class M-1 Certificates in respect of prior remittance dates;

       (vi) the Class M-1 Percentage of the Formula Principal Distribution Amount to the Class M-1 Certificates until the Class M-1 principal balance is reduced to zero;

      (vii) interest accrued during the related Interest Period on the Class B-1 principal balance to the Class B-1 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class B-1 Certificates in respect of prior remittance dates;

       (viii) the Class B Percentage of the Formula Principal Distribution Amount to the Class B-1 Certificates until the Class B-1 principal balance is reduced to zero;

       (ix) interest accrued during the related Interest Period on the Class B-2 principal balance to the Class B-2 Certificates at the related remittance rate, together with any previously undistributed shortfalls in interest due on the Class B-2 Certificates in respect of prior remittance dates;

       (x) the remainder of the Formula Principal Distribution Amount to the Class B-2 Certificates until the Class B-2 principal balance is reduced to zero; provided, however, if the principal balances of the Class A Certificates and the Class M-1 Certificates have not been reduced to zero on or before a remittance date, to the extent that allocations in respect of principal to the Class B-2 Certificates would reduce the Class B-2 principal balance below the Class B-2 Floor Amount, then the amount of that excess principal will instead be distributed, pro rata, to (1) the Class A Certificates and (2) the Class M-1 Certificates based on the respective principal balances of those classes of certificates prior to distributions in accordance with clauses B(ii), (iv) and (vi) above with respect to that remittance date. Any allocations of this excess principal to the Class A Certificates will be in the order of priority set forth in clauses B(ii) and (iv) above;

       (xi) the amount of any reimbursement to Clayton for Enhancement Payments with respect to the Class B-2 Certificates as provided in the pooling and servicing agreement;

       (xii) so long as Vanderbilt is the servicer, any remaining available funds up to the Monthly Servicing Fee, to the servicer; and

       (xiii) any remaining available funds to the holder of the Class R Certificate.

     In no event will the aggregate distributions of principal to any class of certificates (including, in the case of the Class B-2 Certificates, any principal amounts included in any Enhancement Payments) exceed the original class principal balance of that class of certificates.

     However, regardless of the priority of the distribution of the Formula Principal Distribution Amount among the Senior Certificates in accordance with clauses A(ii) and B(ii) above, on each remittance date on and after the remittance date, if any, on which the Deficiency Event occurs, the Available Distribution Amount remaining after making the distributions of interest to the Senior Certificates required by clauses A(i) and B(i) above will be applied to distribute the applicable Formula Principal Distribution Amount on each class of Senior Certificates pro rata in accordance with the outstanding Principal Balance of that class.


SENIOR/SUBORDINATE STRUCTURE

     The rights of the holders of the Subordinate Certificates to receive distributions of amounts collected on the contracts will be subordinated, to the extent described in this prospectus supplement, to those rights of the holders of the Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by those holders of principal equal to the applicable original class principal balance of the Senior Certificates.

     The protection afforded to the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Available Distribution Amount on any remittance date is not sufficient to permit the distribution of the entire specified portion of the Formula Principal Distribution Amount to the holders of the Senior Certificates and any Subordinate Certificates of a higher relative priority, the subordination feature will protect the Senior Certificate holders and those Subordinate Certificates of a higher relative priority, by the right of those certificateholders to receive, until, if ever, any of that shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Subordinate Certificates of a lower relative priority.

     The relative priority of the classes of Subordinate Certificates, from highest to lowest, is as follows:

     (1) Class A-5

     (2) Class M-1

     (3) Class B-1

     (4) Class B-2

     However, the Class B-2 Certificates will have the benefit of the limited guarantee from Clayton or any alternate credit enhancement. Neither the limited guarantee nor any alternate credit enhancement will benefit or result in any payments on any other offered certificates.

LOSSES ON LIQUIDATED CONTRACTS

     In general, a liquidated contract is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home and/or any real property securing that contract have been received.

     As described above, the distribution of principal to the holders of the Senior Certificates is intended to include the Scheduled Principal Balance of each contract that became a liquidated contract during the Due Period immediately preceding the month of that distribution. If the liquidation proceeds, net of related liquidation expenses, from that liquidated contract are less than the Scheduled Principal Balance of that liquidated contract, and accrued and unpaid interest of that liquidated contract, then to the extent that deficiency is not covered by any excess interest collections on non-defaulted contracts, the deficiency may, in effect, be absorbed by the Subordinate Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the contracts, up to the aggregate amount of those deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Senior Certificates. If the protection afforded to the holders of a class of Subordinate Certificates by the subordination of one or more classes of more junior Subordinate Certificates is exhausted, the holders of that class of Subordinate Certificates will incur a loss on their investment.

     If the Available Distribution Amount, for any remittance date is not sufficient to cover interest and the entire specified portion of the Formula Principal Distribution Amount distributable to the Senior Certificate holders then the amount of the Pool Scheduled Principal Balance available to the Subordinate Certificates (i.e., the Pool Scheduled Principal Balance less the sum of the Principal Balances of the Senior Certificates) on future remittance dates will be reduced. If, because of liquidation losses, the Pool Scheduled Principal Balance were to decrease proportionately faster than distributions to the certificateholders reduce the Principal Balance of the certificates, the level of protection afforded by the subordination of the Subordinate Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to the certificates) would be reduced. On each remittance date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates equals or becomes greater than the Pool Scheduled Principal Balance and so long as any Subordinate Certificates are outstanding, those Subordinate Certificates will bear all losses on liquidated contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the contracts) and incur a loss on the investment in those Subordinate Certificates. On each remittance date, if any, on or after the date on which the Deficiency Event occurs, the Senior Certificate holders, will receive only their respective percentage interest of liquidation proceeds (net of liquidation expenses) realized in respect of liquidated contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on liquidated contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the contracts) and incur a loss on the investment in the Senior Certificates. See "Description of the Certificates--the Senior/Subordinate Structure" above and "Yield and Prepayment Considerations" in this prospectus supplement.

     But for the subordination of the Class B-2 Certificates, the Class B-1 Certificate holders would absorb (i) all losses on each liquidated contract (to the extent that loss is not covered by excess interest collections) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any remittance date, the sum of the Principal Balances of the Senior Certificates, the Class A-5 Certificates and the Class M-1 Certificates becomes equal to or greater than the Pool Scheduled Principal Balance, then the Class B-1 Certificate holders will bear all losses on liquidated contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the contracts) and incur a loss on their investment in the Class B-1 Certificates.


LIMITED GUARANTEE OF CLAYTON

     In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the contracts borne by the Class B-2 Certificates, Clayton will initially provide a limited guarantee against losses that would otherwise be absorbed by the Class B-2 Certificates. That limited guarantee may be replaced by an alternate credit enhancement. See "--Alternate Credit Enhancement" below.

     Each payment required to be made under the limited guarantee is referred to as an Enhancement Payment. For any remittance date, the Enhancement Payment generally, will be equal to the amount, if any, by which the Class B-2 Formula Distribution Amount (which will include both interest and principal) for that remittance date, exceeds the amount of the Available Distribution Amount (exclusive of the Enhancement Payment), if any, remaining for distribution to the Class B-2 Certificates on that remittance date.

     In the event that, on a particular remittance date, the Class B-2 Distribution Amount in the Certificate Account plus any amounts actually paid under the limited guarantee are not sufficient to make a full distribution of interest to the Class B-2 Certificate holders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Certificate holders are entitled to receive on the next remittance date.

     The limited guarantee will be an unsecured general obligation of Clayton and will not be supported by any letter of credit or other enhancement arrangement.

     The limited guarantee is for the benefit of the Class B-2 Certificates only and will not result in any payments on the other offered certificates.

     As reimbursement to Clayton for Enhancement Payments made by Clayton in accordance with the limited guarantee, Clayton will be entitled to receive on each remittance date an amount equal to the lesser of:

     o the Available Distribution Amount, less the portion of the Available Distribution Amount distributed on the certificates (other than the Class R Certificate), and

     o the aggregate amount of Enhancement Payments outstanding which remain unreimbursed as of that remittance date.


ALTERNATE CREDIT ENHANCEMENT

     Clayton may substitute alternate credit enhancement for its limited guarantee upon:

     o prior written notice to the rating agencies, the rating agencies shall have notified Clayton, Vanderbilt, the servicer and the trustee that substitution of the alternate credit enhancement for the limited guarantee will not result in the downgrade or withdrawal of the then current rating of any class of the certificates, and

     o the delivery by Clayton to the trustee of an opinion of counsel, acceptable to the trustee, that that action would not cause the trust fund to fail to qualify as a REMIC, the limited guarantee shall be released and shall terminate.

     The alternate credit enhancement may consist of cash or securities deposited by Clayton or any other person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party. On each remittance date after delivery of the alternate credit enhancement, an Enhancement Payment, if applicable, equal to the lesser of the amount which would have been payable under the limited guarantee and the amount available under that alternate credit enhancement, shall be transferred from that account to the Certificate Account to make payments to the Class B-2 Certificate holders. Clayton shall have no obligation to replace that credit enhancement once it has been exhausted.


ADVANCES

     For each remittance date, the servicer will make Monthly Advances in respect of delinquent scheduled payments on the contracts that were due in the preceding Due Period and that would, in the servicer's judgment, be recoverable from related late payments, liquidation proceeds or otherwise.

     On or prior to each Determination Date, the servicer will either:

        (1) deposit from its own funds, the Monthly Advance, into the Certificate Account,

        (2) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution Amount for the related remittance date have been used to make the Monthly Advance, or

        (3) make the Monthly Advance through any combination of clauses (1) and
     (2) of this sentence. Any funds held for future distribution and used in accordance with clause (2) must be restored by the servicer from its own funds or advance payments on the contracts when they become part of a future Available Distribution Amount. The Monthly Advance is the sum of delinquent scheduled payments due in the related Due Period, exclusive of all Nonrecoverable Advances, except that the Monthly Advance will not exceed the amount necessary to bring the Available Distribution Amount up to the sum of the amounts specified in clauses A(i)-(x) or B(i)-(x), as the case may be, under "--Distributions--Priority of Distributions" above.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders rather than to guarantee or insure against losses. The servicer will reimburse itself for Monthly Advances out of collections of the late scheduled payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a contract or upon a contract becoming a liquidated contract, the servicer will reimburse itself out of funds in the Certificate Account for the delinquent scheduled payments on that contract (exclusive of any scheduled payment (i) for which no advance was made because the servicer determined that an advance would be a Nonrecoverable Advance if an advance were made or (ii) that was recovered out of net liquidation proceeds for the related contract).

     The servicer will also be obligated to make Advances, to the extent recoverable out of liquidation proceeds or otherwise, in respect of applicable taxes and insurance premiums not paid by an obligor on a timely basis. Funds so advanced are reimbursable to the servicer as provided in the pooling and servicing agreement.


REPORTS TO CERTIFICATEHOLDERS

     The trustee will furnish each certificateholder a monthly statement as of that remittance date setting forth, among other things:

     o    the Available Distribution Amount;

     o the aggregate amount distributed to each class of offered certificates on that remittance date;

     o the amount of that distribution to each class of offered certificates which constitutes principal;

     o the amount of that distribution to each class of offered certificates which constitutes interest;

     o    the remaining principal balance of each class of offered certificates;

     o the amount, if any, by which the Class B-2 Formula Distribution Amount exceeds the remaining Available Distribution Amount for the remittance date;

     o the Class B-2 Liquidation Loss Amount, if any, for the remittance date;

     o    the Enhancement Payment, if any, for the remittance date;

     o the number of and aggregate unpaid principal balance of contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively; and

     o    the amount of fees payable out of the Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each certificateholder of record at any time during that calendar year as to the aggregate of these amounts for that calendar year.


OPTIONAL TERMINATION

     The pooling and servicing agreement provides that on any remittance date on which the aggregate scheduled principal balances of the contracts at the end of the related due period are less than 10% of the

Cut-off Date Pool Principal Balance, Vanderbilt (if it is no longer the servicer) and the servicer will each have the option to repurchase, upon Vanderbilt or the servicer giving notice mailed no later than the first day of the month next preceding the month of the exercise of that option, all outstanding contracts at a price equal to the greater of:

     (a) the sum of:

     o 100% of the outstanding principal balance of each contract (other than any contract as to which the related manufactured home has been acquired in realizing upon those contracts and whose fair market value is included in accordance with the clause below) as of the final remittance date, and


     o the fair market value of the acquired property (as determined by Vanderbilt or the servicer, as the case may be), and

     (b) the aggregate fair market value (as determined by Vanderbilt or the servicer, as the case may be) of all of the assets of the Trust Fund,

plus, in each case, any unpaid interest on the certificates due on prior remittance dates as well as one month's interest at the rate specified in the pooling and servicing agreement on the Scheduled Principal Balance of each contract (including any contract as to which the related manufactured homes have been repossessed and not yet disposed of).

     In spite of the discussions above, the option referred to in this paragraph shall not be exercisable unless there will be distributed to the certificateholders an amount equal to 100% of the outstanding principal balance of each certificate plus one month's interest on that certificate at the related remittance rate, and any previously undistributed shortfalls in interest due on that certificate.

THE TRUSTEE

     JPMorgan Chase Bank, a New York banking corporation, has its corporate trust offices at 4 New York Plaza, 6th Floor, New York, New York 10004-2413. Vanderbilt and its affiliates may engage in commercial transactions with the trustee from time to time.

     The trustee may resign at any time, in which event Vanderbilt will be obligated to appoint a successor trustee. Vanderbilt may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. In those circumstances, Vanderbilt will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

     The Offered Certificates will initially be issued as book-entry certificates. Certificate Owners may elect to hold their Offered Certificates through DTC in the United States, or Clearstream or the Euroclear system, in Europe, through Participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations of $50,000. Except as described below, no person acquiring an interest in a book-entry certificate (each a beneficial owner) will be entitled to receive a physical certificate. Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of that book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under those circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest in the Offered Certificates.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances. Unless and until physical certificates are issued, certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing those Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of those Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     Because of time zone differences, the securities account of a Clearstream or Euroclear Participant as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Clearstream or Euroclear) will be credited during the subsequent securities settlement processing day which is the Business Day immediately following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Participants on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant (other than a depository holding on behalf of Clearstream or Euroclear) will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--REMIC Series--Taxation of Some Foreign Investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Material U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in the accounts of DTC Participants. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Other institutions that are not DTC Participants but clear through or maintain a custodial relationship with DTC Participants (those institutions, "indirect participants") have indirect access to DTC's clearance system.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including the underwriters specified in each prospectus supplement, securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 34 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in each prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each remittance date by the trustee to DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing those payments to the beneficial owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each of the Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMIC Series--Taxation of Some Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of those book-entry certificates, may be limited due to the lack of physical certificates for those book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

     Under DTC's procedures, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the book-entry certificates are credited, to the extent that those actions are taken on behalf of Participants whose holdings include those book-entry certificates and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required for those holdings. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that Participants authorize those actions.

     Physical certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or Vanderbilt advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and Vanderbilt is unable to locate a qualified successor, (b) Vanderbilt, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee is required to notify, through DTC, all Participants who have ownership of the book-entry certificates as indicated on the records of DTC of the occurrence of that event and the availability through DTC of physical certificates for their book-entry certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and upon receipt of instructions for re-registration, the trustee will issue physical certificates in the respective principal amounts owned by individual Certificate Owners, and after that the trustee will recognize the holders of those physical certificates as certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the above-mentioned procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. See Annex I to this prospectus supplement.

     None of Vanderbilt, the servicer and the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     According to DTC, the above-mentioned information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the offered certificates will be used by Vanderbilt for general corporate purposes, including the purchase of the contracts and the payment of other expenses connected with pooling the contracts and issuing the certificates.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     As of the Closing Date, assuming:

     o an election is made with respect to this REMIC created in accordance with the pooling and servicing agreement,

     o compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, and

     o    compliance with the pooling and servicing agreement,

Sidley Austin Brown & Wood LLP is of the opinion that the trust fund will qualify as a REMIC within the meaning of Section 860D of the Code, the Senior and Subordinate Certificates will represent ownership of "regular interests" in the REMIC, and the Class R Certificates will represent ownership of the sole class of "residual interest" in the REMIC.


ORIGINAL ISSUE DISCOUNT

     The Offered Certificates may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, Vanderbilt intends to assume that there will be prepayments on the contracts at a rate equal to 225% of the prepayment model (as defined in this prospectus supplement) for the fixed rate contracts and 225% of the prepayment model for the adjustable rate contracts. No representation is made as to whether the contracts will prepay at those respective rates or any other rate. See "Yield and Prepayment Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

     The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as:

     o    assets described in section 7701(a)(19)(C) of the Code, and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described in the prospectus.

     Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Material Federal Income Tax Consequences" in the prospectus.


EFFECT OF LOSSES AND DELINQUENCIES

     As described under "Description of the Certificates" in this prospectus supplement the Subordinate Certificates are subordinated to the Senior Certificates. In the event there are losses or delinquencies on the contracts, amounts that otherwise would be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of the Subordinate Certificates nevertheless will be required to report interest with respect to those Subordinate Certificates under an accrual method without giving effect to delays and reductions in distributions on those certificates attributable to losses and delinquencies on the contracts, except to the extent it can be established, for tax purposes, that those amounts are uncollectible. As a result, the amount of income reported by holders of the Subordinate Certificates in any period could significantly exceed the amount of cash distributed to those holders in that period. The holders of the Subordinate Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on those certificates is reduced as a result of losses and delinquencies on the contracts in the contract pool. However, the timing and character of those losses or reductions in income are uncertain. Although not entirely clear, it appears that holders of the Subordinate Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any those certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as short-term capital loss any loss sustained during the taxable year on account of any of those certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at that time that the principal balance of any of that certificate is reduced to reflect realized losses resulting from any liquidated contracts. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all contracts remaining in the related trust fund have been liquidated or the certificates have been otherwise retired. Potential investors and certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to those certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

BACKUP WITHHOLDING

     Some Certificate Owners may be subject to backup withholding with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under some circumstances, fail to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The trustee will be required to report annually to the IRS, and to each Offered Certificate holder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificate holder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on those certificates owned from Participants and indirect Participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable Participants, indirect Participants and some other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or indirect Participants (or the paying agent) will be required to backup withhold on the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner will be deemed distributed to the affected Certificate Owner for all purposes of the certificates and the pooling and servicing agreement. In addition, any of that amount would be allowed as a refund or credit against that owner's United States federal income tax provided that the required information is furnished to the IRS.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are Foreign Investors.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless that rate is reduced by an applicable treaty). The withholding tax, however, is eliminated with respect to some "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished and no other exceptions to the withholding tax exemption are applicable, there will be no withholding tax on interest paid to a Foreign Investor.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner who is an individual or corporation holding the Offered Certificates on its own behalf an executed IRS Form W-8 BEN signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing that Certificate Owner's name and address. Generally, this statement is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorret. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A Foreign Investor who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Offered Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Offered Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of that Offered Certificate, provided that:

     o that gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, and

     o in the case of a Certificate Owner that is an individual, that Certificate Owner is not present in the United States for 183 days or more during the taxable year in which that sale, exchange or redemption occurs and some other requirements are met.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax Consequences" in the prospectus.


                            STATE TAX CONSIDERATIONS

     Neither Vanderbilt nor any affiliate of Vanderbilt makes any representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding those tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

     ERISA imposes some restrictions on Plans and on persons who are fiduciaries with respect to those Plans. See "ERISA Considerations" in the prospectus.

     As further discussed in the prospectus under "ERISA Considerations" and subject to the limitations stated in that discussion, Vanderbilt believes that the exemption from certain prohibited transaction rules of ERISA and the Code granted to Credit Suisse First Boston Corporation and Bear, Stearns & Co. Inc. will apply to the acquisition and holding by Plans of Offered Certificates sold by the underwriters and that all conditions of the exemption other than those within the control of the investors have been met. See "ERISA Considerations" in the prospectus. In addition, as of the date of this prospectus supplement, there is no obligor with respect to contracts included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund. In order to assure the inapplicability of certain prohibitions imposed by Section 406(b)(1) and (2) of ERISA and Section 4975(a)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using Plan Assets that acquires offered certificates from the underwriters named in this prospectus supplement or from Vanderbilt Mortgage and Finance, Inc. or any of its affiliates shall be deemed to represent and warrant that no person who has discretionary authority or renders investment advice with respect to such acquisition (and no affiliate of such a person) is an obligor with respect to any of the contracts.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions, including prohibited transactions that may arise from the acquisition, holding and disposition of the Offered Certificates or from the operations of the trust fund. In particular, a Plan fiduciary who proposes to cause a Plan to purchase an Offered Certificate must consider whether the investment will meet the requirements imposed under the exemption that the Plan be an accredited investor within the meaning of Rule 501(a)(1) of Regulation D of the SEC under the Securities Act, and that the securities be rated in one of the four highest generic rating categories by a rating agency. The rating of a security may change. If a class of securities no longer has a rating of at least BBB- or its equivalent, securities of that class will no longer be eligible for relief under the exemption, and consequently may not be purchased by or sold to a Plan, although a Plan that had purchased the security when it had an investment-grade rating would not be required by the exemption to dispose of it.

     Vanderbilt and the underwriters make no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

     The certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     Neither Vanderbilt nor any affiliate of Vanderbilt makes any representations as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions.

The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment Considerations" in the prospectus.


                               CERTIFICATE RATING

     It is a condition to the issuance of each class of Offered Certificates that they receive from Moody's and S&P the investment grade ratings specified in "Summary Information" in this prospectus supplement. Vanderbilt has not requested a rating on the Offered Certificates by any rating agency other than Moody's or S&P. However, there can be no assurance as to whether any other rating agency will rate the certificates, or if it does, what rating would be assigned by any of that other rating agency. A rating on any or all of the certificates by some other rating agencies, if assigned at all, may be lower than the ratings assigned to those certificates by the rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The rating of the Class B-2 Certificates is based in part on an assessment of Clayton's ability to make payments under the limited guarantee. Any change in Moody's or S&P's assessment of Clayton's ability to make payments under the limited guarantee may result in a reduction of the rating of the Class B-2 Certificates.


                                  UNDERWRITING

     Each of the underwriters has severally agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Vanderbilt the respective principal amounts of the Offered Certificates set forth opposite its name below.


                                                       PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL
                                                       AMOUNT OF           AMOUNT OF           AMOUNT OF           AMOUNT OF
                                                       CLASS A-1F          CLASS A-1V          CLASS A-2           CLASS A-3
                   UNDERWRITER                        CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
------------------------------------------------- ------------------- ------------------- ------------------- -------------------
 Credit Suisse First Boston Corporation .........  $  61,885,000.00    $  15,000,000.00    $  70,825,000.00    $  39,005,000.00
 Bear, Stearns & Co. Inc. .......................     12,376,000.00        3,000,000.00       14,164,000.00        7,800,000.00
 BB&T Capital Markets, a division of Scott
   & Stringfellow, Inc. .........................      4,125,000.00        1,000,000.00        4,721,000.00        2,600,000.00
 SunTrust Capital Markets, Inc. .................      4,125,000.00        1,000,000.00        4,721,000.00        2,600,000.00
                                                   ----------------    ----------------    ----------------    ----------------
 Total ..........................................  $  82,511,000.00    $  20,000,000.00    $  94,431,000.00    $  52,005,000.00


                                                       PRINCIPAL           PRINCIPAL          PRINCIPAL           PRINCIPAL
                                                       AMOUNT OF           AMOUNT OF          AMOUNT OF           AMOUNT OF
                                                       CLASS A-4           CLASS A-5          CLASS M-1           CLASS B-1
                   UNDERWRITER                        CERTIFICATES       CERTIFICATES        CERTIFICATES       CERTIFICATES
------------------------------------------------- ------------------- ------------------ ------------------- ------------------
 Credit Suisse First Boston Corporation .........  $  55,061,000.00    $  7,225,000.00    $  13,175,000.00    $  9,101,000.00
 Bear, Stearns & Co. Inc. .......................      9,716,000.00       1,275,000.00        2,325,000.00       1,605,000.00
                                                   ----------------    ---------------    ----------------    ---------------
 Total ..........................................  $  64,777,000.00    $  8,500,000.00    $  15,500,000.00    $ 10,706,000.00


     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions described in the underwriting agreement, to purchase all of the Offered Certificates described above if any Offered Certificates are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in some circumstances, the underwriting agreement may be terminated.


     Vanderbilt has been advised that the underwriters propose initially to offer the Offered Certificates described above to some dealers at the respective offering prices described on the cover page less a selling concession not to exceed the percentage of the certificate denomination described below, and that the underwriters may allow and those dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination described below:

                                       SELLING      REALLOWANCE
CLASS OF CERTIFICATE                 CONCESSION      CONCESSION
- --------------------                ------------   -------------
Class A-1F Certificates .........       0.090%          0.045%
Class A-1V Certificates .........       0.090%          0.045%
Class A-2 Certificates ..........       0.150%          0.075%
Class A-3 Certificates ..........       0.189%          0.095%
Class A-4 Certificates ..........       0.210%          0.105%
Class A-5 Certificates ..........       0.324%          0.162%
Class M-1 Certificates ..........       0.420%          0.210%
Class B-1 Certificates ..........       0.720%          0.360%


     Until the distribution of the Offered Certificates described above is completed, rules of the SEC may limit the ability of the underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Offered Certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     If the underwriters create a short position in the Offered Certificates described above in connection with the offering, i.e., if they sell more Offered Certificates than are described on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing the Offered Certificates in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither Vanderbilt nor any of the underwriters or their respective affiliates makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither Vanderbilt nor any of the underwriters or any of the respective affiliates makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     After the initial public offering of the Offered Certificates described above, the public offering price and those concessions may be changed.

     The remaining Class A-5, Class M-1 and Class B-1 Certificates with original principal balances of $12,088,000, $2,147,000 and $4,000,000, respectively, and the Class B-2 Certificates with an original class principal balance of $25,490,179 may be offered by Vanderbilt or one of its affiliates from time to time directly or through one or more underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting agreement in effect for these securities. Proceeds to Vanderbilt or one of its affiliates from any sale of the remaining Class A-5, Class M-1 and Class B-1 Certificates and the sale of the Class B-2 Certificates will equal the purchase price paid by the purchaser, net of any expenses payable by Vanderbilt or one of its affiliates and any compensation payable to any underwriter or agent.

     In the ordinary course of business, the underwriters and their affiliates have engaged in and continue to engage in investment banking and commercial banking transactions with Vanderbilt and its affiliates.

     In accordance with the underwriting agreement, Vanderbilt has agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may require to make in respect of the underwriting agreement.

     Vanderbilt has agreed that for a period of 30 days from the date of this prospectus supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the underwriters' consent.

                                 LEGAL MATTERS


     The validity of the Offered Certificates will be passed upon for Vanderbilt by Boult, Cummings, Conners & Berry, PLC, Nashville, Tennessee. Some legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for Vanderbilt by Sidley Austin Brown & Wood LLP.

                                    GLOSSARY

     There follows abbreviated definitions of some capitalized terms used in this prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined in this prospectus supplement and reference should be made to the pooling and servicing agreement for a more complete definition of all of those terms.

     "APR" means, with respect to any contract and any time, the per annum rate of interest then being borne by that contract, as described on the face of that contract.

   "Available Distribution Amount" for any remittance date is the sum of:

     (a) the Monthly Advance, if any, relating to the contracts for that remittance date and

     (b) the amount in the Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of:

          (1) scheduled payments for contracts that are due in a Due Period subsequent to that Due Period;

          (2) payments on contracts that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Certificate Account;

          (3) reimbursements to the servicer in the amount of liquidation expenses incurred and taxes and insurance premiums advanced by the servicer in respect of contracts;

          (4) if Vanderbilt is no longer the servicer, the related Monthly Servicing Fee;

          (5) reimbursements to the servicer for Nonrecoverable Advances and Monthly Advances relating to the contracts in respect of liquidated contracts, to the extent permitted by the pooling and servicing agreement; and

          (6) expenses reimbursable to Vanderbilt as provided in the pooling and servicing agreement.

     "Average Sixty-Day Delinquency Ratio" is, in general, the ratios of the average of the aggregate principal balance of contracts delinquent 60 days or more for the preceding three Due Periods (determined as of the last day of each Due Period) to the average Pool Scheduled Principal Balance for those periods.

     "Certificate Account" is a trust account or accounts maintained by the trustee in accordance with the pooling and servicing agreement.

     "Certificate Owners" are persons acquiring beneficial ownership interests in the Offered Certificates.

     "Class A Percentage" for a remittance date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class A Certificates immediately prior to that remittance date and the denominator of which is the aggregate Principal Balance of the certificates immediately prior to that remittance date.

     "Class B Percentage" is 100% less the sum of the Class A Percentage and Class M-1 Percentage.

     "Class B-2 Floor Amount" equals, with respect to any remittance date, approximately $7,843,103 which represents approximately 2.00% of the Cut-off Date Pool Principal Balance.

     "Class B-2 Formula Distribution Amount" with respect to a remittance date is equal to interest accrued during the related Interest Period on the Class B-2 Principal Balance plus the greater of the Class B-2 Principal Liquidation Loss Amount and the formula amount of principal specified in the pooling and servicing agreement as distribution on the Class B-2 Certificates on that remittance date.

     "Class B-2 Principal Liquidation Loss Amount" for any remittance date will equal the amount, if any, by which:

          (1) the Formula Principal Distribution Amount (exclusive of the portion specified in clause (6) of the definition of Formula Principal Amount) for that remittance date exceeds

          (2) the amount (exclusive of the Enhancement Payment) distributed on the certificates on account of principal on that remittance date. The Class B-2 Principal Liquidation Loss Amount represents future principal payments on the contracts that, because of the subordination of the Class B-2 Certificates and liquidation losses on the contracts, will not be paid to the Class B-2 Certificate holders from the assets of the trust fund but may be paid in the form of an Enhancement Payment.

     "Class M-1 Percentage" for a remittance date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class M-1 Certificates immediately prior to that remittance date and the denominator of which is the aggregate Principal Balance of the certificates immediately prior to that remittance date.

     "Class M-1 and Class B Principal Distribution Test" is met in respect of a remittance date on which each of the following requirements is satisfied:

     o    the remittance date is on or after the December 2007 remittance date;

     o the Class M-1 Percentage plus the Class B Percentage for that remittance date is equal to at least approximately 25.8126% (which is 1.75 times the sum of the original Class M-1 Percentage and the original Class B Percentage);

     o    the Contract Pool Performance Tests are satisfied; and

     o the Class B-2 Principal Balance is not less than the Class B-2 Floor Amount.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated under the Internal Revenue Code.

     "Contract Pool Performance Tests" are satisfied in respect of a remittance date if all of the following conditions with respect to the contract pool are met:

     o the Average Sixty-Day Delinquency Ratio (as defined in the pooling and servicing agreement) as of that remittance date does not exceed 5.00% for the contracts;

     o the Cumulative Realized Losses for the contracts as of that remittance date do not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which that remittance date occurs; and

     o the Current Realized Loss Ratio (as defined in the pooling and servicing agreement) as of the remittance date does not exceed 2.75% for the contracts.

     "Contract Rate" means, with respect to each contract, the interest rate, fixed or variable annual percentage rate, specified in the contract.

     "Cumulative Realized Losses" for any remittance date is the aggregate net liquidation losses for the period from the Cut-off Date through the end of the related Due Period.

     "Current Realized Loss Ratio" for any remittance date is the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate net liquidation losses for the three preceding Due Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for that remittance date and the preceding two remittance dates.

     "Cut-off Date" is the date from which principal and interest payments on the contracts are included in the trust fund.

     "Cut-off Date Pool Principal Balance" means the aggregate outstanding principal balance of the contract pool as of the Cut-off Date, subject to a permitted variance of plus or minus 5%, as of the Cut-off Date.

     "Deficiency Event" will occur if the sum of the Principal Balances of the Senior Certificates becomes equal to or greater than the Pool Scheduled Principal Balance.

     "Determination Date" means the fifth Business Day prior to each remittance date.

     "DTC" means the Depository Trust Company.

     "Due Date" is the date on which each scheduled payment of principal and interest is due on a contract, exclusive of any days of grace.

     "Due Period" means, with respect to any remittance date, the period beginning on the 26th day of the second month preceding the month of that remittance date and ending on the 25th day of the month preceding the month of that remittance date.

     "Eligible Institution" means:

     o a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, the commercial paper or unsecured short-term debt of which has a rating of P-1 by Moody's and A-1+ by S&P, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to Moody's and S&P,

     o    the corporate trust department of the trustee or

     o    an institution otherwise acceptable to Moody's and S&P.

     "Enhancement Payment" means a payment required to be made under the Limited Guarantee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account and where the beneficial owner's ownership of a book-entry certificate is recorded.

     "Five-Year CMT" means an adjustable rate contract that has an interest rate that adjusts annually to equal the sum of the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of five years.

     "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, organized in or under the laws of the United States, any state of the United States or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),

     o an estate, the income of which is included in gross income for United States tax purposes regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     "Foreign Investors" means any person other than:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes organized in or under the laws of the United States or any state of the United States or the District of Columbia (other than a partnership that is not treated as United States person under any applicable Treasury regulations),

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In spite of the preceding sentence, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996 which were treated as United States persons prior to that date that elect to continue to be treated as United States persons will not be considered a Foreign Investor.

     "Formula Principal Distribution Amount" in respect of a remittance date equals the sum of:

          (1) all scheduled payments of principal due on each outstanding contract during the Due Period preceding the month in which the remittance date occurs,

          (2) the Scheduled Principal Balance of each contract which, during the Due Period preceding the month of that remittance date, was purchased by Vanderbilt in accordance with the pooling and servicing agreement on account of a representation or warranty breach,

          (3) all partial prepayments (as defined in the pooling and servicing agreement) of contracts received during the preceding Due Period,

          (4) the Scheduled Principal Balance of each contract that was prepaid in full during that preceding Due Period,

          (5) the Scheduled Principal Balance of each contract that became a liquidated contract during the preceding Due Period, and

          (6)  any previously undistributed shortfalls in the amounts in clauses
               (1) and (5) in respect of the prior remittance dates (other than any shortfall with respect to which an Enhancement Payment has been made to the Class B-2 Certificate holders).

     "Interest Deficiency Event" means, with respect to a class and a remittance date, that after distribution of the related Available Distribution Amount in the order of priority set forth in the pooling and servicing agreement, there remains unpaid:

          (1) any of the amount of interest accrued on a class during the related Interest Period at the then applicable remittance rate on the Principal Balance of that class immediately prior to the remittance date and

          (2) any amounts distributable on that class under clause (1) above or this clause on the previous remittance date but not previously distributed, together with, to the extent legally permissible, interest accrued on that amount during the related Interest Period at the then applicable remittance rate.

     "Interest Period" will be, with respect to any remittance date for the Class A-1V Certificates, the period commencing from the remittance date in the prior month (or the Closing Date in the case of the first remittance date) to the day preceding the related remittance date on the basis of the actual number of days elapsed and a 360 day year. With respect to any remittance date for the Class A-1F, Class A-2, Class A-3, Class A-4, Class M-1, Class B-1 and the Class B-2 Certificates, the Interest Period will be from the first day of the calendar month preceding the month of the remittance date through the last day of that calendar month on the basis of an assumed 360-day year consisting of twelve 30-day months.

     "Land-and-Home Contracts" are those contracts that are secured by liens on the real estate on which the related manufactured homes are located.

     "Monthly Advances" are those advances the servicer makes in respect of delinquent scheduled payments on the contracts that were due in the preceding Due Period and would, in the servicer's judgment, be recoverable from related late payments, liquidation proceeds or otherwise.

     "Monthly Servicing Fee" for any remittance date is the amount equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for the immediately preceding remittance date.

     "Moody's" means Moody's Investors Service, Inc. or its successor in interest.

     "Nonrecoverable Advance" is an advance made or proposed to be made that the servicer believes is not, or if made would not be, ultimately recoverable from related liquidation proceeds or otherwise.

     "Non-U.S. Person" means any person who is not a U.S. Person.

     "Offered Certificates" are the Class A-1F, Class A-1V, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2 Certificates.

     "One-Year CMT" means an adjustable rate contract that has an interest rate that adjusts annually to equal the sum of the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of one year.

     "OID" means original issue discount.

     "Participants" are members or participants of DTC, Clearstream or Euroclear.

     "Percentage Interest" with respect to any certificate of any class, the percentage obtained by dividing the denomination of the certificate by the original Principal Balance of all certificates of that class.

     "Plans" means employee benefit plans and other plans and arrangements or to Section 4975 of the Code that are subject to ERISA.

   "Pool Scheduled Principal Balance" for the contracts for any remittance date is equal to:

          (1)  the Cut-off Date Pool Principal Balance less

          (2) the Formula Principal Distribution Amounts for all prior remittance dates.

     "Principal Balance" of each class of certificates is its original class principal balance reduced by all distributions on that class in respect of principal. The "Class A Principal Balance" is the sum of the Class A-1F, Class A-1V, Class A-2, Class A-3, Class A-4 and Class A-5 Principal Balances. The "Class B Principal Balance" is the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

     "Record Date" means:

          (1) with respect to the initial remittance date, the closing date, and

          (2) with respect to any remittance date after that, the last Business Day of the month preceding the month of the related remittance date, except that, with respect to the Class A-1V Certificates, after the initial remittance date, the Record Date will be the Business Day preceding the related remittance date.

     "Residual Certificates" means the certificate of any series identified in the related prospectus supplement as "residual interest" in the REMIC within the meaning of Section 860(G)(a)(2) of the Code.

     "Scheduled Principal Balance" of a contract as of any remittance date is its principal balance (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date (or latest occurring Due Date, in the case of a bi-weekly contract) in the Due Period next preceding that remittance date, after giving effect to any previous partial prepayments and after giving effect to all previous scheduled principal payments and to the scheduled payment of principal due on that Due Date (whether or not paid and before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period).

     "SEC" means the Securities Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Certificates" are Class A-1F, Class A-1V, Class A-2, Class A-3 and Class A-4.

     "Servicing Fee" means the amount equal to the product of 1.25% and the Pool Schedule Principal Balance.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     "Subordinate Certificates" are Class A-5, Class M-1, Class B-1 and Class
B-2.

     "U.S. Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes organized in or under the laws of the United States or any state of the United States, including for this purpose the District of Columbia (unless in the case of a partnership, future Treasury regulations provide otherwise),

     o an estate that is subject to U.S. federal income tax, regardless of its income, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have authority to control all substantial decisions of the trust. Some trusts not described in this clause in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person.

     "Weighted Average Net Contract Rate" shall be equal to:

     (1) the weighted average of the Contract Rates applicable to the scheduled payments due on the outstanding fixed rate contracts in the Due Period preceding the remittance date minus

     (2) if Vanderbilt is the servicer, 0% or if Vanderbilt is no longer the servicer, 1.25%.

     For purposes of this calculation, the Contract Rates in respect of the bi-weekly contracts shall be calculated by reference to the interest collections in respect of scheduled payments for the Due Period preceding the remittance date and adjusted to be calculated on the basis of an assumed 360 day year consisting of twelve 30-day months.

                                    ANNEX I

     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds. Capitalized Terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and other DTC Participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described in the following paragraphs in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of Vanderbilt, the servicer and the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless those holders meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC Participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depositary to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of an interest in the Global Securities. After that settlement has been completed, that interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The credit of that interest will appear the next Business Day and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement from cash on hand, in which case those Clearstream Participants or Euroclear Participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon. Under this procedure, Clearstream Participants or Euroclear Participants receiving interests in Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of those overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depositary of Clearstream or Euroclear for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

     Finally, intra-day traders that use Clearstream or Euroclear Participants and that purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential condition:

          (a) borrowing interests in Global Securities through Clearstream or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing interests in the Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for those interests to be reflected in the relevant Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last remittance date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following Business Day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.


SOME U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change. After December 31, 2000, only Form W-8BEN will be acceptable.

     Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to Foreign Holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS


                      VANDERBILT MORTGAGE AND FINANCE, INC.


             MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


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YOU SHOULD CONSIDER THE RISK FACTORS STARTING PAGE 4 OF THIS PROSPECTUS.

The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Vanderbilt Mortgage and Finance, Inc. or, unless specified in the prospectus supplement relating to a series, any of its affiliates.

The certificates will not be insured or guaranteed by any governmental agency or instrumentality.

This prospectus may not be used to offer or sell any certificates unless accompanied by a prospectus supplement relating to that series.
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     We are offering certificates representing primarily an interest in manu-factured housing contracts as further specified in this prospectus and a prospectus supplement. Vanderbilt Mortgage and Finance, Inc. or a limited purpose finance subsidiary of Vanderbilt Mortgage and Finance, Inc. will form a trust for each separate series of certificates, and the trust will issue the certificates of that series. The certificates of any series may consist of several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus and the related prospectus supplement.

     The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of its affiliates. The rate of principal and interest payments on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related contracts.

     The prospectus supplement will list the remittance rate that holders of certificates will receive for each class in that series. The prospectus supple ment will specify whether the remittance rate will be fixed, variable or adjustable.

     Before the offering of the certificates under this prospectus, there was no public market for the certificates. The underwriters named in the prospectus supplement relating to a series may from time to time buy and sell certificates of that series.

                              ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ---------------------
November 25, 2002

                  IMPORTANT NOTICE ABOUT INFORMATION IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

     If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

     You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                     REPORTS TO HOLDERS OF THE CERTIFICATES

     We will provide to the holders of certificates of each series monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates -- Reports to Certificateholders" in the prospectus supplement relating to your series.


                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of some information with the SEC, including annual, quarterly and special reports, proxy statements and other information. Vanderbilt Mortgage and Finance, Inc., Vanderbilt ABS Corp. and Clayton Homes, Inc. have filed a registration statement with the SEC under the Securities Act. You can read and copy the registration statement, as well as other filed documents, at the SEC's public reference facilities located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. You may also visit the SEC's web site at http://www.sec.gov to access available filings.

     Clayton Homes, Inc. has securities other than the certificates listed on the NYSE. You may inspect reports and other information concerning those securities at the NYSE.

     The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. With respect to any class of certificates that is supported by a guarantee of Clayton Homes, Inc., we are incorporating by reference the following documents into this prospectus and the related prospectus supplement:

     o Clayton Homes, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002; and

     o Clayton Homes, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.

     We are also incorporating by reference into this prospectus and the related prospectus supplement:

     o any document filed by Vanderbilt Mortgage and Finance, Inc. or Vanderbilt ABS Corp. in accordance with Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust; and

     o any document: (i) that relates to a class of certificates supported by a guarantee of Clayton Homes, Inc. and (ii) that is filed by Clayton Homes, Inc. in accordance with Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust.

     We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in this prospectus (other than some exhibits to those documents). Please direct your requests for copies of documents filed by Vanderbilt Mortgage and Finance, Inc. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (865) 380-3515. Please direct your requests for copies of documents filed by Vanderbilt ABS Corp. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (865) 380-3000. Please direct your requests for copies of documents filed by Clayton Homes, Inc. to its principal executive office at 5000 Clayton Road, Maryville, Tennessee 37804, Attention: Kevin T. Clayton, President, telephone number:
(865) 380-3000.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the certificates. You should also consider the risk factors described in your prospectus supplement.


THE CONTRACTS MAY HAVE HIGHER THAN EXPECTED DELINQUENCIES, DEFAULTS OR LOSSES.

     Your investment in the certificates may be affected by various factors, including:

     General Economic Conditions. Downturns in regional or local economic conditions historically have caused increased delinquency, defaults and losses on manufactured housing contracts. An economic downturn in any region where a number of the obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, you could suffer a loss on your investment.

     Depreciation in Value of Manufactured Homes. A manufactured home generally depreciates over time. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of certificates, or by another form of credit enhancement, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home. The proceeds from the liquidation of any contract and sale of the related manufactured home may not be sufficient to cover the outstanding principal and unpaid interest on the defaulted contract.

     Please review "The Trust Fund -- The Contract Pools" in this prospectus for more detail.


THE CONTRACTS MAY BE PREPAID BEFORE THEIR SCHEDULED MATURITY.

     There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

     o    homeowner mobility;

     o    general and regional economic conditions;

     o    competition among manufactured housing lenders; and

     o    prevailing interest rates.

     The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment. If you purchase a certificate at a discount, then slower than expected prepayments on the contracts will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the contracts will reduce the yield on your certificate. You should not assume that the contracts will prepay at any particular rate or at a constant rate.

     You will also be subject to reinvestment risk in connection with the average life of your certificates. When prevailing interest rates are lower than at the time of your investment, prepayments are likely to increase and the average life of your certificates is likely to decrease. You may only be able to reinvest the proceeds from your certificates in investments of similar risk bearing a lower rate of interest than your certificates.


THE CERTIFICATES ARE NOT AN OBLIGATION OF THE SELLER OR THE SERVICER AND THEY ARE NOT INSURED.

     The certificates will not represent an interest in, or obligation of, the depositor, the seller or the servicer. The certificates are not insured or guaranteed by the government, any underwriter, Vanderbilt Mortgage and Finance, Inc., Vanderbilt ABS Corp. or, unless specified in the related prospectus supplement, any of their affiliates, and will be payable only from amounts collected on the contracts.

THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY.

     There is a risk that a secondary market will not develop for the certificates of any series. There is also a risk that if a secondary market does develop:

     o it may not be sufficiently liquid to allow you to sell your certificates; and/or

     o    it may not continue for the term of any series of certificates.


RISKS RELATING TO ENFORCEABILITY OF THE CONTRACTS.

The security interest in the manufactured homes may not be perfected.

     Every manufactured home contract will be secured by a security interest in either:

     o    the manufactured home; or

     o if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed.

     State laws, such as the UCC and motor vehicle titling statutes, govern the perfection of security interests in manufactured homes and the enforcement of rights to realize upon the value of manufactured homes as collateral for the contracts. The steps required to create and perfect a security interest in a manufactured home vary from state to state. Some laws may also limit the servicer's ability to repossess, foreclose or liquidate the contracts.

     Vanderbilt will represent and warrant that each contract is secured by a perfected security interest in a manufactured home. If there is a material breach of any of these representations and warranties with respect to any contract, Vanderbilt must repurchase the contract, subject to the conditions of the pooling and servicing agreement. Nevertheless, a failure by Vanderbilt to perfect its security interest in the manufactured homes securing a number of contracts could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

The security interest in the manufactured homes may not have been assigned to the trustee.

     Vanderbilt will not:

     o amend a certificate of title to a manufactured home to name the depositor or the trustee as the lienholder;

     o note the depositor or the trustee's interest on the certificate of title;

     o    deliver the certificate of title to the depositor or the trustee; or

     o record the assignment to the depositor or the trustee of the mortgage or deed of trust securing Land-and-Home Contracts.

     As a result, in some states the assignment of the security interest in the manufactured home, or of the mortgage or deed of trust, to the trustee may not be effective against our creditors or a trustee in the event we enter bankruptcy, or the security interest may not be perfected. If Vanderbilt is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase, and you could suffer a loss on your investment as a result.

Federal and state consumer protection laws apply to the contracts.

     If Vanderbilt or the seller of a manufactured home did not comply with federal or state consumer protection laws with respect to a contract relating to a manufactured home, the trust fund may be liable for amounts due under the contracts.

     Vanderbilt will represent and warrant that each contract complies with applicable federal and state consumer protection laws. If there is a material breach of these representations and warranties with respect to any contract, Vanderbilt must repurchase the contract, subject to the conditions of the pooling and servicing agreement. Nevertheless, a failure by Vanderbilt to comply with these laws could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

     Please review "Some Legal Aspects of the Contracts" in this prospectus for more detail.


IF THE SELLER BECOMES INSOLVENT, THERE MAY BE DELAYS OR REDUCTIONS IN DISTRIBUTIONS ON YOUR CERTIFICATES.

     Each transfer of contracts to a trust fund is intended to constitute a sale, rather than a pledge of the contracts to secure indebtedness. However, if either the seller or the depositor becomes a debtor under the federal bankruptcy code, it is possible that creditors or a bankruptcy trustee may argue that the transfer of the contracts was a pledge rather than a sale. If this position is presented to or accepted by a court, it could result in a delay in, or reduction of, distributions on your certificates.


SUBORDINATION MAY NOT PROTECT HOLDERS OF SENIOR CERTIFICATES FROM LOSSES.

     If the rights of your class of certificates are senior to the rights of one or more other classes of certificates:

     o the protection given to you by subordination may be depleted due to some losses on the contracts; and

     o any reserve fund established for your series of certificates could be depleted in some circumstances.

     In either case, shortfalls could affect you as well as the holders of certificates subordinate to your class of certificates. You should carefully review the credit risks to be absorbed by your class of certificates on account of subordination or the timing of the distributions intended to be made on your class of certificates.


RATING OF THE SECURITIES RELATE TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE SECURITIES

     The ratings of the securities will be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, the rating on the securities might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancer or a change in the rating of the enhancer's long term debt. Any reduction or withdrawal of a rating will have an adverse effect on the value of the securities.


TENNESSEE TAX LIEN MAY HAVE PRIORITY OVER THE TRUST FUND

     Under Tennessee law, a tax is due in connection with the public recordation of instruments evidencing indebtedness. Both of the seller and the depositor will treat the transfer of the contracts to each trust fund as a sale rather than a loan, and therefore neither the seller nor the depositor will pay any tax in respect of the recordation of instruments evidencing those transfers. Nonpayment or underpayment of the Tennessee indebtedness tax does not affect or impair the effectiveness, validity, priority or enforceability of the security interest created or evidenced by the instrument, but (a) subjects the holder of the indebtedness to a penalty, in addition to the tax, in the amount of the greater of $250 or double the unpaid tax due, (b) results in the imposition of a tax lien in favor of the Tennessee Department of Revenue, in the amount of any tax and penalties unpaid and owing that attaches to the collateral until the lien or security interest is released and thereafter attaches to the proceeds, and (c) precludes the holder of the indebtedness from maintaining an action on the indebtedness (other than an action limited to the enforcement of the security interests or lien) against the debtor until the nonpayment is cured. In that event, and in addition to the statutory disability described above, collections on the contracts could be applied to pay that tax and penalty prior to being applied to make distributions on your certificates and the Tennessee Department of Revenue would have a lien on the contracts prior to the security interests and liens of the trust fund.


                                THE TRUST FUND


GENERAL

     Each trust fund will include:

     o    a contract pool (which may consist of sub-pools),

     o a Certificate Account maintained by the trustee in accordance with the pooling and servicing agreement,

     o proceeds from hazard insurance policies on individual manufactured homes or mortgaged properties, if any, and manufactured homes acquired by repossession,

     o any letter of credit, limited guarantee of Clayton Homes, Inc., surety bond, pool insurance policy, cash reserve fund or any other form of credit enhancement, or any combination of credit enhancements, and

     o other property as may be specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, a limited guarantee of Clayton may exist and may not be a part of the trust fund. The trust fund will be held by the trustee for the benefit of the certificateholders.

     Each certificate will evidence the interest specified in the related prospectus supplement in one trust fund, containing one contract pool (which may consist of sub-pools) comprised of contracts having the aggregate principal balance as of the Cut-off Date, specified in the related prospectus supplement. Holders of certificates of a series will have interests only in that contract pool and will have no interest in the contract pool created with respect to any other series of certificates.

     All of the contracts will have been originated or purchased by Vanderbilt or an affiliate of Vanderbilt in the open market or in privately negotiated transactions, including transactions with affiliates of Vanderbilt. The following is a brief description of the contracts expected to be included in the trust fund. Specific information respecting the contracts will be provided in the prospectus supplement or in a report on Form 8-K to be filed with the SEC after the initial issuance of those certificates. A copy of the pooling and servicing agreement among the depositor, the servicer, the trustee and any other party specified in the related prospectus supplement with respect to each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the contracts relating to those series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

     Whenever in this prospectus terms such as contract pool, trust fund, pooling and servicing agreement or remittance rate are used, those terms respectively apply, unless the context otherwise indicates, to one specific contract pool, trust fund, each pooling and servicing agreement and the remittance rate applicable to the related series of certificates.


THE CONTRACT POOLS

     Each pool of contracts with respect to a series of certificates will consist primarily of manufactured housing installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements originated by either Vanderbilt, a manufactured housing dealer or a lender in the ordinary course of business and purchased by Vanderbilt. The contracts will be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a new or used manufactured home or modular home and, in some instances, by a mortgage or deed of trust on real estate to which the manufactured home is permanently affixed, the Land-and-Home Contracts. Each contract secured by a modular home and some of the contracts secured by a manufactured home may be further secured by a mortgage or deed of trust on real estate. Generally, the contracts will be fully amortizing and will bear interest at their respective Contract Rate or at a Contract Rate which steps up on a particular date. The prospectus supplement will indicate contracts with other amortization or interest rate provisions.

     If so specified in the prospectus supplement, the contract pool will include notes or other evidences of indebtedness secured by a mortgage or deed of trust on one- to four-family residential properties. The mortgage loans were originated or acquired by Vanderbilt in the ordinary course of business.

     Vanderbilt will represent that the manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as:

      "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that that term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under [this] chapter."

     For each series of certificates, the depositor will assign the contracts constituting the contract pool to the trustee named in the related prospectus supplement. Vanderbilt, as servicer, will service the contracts in accordance with the pooling and servicing agreement. See "Description of the Certificates
- -- Servicing."

     Each contract pool will be composed of contracts bearing interest at the annual fixed and/or variable Contract Rates and/or step-up rates specified in the prospectus supplement. The Monthly Payments for contracts bearing interest at a step-up rate (sometimes referred to in this prospectus as Step-up Rate Contracts) will increase on the dates on which the Contract Rates are stepped up. Each registered holder of a certificate will be entitled to receive periodic distributions, which will typically be monthly, of all or a portion of principal on the underlying contracts or interest on the principal balance of that certificate at the remittance rate, or both.

     The prospectus supplement will disclose in summary form for the contracts contained in the related contract pool, among other things, the year of origination; the range and the weighted average of Contract Rates; the range of loan-to-value ratios; the range and average of outstanding principal balances as of the Cut-off Date; the weighted average term to scheduled maturity as of origination and as of the Cut-off Date; the geographic location of the manufactured homes securing the contracts; the percentage and amount of contracts secured by new or used manufactured homes; the aggregate principal balance of the contracts; and the last maturity date of any contract. The trust fund may include a Pre-Funding Account to be established with the trustee, which would be used to purchase subsequent contracts from the depositor during the funding period specified in the related prospectus supplement. The related prospectus supplement will specify the conditions that must be satisfied prior to any transfer of subsequent contracts, including the requisite characteristics of the subsequent contracts.

     Vanderbilt will make representations and warranties as to the types and geographical distribution of the contracts included in a contract pool and as to the accuracy in all material respects of some information furnished to the trustee in respect of that contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a contract, Vanderbilt will be obligated either to cure the breach in all material respects, to purchase the contract or to substitute another contract. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of a representation or warranty by Vanderbilt. See "Description of the Certificates -- Conveyance of Contracts."


                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of each series of certificates will be paid to the depositor as payment for the contracts (and if the depositor is not the seller, paid by the depositor to the seller as payment for the contracts) and used by the seller for general corporate purposes, including the purchase of the contracts, cost of carrying the contracts until sale of the related certificates and to pay other expenses connected with pooling the contracts and issuing the certificates.


                     VANDERBILT MORTGAGE AND FINANCE, INC.

     Vanderbilt was incorporated in 1977 in the State of Tennessee. As of June 30, 2002, Vanderbilt had total assets of approximately $1.16 billion and stockholder's equity of approximately $493 million. Vanderbilt, an indirect subsidiary of Clayton Homes, Inc., is engaged in the business of, among other things, purchasing, originating, selling and servicing installment sales contracts and installment loan agreements for manufactured housing and modular housing. Clayton, through its affiliates, manufactures and sells manufactured homes and modular homes, and owns, manages and markets manufactured housing communities. Vanderbilt's principal office is located at 500 Alcoa Trail, Maryville, Tennessee 37804, telephone number (865) 380-3000. An affiliate of Clayton acts as an insurance broker for some types of insurance, including hazard and credit life insurance policies, some of which may cover some of the contracts. Other affiliates of Clayton reinsure hazard and credit life insurance policies, including policies that may cover some of the contracts. Four separate indirect subsidiaries of Clayton, Vanderbilt Life and Casualty Insurance Co., Ltd., Vanderbilt Property and Casualty Insurance Co., Ltd., Eastern States Life Insurance Co. and Midland States Life Insurance Co. may act as reinsurer of insurance coverage relating to the contracts.

     Vanderbilt purchases and originates manufactured housing contracts on an individual basis from its principal office. Vanderbilt arranges to purchase manufactured housing installment sales contracts originated by manufactured housing dealers located in approximately 28 states, primarily southern and midwestern. Most of these purchases are from dealers indirectly owned by Clayton. Dealers which are not owned by Clayton must make an application to Vanderbilt for dealer approval. Upon satisfactory results of Vanderbilt's investigation of the dealer's creditworthiness and general business reputation, Vanderbilt and the dealer enter into a dealer agreement.

     In addition, Vanderbilt purchases portfolios of manufactured housing contracts and provides servicing on behalf of other owners of manufactured housing contracts that were not originally purchased or originated by Vanderbilt. Those purchases may be from, and those servicing arrangements may be made with respect to, the portfolios of other lenders or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

     Vanderbilt is actively seeking arrangements by which it would service and/or acquire manufactured housing contracts originated by other lenders. Vanderbilt's management currently anticipates it will only seek servicing responsibilities which relate to manufactured housing contracts.


                             UNDERWRITING POLICIES


GENERAL

     Customers that desire to obtain financing from Vanderbilt complete a credit application form. In the case of those dealers owned by Clayton, the manager initially evaluates the application and then forwards it to Vanderbilt for consideration. In the case of dealers that are not owned by Clayton, the application is transmitted to Vanderbilt for consideration.

     Credit applications are then evaluated by Vanderbilt's credit managers. With respect to those customers determined to be creditworthy, Vanderbilt requires a down payment in the form of cash, the trade-in value of a previously owned manufactured home, and/or the estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the dealer must be consistent with the value of that home determined by Vanderbilt in light of current market conditions. The value of real property pledged as additional collateral is generally estimated by an independent third party appraiser. Occasionally, such values are estimated by personnel of the dealer, who are not appraisers but are familiar with the area in which the property is located. The minimum amount of the down payment is typically 5% of the purchase price. The purchase price includes the stated cash sale price of the manufactured home, sales or other taxes and some fees and set-up costs. The balance of the purchase price which may include property improvements, points and some insurance premiums (including up to five years of premiums on required hazard insurance) are financed by an installment sales contract providing for a purchase money security interest in the manufactured home and a mortgage on real property, if any, pledged as additional collateral. Normally, the fixed rate contracts originated by Vanderbilt provide for equal monthly payments, generally over a period of five to thirty years.

     Vanderbilt's underwriting guidelines generally require that each applicant's credit history, residence history, employment history and income to debt payment ratios be examined. There are no requirements on the basis of which, if met, credit is routinely approved; or if they are not met, credit is routinely denied. If in the judgment of Vanderbilt's credit manager an applicant does not meet minimum underwriting criteria, there generally must be compensating higher ratings with respect to other criteria in order for an applicant to be approved. Credit managers must confirm that the credit investigation gave a complete and up-to-date accounting of the applicant's creditworthiness. Credit managers are encouraged to obtain second opinions on loans for relatively larger dollar amounts or those which, in their judgment, tend to rank lower in terms of underwriting criteria. Generally, the sum of the monthly obligation for installment obligations, including the manufactured home loan payment and monthly site costs, should not exceed 50% of the applicant's gross monthly income. Since January 1989 Vanderbilt has, in addition to the above considerations, used a credit scoring system to evaluate credit applicants. The credit score of an applicant is used as a further guide in determining whether to extend credit to the applicant. All of the mortgage loans originated or acquired by Vanderbilt are underwritten or reunderwritten by Vanderbilt in a manner generally consistent with the above-mentioned guidelines.

     In the case of a contract pool containing contracts originated by other originators and acquired by Vanderbilt, the related prospectus supplement will describe those contracts.

     During the last six fiscal years, Vanderbilt has become a significant source of financing for purchasers of Clayton's homes through the Clayton dealer network. For the fiscal year 2002, Vanderbilt originated 23,204 contracts.

     At June 30, 2002, Vanderbilt was servicing approximately 161,000 contracts and an aggregate dollar amount of approximately $4.9 billion, of which Vanderbilt either originated, purchased from dealers or acquired from other lenders approximately 153,000 contracts with an aggregate dollar amount of approximately $4.8 billion. Vanderbilt expects it will continue to originate a significant portion of the financing for purchasers of homes sold by Clayton owned retail centers, consistent with the overall level of Clayton's retail sales.


VARIOUS FINANCING TERMS

     In addition to level payment, fixed rate contracts, Vanderbilt offers various other financing arrangements, including the following:

     o 7 year term loans (compared to the industry norm of 15 to 30 years), which provide financing to customers at a relatively low cost.

     o Bi-weekly payment contracts which provide for 26 payments a year, which are made by electronically debiting the purchaser's checking account.

     o Variable rate contracts which provide for periodic Contract Rate adjustments. In general, the Contract Rate equals the sum of a fixed margin and an index rate.

     o Escalating Principal Payment Contracts with financing terms which provide for an annual increase in monthly payments over the first five years of the term of the contracts. An Escalating Principal Payment Contract provides initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a specified term which is shorter than the original term of the Escalating Principal Payment Contract. There are no periods in which the Escalating Principal Payment Contracts have negative amortization.

     o Step-up Rate Contracts which provide for Contract Rates that periodically increase over a period of time. Step-up Rate Contracts provide for periodic increases in the applicable interest rate at the end of specified intervals during the term of the contracts, including at the end of each twelve month interval during the first three years following origination and at the end of each six month interval during the first eighteen months following origination. After the applicable interest rate increase period, the Contract Rates are fixed. The total amount and principal portion of each monthly payment that is due on a Step-up Rate Contract at the time of each adjustment to its Contract Rate will be determined on a basis that would cause the contract (which bear interest at an increased rate after that adjustment) to be fully amortized over its remaining term on a level payment basis. There are no periods in which the Step-up Rate Contracts have negative amortization.

     o Equity Builder Loans, which are installment loan agreements requiring interest-only payments during the first year. After the first year, the payment amount steps up annually in order to amortize the loan principal. The amount of that increase is based upon a percentage of the required interest payment during the first year. An obligor under an Equity Builder Loan has the option during the term of the loan to convert the unpaid loan balance to a 20-year total amortization schedule.

     The contracts will accrue interest on a self-amortizing basis or a simple interest basis. Substantially all of the contracts relating to each series of certificates will provide for the amortization of the amount financed over a series of monthly payments (assuming each payment for a simple interest contract is made and received as scheduled).


 Actuarial Contracts

     Unless otherwise specified in the prospectus supplement, all of the contracts relating to a series of certificates will be self-amortizing (known as actuarial contracts). For actuarial contracts, interest will be calculated on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an actuarial contract during a month, the obligor generally is charged interest only on the days of the month actually elapsed up to the date of such prepayment. For actuarial contracts, scheduled monthly payments made and received either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.


 Simple Interest Contracts

     As specified in the prospectus supplement, a portion of the contracts relating to each series of certificates may accrue interest on a simple interest basis (known as simple interest contracts). For simple interest contracts, the contract is amortized over a series of equal monthly payments. Each monthly payment for a simple interest contract consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the contract multiplied by its Contract Rate and further multiplied by a fraction, the numerator of which is equal to the number of days elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the contract. As payments are received on simple interest contracts, the amount received is generally applied as follows: first to payment of required escrow amounts (such as insurance premiums), if any, then to payment of interest accrued to the date payment is received, and then to reduction of principal under the contract. Accordingly, if a borrower pays a fixed monthly installment on a simple interest contract before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payments been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date or does not make a monthly payment pursuant to an agreement with the servicer to defer a scheduled monthly payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payments been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest contract is made prior to its scheduled due date, the principal balance of the contract will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the contract will amortize more slowly than scheduled. If a simple interest contract is prepaid, the borrower is required to pay interest only to the date of prepayment. Any remaining unpaid principal is payable on the final maturity of the contract. As a result, based on the payment characteristics of a particular obligor, the principal due on the final due date of a simple interest contract may vary from the principal payment that would be due if payments for the contract were always made and received on their due dates. By contrast, the date on which a payment is made on an actuarial contract would not affect the portion of such payment that is applied to interest.


                              YIELD CONSIDERATIONS

     The remittance rates and the weighted average Contract Rate of the contracts relating to each series of certificates will be described in the related prospectus supplement.

     The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class or that sub-class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any that class or sub-class of certificates that is offered at a premium to its principal amount or without any principal amount.

     If a series of certificates contains classes or sub-classes of certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the prospectus supplement will set forth information, measured relative to a prepayment standard or model specified in that prospectus supplement, with respect to the projected weighted average life of each class or sub-class and the percentage of the original Stated Balance of each of that class or sub-class that would be outstanding on specified remittance dates for those series. The projected performance relative to a prepayment model is based on the assumptions stated in the prospectus supplement.

                    MATURITY AND PREPAYMENT CONSIDERATIONS


MATURITY

     Generally, the contracts will have maturities at origination of not more than 30 years. The prospectus supplement will indicate the amount of contracts with maturities at origination of more than 30 years.


PREPAYMENT CONSIDERATIONS

     Contracts generally may be prepaid in full or in part without penalty. Based on Vanderbilt's experience with the portfolio of manufactured housing contracts which it services, Vanderbilt anticipates that some of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions, competition among manufactured housing lenders and prevailing interest rates, may influence prepayments. The refinancing of any contract will result in a prepayment in full of that contract. Declining interest rates and some other factors may result in an increased number of refinancings which would affect the average life of the certificates. In addition, the repurchase of contracts from a trust fund on account of breaches of representations and warranties in the pooling and servicing agreement has the effect of prepaying those contracts. Most of the contracts contain a due-on-sale clause that would permit the servicer to accelerate the maturity of a contract upon the sale of the related manufactured home. In the case of those contracts that do contain due-on-sale clauses, the servicer may permit assumptions of those contracts if the purchaser of the related manufactured home satisfies Vanderbilt's then-current underwriting standards.

     Information regarding the prepayment models or any other rate of assumed prepayment, as applicable, will be described in the prospectus supplement with respect to a series of certificates.

     See "Description of the Certificates -- Termination of the Agreement" for a description of Vanderbilt's or the servicer's option to repurchase the contracts comprising part of a trust fund when the aggregate outstanding principal balance of those contracts is less than a specified percentage of the initial aggregate outstanding principal balance of those contracts as of the related Cut-off Date. See also "The Trust Fund -- The Contract Pools" for a description of the obligations of Vanderbilt to repurchase a contract in case of a breach of a representation or warranty relative to that contract.


                        DESCRIPTION OF THE CERTIFICATES

     The certificates of one or more series may be offered and sold from time to time under this prospectus and a prospectus supplement. Each series of certificates will be issued in accordance with a separate pooling and servicing agreement to be entered into among the depositor, the servicer, the trustee named in the related prospectus supplement and other parties, if any, as are described in the applicable prospectus supplement. The following summaries describe some provisions expected to be common to each pooling and servicing agreement and the related certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related pooling and servicing agreement and the description set forth in the related prospectus supplement. The provisions of the form of pooling and servicing agreement filed as an exhibit to the registration statement that are not described in this prospectus may differ from the provisions of any actual pooling and servicing agreement. The material differences will be described in the related prospectus supplement. Capitalized terms used in this prospectus and not otherwise defined in this prospectus shall have the meanings assigned to them in the form of pooling and servicing agreement filed as an exhibit to the registration statement.


GENERAL

     The certificates may be issued in one or more classes or sub-classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of those classes may be sold in accordance with this prospectus, and there may be separate prospectus supplements relating to one or more of those classes so sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to any of the prospectus supplements relating to the classes sold in those prospectus supplements. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series, the certificates of a sub-class within a series or all of the certificates of a single-class series, as the context may require.

     The certificates of each series will be issued in fully registered form only and will represent the interest specified in the related prospectus supplement in a separate trust fund created in accordance with the related pooling and servicing agreement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Ownership of each contract pool may be evidenced by one or more classes of certificates, each representing the interest in the contract pool specified in the related prospectus supplement. One or more classes of certificates evidencing interests in contracts may be Subordinated Certificates, evidencing the right of the holders of those Subordinated Certificates to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the holders of Senior Certificates as provided in the related prospectus supplement. If a series of certificates contains more than one class of Subordinated Certificates, distributions and losses will be allocated among those classes in the manner described in the prospectus supplement.

     A series of certificates may consist of classes of certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related prospectus supplement. A class of certificates of a series may be divided into two or more sub-classes. The related prospectus supplement will specify whether a class has been so divided and the terms of each sub-class. The holders of each sub-class of a class of certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related contracts as specified in the related prospectus supplement. The related prospectus supplement will specify the minimum denomination or initial principal amount of contracts evidenced by a single certificate of each class of certificates of a series.

     Distributions of principal and interest on the certificates will be made on the payment dates described in the related prospectus supplement to the persons in whose names the certificates are registered on the Record Date. Distributions will be made by check mailed to the address of the person entitled to the distributions as it appears on the certificate register, or, to the extent described in the related pooling and servicing agreement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.


GLOBAL CERTIFICATES

     The certificates of a class may be issued in whole or in part in the form of one or more Global Certificates, that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the related prospectus supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form. If the certificates of a class are issued in the form of one or more Global Certificates, the term certificateholder should be understood to refer to the beneficial owners of the Global Certificates, and the rights of those certificateholders will be limited as described under this subheading.

     Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for certificates in definitive form, a Global Certificate may not be transferred except as a whole by the depositary for that Global Certificate to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor.

     The specific terms of the depositary arrangement with respect to any certificates of a class will be described in the related prospectus supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

     Upon the issuance of a Global Certificate, the depositary for that global certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by that global certificate to the accounts of institutions that have accounts with that depositary. Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in that Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for that Global Certificate or by participants or persons that hold through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. Those limits and those laws may impair the ability to transfer beneficial interests in a Global Certificate.

     So long as the depositary for a Global Certificate, or its nominee, is the owner of that Global Certificate, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by that Global Certificate for all purposes under the pooling and servicing agreement relating to those certificates. Except as described below, owners of beneficial interests in a Global Certificate will not be entitled to have certificates of the series represented by that Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of those series in definitive form and will not be considered the owners or holders of those certificates under the pooling and servicing agreement governing those certificates.

     Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing those certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders (as described under "Reports to Certificateholders") will be delivered to the depositary or its nominee, as the case may be. None of the seller, the depositor, the servicer, the trustee or any agent of the trustee (including any applicable certificate registrar or paying agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Certificate or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for providing reports to the related beneficial owners.

     Vanderbilt expects that the depositary for certificates of a class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in that Global Certificate as shown on the records of that depositary. Vanderbilt also expects that payments by participants to owners of beneficial interests in that Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of those participants.

     If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of the depositor within the time period specified in the pooling and servicing agreement, the depositor will cause to be issued certificates of that class in definitive form in exchange for the related Global Certificate or certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any certificates of a class represented by one or more Global Certificates and, in that event, will cause to be issued certificates of that class in definitive form in exchange for the related Global Certificate or certificates. Further, if the depositor so specifies with respect to the certificates of a class, an owner of a beneficial interest in a Global Certificate representing certificates of that class may, on terms acceptable to the depositor and the depositary for that Global Certificate, receive certificates of that class in definitive form. In any of that instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of certificates of the class represented by that Global Certificate equal in denominations to that beneficial interest and to have those certificates registered in its name.


CONVEYANCE OF CONTRACTS

     Vanderbilt will transfer, assign, set over and otherwise convey to the trustee or will cause the depositor to transfer, assign, set over and otherwise convey to the trustee all right, title and interest in the contracts, including all security interests created by those contracts and any related mortgages or deeds of trust, all principal and interest received on or with respect to the contracts (other than receipts of principal and interest due on the contracts before the Cut-off Date), all rights under hazard insurance policies on the related manufactured homes, modular homes or mortgaged properties, if any, all documents contained in the contract files, Land-and-Home Contract files or mortgage loan files, as applicable, and all proceeds derived from any of the above-mentioned files. On behalf of the trust fund, as the issuer of the related series of certificates, the trustee, concurrently with that conveyance, will execute and deliver the certificates to the order of the depositor. The contracts will be as described on a list attached to the pooling and servicing agreement. That list will include the respective loan number, obligor name and address for each contract and may also include the current monthly payment amount due on each contract as of the date of issuance of the certificates and the Contract Rate on each contract. That list will be available for inspection by any certificateholder at the principal executive office of the servicer. Prior to the conveyance of the contracts to the trustee, Vanderbilt's operations department will complete a review of all of the contract files, Land-and-Home Contract files and mortgage loan files, as applicable, including the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes, confirming the accuracy of the list of contracts delivered to the trustee. Any contract discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders will be repurchased by Vanderbilt or replaced with another contract, or, if the discrepancy relates to the unpaid principal balance of a contract, Vanderbilt may deposit cash in the Certificate Account, in an amount sufficient to offset that discrepancy.

     The pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the trustee's agent, of the contracts and any other documents related to the manufactured homes or modular homes (other than the principal documents relating to Land-and-Home Contracts and mortgage loans). To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Vanderbilt's possession. In order to give notice of the right, title and interest of the certificateholders to the contracts, Vanderbilt will cause a UCC-1 financing statement to be executed and filed reflecting the sale and assignment of the contracts from the seller to the depositor (unless the seller and the depositor are the same entity) and from the depositor to the trustee. Vanderbilt's accounting records and computer systems will also reflect that sale and assignment. In addition, within one week after the initial delivery of the certificates, the contracts will be stamped to reflect their assignment to the trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the trustee's interest in the contracts could be defeated. See "Risk Factors -- Risks relating to enforceability of the contracts."

     Vanderbilt will make representations and warranties in the pooling and servicing agreement with respect to each contract as of the Closing Date, to the effect that:

     o as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days (or other number of days specified in the related prospectus supplement). As of the Closing Date, Vanderbilt has not taken any material steps toward foreclosure in respect of such contract;

     o no provision of a contract has been waived, altered or modified in any respect, except by instruments or documents contained in the contract file, the Land-and-Home Contract file or the mortgage loan file, as applicable;

     o each contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);

     o no contract is subject to any right of rescission, set-off, counterclaim or defense;

     o each contract is covered by hazard insurance described under "-- Servicing -- Hazard Insurance";

     o each contract has been originated by a manufactured housing dealer or lender or Vanderbilt in the ordinary course of that dealer's or lender's or Vanderbilt's business and, if originated by a manufactured housing dealer or other lender, was purchased by Vanderbilt in the ordinary course of business;

     o no contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest in the contract to the trustee or a separate trustee in accordance with the pooling and servicing agreement unlawful;

     o    each contract complies with all requirements of law;

     o no contract has been satisfied, subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract in whole or in part;

     o each manufactured housing contract creates a valid and enforceable first priority security interest in favor of Vanderbilt in the manufactured home covered by the manufactured housing contract and, with respect to each Land-and-Home Contract and each mortgage loan, the lien created by the mortgage loan has been recorded, and that security interest or lien has been assigned to the trustee;

     o    all parties to each contract had capacity to execute that contract;

     o no contract has been sold, assigned or pledged to any other person, and prior to the transfer of the contracts by the depositor to the trustee, the depositor had good and marketable title to each contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer that contract to the trustee;

     o as of the Closing Date there was no default, breach, violation or event permitting acceleration under any contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under that contract, and Vanderbilt has not waived any of the above-mentioned;

     o as of the Closing Date there were, to the best of Vanderbilt's knowledge, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or any related mortgaged property securing a contract, which are or may be liens prior or equal to the lien of the contract;

     o each contract other than a Step-up Rate Contract and an Escalating Payment Contract is:

          (i) a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of that contract or

          (ii)  a loan with a variable interest rate;

     o each contract contains customary and enforceable provisions such as to render the rights and remedies of the holder of that contract adequate for realization against the collateral of the benefits of the security;

     o the description of each contract set forth in the list delivered to the trustee is true and correct;

     o    there is only one original of each contract;

     o none of the contracts had a loan-to-value ratio at origination greater than 100% (or other percentage amount described in the related prospectus supplement);

     o at the time of origination of each contract, for the percentage of contracts described in the prospectus supplement, the obligor was the primary resident of the related manufactured home;

     o other than the Land-and-Home Contracts or the mortgage loans, if any, the related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located as would render unperfected or impair the priority of the security interest in the manufactured home, and as of the Closing Date the manufactured home was, to the best of Vanderbilt's knowledge, free of damage and in good repair;

     o the related manufactured home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); and

     o each contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each manufactured home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

     Under the terms of the pooling and servicing agreement, and subject to Vanderbilt's option to effect a substitution as described in the next paragraph, Vanderbilt will be obligated to repurchase for the Repurchase Price (as defined below) any contract on the first Business Day after the first Determination Date which is more than 90 days after Vanderbilt becomes aware, or should have become aware, or Vanderbilt's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of Vanderbilt in the pooling and servicing agreement that materially adversely affects the trust fund's interest in any contract if that breach has not been cured. Vanderbilt's repurchase obligation is subject to additional conditions in the pooling and servicing pooling and servicing agreement. This repurchase obligation constitutes the sole remedy available to the trust fund and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement with respect to the contracts (but not with respect to any other breach by Vanderbilt of its obligations under the pooling and servicing agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with that repurchase, distributions otherwise payable to Residual Certificate holders will be applied to pay that tax. Vanderbilt will be required to pay the amount of the prohibited transaction tax that is not funded out of those distributions otherwise payable to Residual Certificate holders.

     In lieu of purchasing a contract as specified in the preceding paragraph, during the two-year period following the Closing Date, Vanderbilt may, at its option, substitute an Eligible Substitute Contract for the Replaced Contract. In the event that more than one contract is substituted, the requirements with respect to Scheduled Principal Balance, Contract Rate and remaining term to scheduled maturity for Eligible Substitute Contracts may be satisfied on an aggregate or weighted average basis, as applicable. Vanderbilt will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the contract being substituted. That deposit will be deemed to be a partial principal prepayment.


PAYMENTS ON CONTRACTS

     The applicable prospectus supplement will specify the arrangements in accordance with which contract collections are held pending distribution to certificateholders. A portion of the contract collections will be applied to pay the servicer's servicing compensation and to reimburse it for some expenses, as described in each prospectus supplement and as described in this prospectus under "-- Servicing Compensation and Payment of Expenses" below.

     The servicer will deposit in the Certificate Account the following payments and collections received or made by it after the Cut-off Date:

     o all obligor payments on account of principal, including principal prepayments, on the contracts;

     o    all obligor payments on account of interest on the contracts;

     o    net liquidation proceeds;

     o all proceeds received under any hazard or other insurance policy covering any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to obligor;

     o any Advances made as described under "Advances" and some other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

     o all amounts received from any credit enhancement provided with respect to a series of certificates;

     o all proceeds of any contract or property acquired in respect of a contract repurchased by the servicer, or Vanderbilt, or otherwise as described above or under "Termination" below; and

     o all amounts, if any, required to be transferred to the Certificate Account from a reserve fund in accordance with the pooling and servicing agreement.


DISTRIBUTIONS ON CERTIFICATES

     On each remittance date, the trustee will withdraw the Available Distribution Amount from the applicable Certificate Account and distribute that amount to the certificateholders of each class or other specified persons in the amounts and order of priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Available Distribution Amount will not include:

     o scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date;

     o amounts representing reimbursement for Advances as described in the related prospectus supplement; and

     o amounts representing reimbursement for any unpaid Servicing Fee and expenses from liquidation proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related contracts.

     Interest on the certificates will be paid on the dates specified in the related prospectus supplement, commencing on the date specified in the related prospectus supplement. The related prospectus supplement will set forth for each class or sub-class of certificates the interest rate, if any, for each of that class or sub-class or the method of determining that interest rate. As specified in the related prospectus supplement, classes of a series of certificates or sub-classes within a class may not be entitled to receive interest or may receive interest which is not proportionate to the principal allocable to those certificates. Principal collected on each contract, including any principal prepayments, will be passed through on each remittance date, unless that principal has previously been passed through. With respect to a class or sub-class of a series having a Stated Balance, those distributions may be made in the reduction of the Stated Balance, or in reduction of other amounts specified in the related prospectus supplement.

     Within the time specified in the pooling and servicing agreement and described in the related prospectus supplement, the servicer will furnish a statement to the trustee setting forth the amount to be distributed on the related remittance date on account of principal and interest, stated separately, and a statement setting forth information with respect to the contracts.

     If there are not sufficient funds in the Certificate Account to make the full distribution to certificateholders described above on any remittance date, the servicer will distribute the funds available for distribution to the certificateholders of each class in accordance with the respective interests in the Certificate Account, subject to the limitations described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the difference between the amount which the certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, will be added to the amount which the certificateholders are entitled to receive on the next remittance date.

     A class or sub-class of certificates may be certificates on which interest will accrue, but not be paid for the period described in the related prospectus supplement.

     Special Distributions. To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes or subclasses which have been assigned a Stated Balance having remittance dates less frequent than monthly may receive special distributions in reduction of the Stated Balance. The trustee may determine there is insufficient cash to make special distributions in any month, if, as a result of principal prepayments on the contracts in the contract pool or low reinvestment yields, based on assumptions specified in the related pooling and servicing agreement, the amount of cash available to be distributed to the holders of the certificates of those classes or sub-classes is anticipated to be less than the sum of:

        (1) the interest scheduled to be distributed to holders of those classes or sub-classes of certificates and

        (2) the amount to be distributed in reduction of Stated Balance of those certificates on that remittance date.

     Any of those special distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next remittance date.

     Subordinated Certificates and Reserve Fund. The rights of a class of certificateholders of a series to receive any or a specified portion of distributions of principal or interest or both with respect to the contracts, to the extent specified in the related pooling and servicing agreement and described in the related prospectus supplement, may be subordinated to those rights of other certificateholders. The prospectus supplement with respect to a series of certificates having a class of Subordinated Certificates will describe, among other things:

     o the extent to which that class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Available Distribution Amount among Senior Certificates and Subordinated Certificates),

     o the allocation of losses among the classes of Subordinated Certificates (which may include a reduction of the principal balance of the classes of Subordinated Certificates in the event of those losses),

     o the period or periods of that subordination, the minimum subordinated amount, if any, and

     o any distributions or payments which will not be affected by that subordination.

This subordination feature is intended to enhance the likelihood of regular receipt by Senior Certificate holders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificate holders against losses. If specified in the related prospectus supplement, some rights of the Subordinated Certificate holders, to the extent not subordinated, may be on a parity with those Senior Certificate holders.

     If specified in the related prospectus supplement, the protection afforded to the Senior Certificate holders from the subordination feature described above will be effected by the preferential right of those certificateholders to receive current distributions from the contract pool prior to Subordinate Certificateholders. In addition, to the extent specified in the related prospectus supplement, a reserve fund may be established. The reserve fund may be funded, to the extent specified in the related prospectus supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest otherwise payable to Subordinated Certificate holders, or both.

     The subordination features and the reserve fund described above are intended to enhance the likelihood of timely payment of principal and interest and to protect the Senior Certificate holders and, to the extent specified in the related prospectus supplement, Subordinated Certificate holders against loss. However, in some circumstances the reserve fund, if established, could be depleted and shortfalls could result. If, on a particular date when a distribution is due those certificateholders, the aggregate amount of payments received from the obligors on the contracts and Advances by the servicer, if any, and from the reserve fund of a series, if any, do not provide sufficient funds to make full distributions to those certificateholders of a series, the amount of the shortfall may be added to the amount those certificateholders are entitled to receive on the next remittance date. In the event the reserve fund, if any, is depleted, those Senior Certificate holders and, to the extent specified in the related prospectus supplement, Subordinated Certificate holders nevertheless will have a preferential right to receive current distributions from the contract pool. Those certificateholders will bear their proportionate share of losses realized on contracts to the extent any reserve fund or subordination features are exhausted.


ADVANCES

     If the amount eligible for distribution to the certificateholders of a series of certificates (or to Senior Certificate holders, only if so specified, in the case of a series of certificates having a class of Subordinated

Certificates) on any remittance date is less than the amount which is due those certificateholders on that remittance date, the related pooling and servicing agreement will provide that the servicer, under some circumstances, will make Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to certificateholders, for distribution to the certificateholders. The Advance is generally an amount equal to the difference between the amount due to them and the amount in the Certificate Account eligible for distribution to them in accordance with the pooling and servicing agreement, but only to the extent that difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the servicer determines those Advances are recoverable from future payments and collections on the contracts or otherwise, as specified in the pooling and servicing agreement. The servicer's obligation to make Advances, if any, may, be limited in amount and the servicer may not be obligated to make Advances until all or a specified portion of the reserve fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificate holders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the servicer out of amounts received on particular contracts which represent late recoveries of principal or interest with respect to which any of those Advances were made or from other funds in the Certificate Account. The servicer is not required to make an Advance if it believes the Advance would not ultimately be recoverable and if the servicer determines, in its good faith judgment, that a prior Advance has become non-recoverable, the servicer may reimburse itself out of funds in the Certificate Account.


EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of the flow of funds for the remittance date occurring in June 2002 for a class with a fixed remittance rate in a hypothetical series of certificates with a Cut-off Date of April 26, 2002:



April 26, 2002 .............      (A)  Cut-off Date.
April 26 to May 25 .........      (B)  Due Period. Servicer receives scheduled payments
                                       on the contracts and any principal prepayments
                                       made by obligors and applicable interest on those
                                       contracts.
May 31 .....................      (C)  Record Date.
June 4 .....................      (D)  Determination Date. Distribution amounts
                                       determined.
June 7 .....................      (E)  Remittance date. (Each remittance date is the 7th
                                       day of each month or, if the 7th day is not a Business
                                       Day, the next Business Day.)

     The original contract pool principal balance will be the aggregate Scheduled Principal Balance of the contracts on April 26, 2002 after deducting principal payments received before that date. Principal payments received before April 26, 2002 and the accompanying interest payments, are not part of the trust fund and will not be passed through to certificateholders. Scheduled payments, principal prepayments and net liquidation proceeds may be received at any time during this period and will be distributed to certificateholders on June 7. When a contract is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. The Available Distribution Amount for the distribution on June 7 is described under "-- Payments on Contracts" and "-- Distributions on the Certificates" above. Distributions on June 7 will be made to certificateholders of record at the close of business on May 31. On June 4 (three Business Days prior to the remittance date), the servicer will determine the amounts of principal and interest which will be passed through on June 7 to certificateholders. On June 7, the amounts determined on June 4 will be distributed to certificateholders. If a payment due in the Due Period ending May 25 is received in the Due Period ending in June, that late payment will be taken into account in determining the Available Distribution Amount for July 7.

     The flow of funds with respect to any series of certificates may differ from the above example, as specified in the related prospectus supplement.

INDEMNIFICATION

     The pooling and servicing agreement requires the servicer to defend and indemnify the trust fund, the trustee (including any agent of the trustee) and the certificateholders (which indemnification will survive any removal of the servicer as servicer of the contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising from third party claims or actions in respect of any action taken or failed to be taken by the servicer or a prior owner of acquired contracts or servicer on behalf of that owner with respect to any contract or manufactured home any failure by the servicer to perform its obligations in compliance with the standard of care described in the pooling and servicing agreement. The pooling and servicing agreement requires Vanderbilt to indemnify, defend and hold harmless the trust fund, the trustee and the certificate holders for any taxes and related penalties which may at any time be asserted with respect to, and as of the date of, the conveyance of the contracts to the trust fund (but not including any income or franchise taxes or any federal, state or other tax arising out of the creation of the trust fund and the issuance of the certificates or distributions with respect to the trust fund).


SERVICING

     In accordance with the pooling and servicing agreement, the servicer will service and administer the contracts assigned to the trustee. The servicer will perform diligently all services and duties specified in each pooling and servicing agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the contracts in those jurisdictions where the related manufactured homes are located or as otherwise specified in the pooling and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession. The pooling and servicing agreement provides that the servicer may delegate its duties under that agreement to one or more entities, each a subservicer that agrees to conduct those duties in accordance with the pooling and servicing agreement. In spite of any delegation, the servicer will continue to be liable for all of its obligations under the pooling and servicing agreement.

     The servicer will make reasonable efforts to collect all payments called for under the contracts and, consistent with the pooling and servicing agreement and any FHA insurance and VA guaranty, will follow those collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the contracts.

     Hazard Insurance. The terms of the pooling and servicing agreement will generally require the servicer to cause to be maintained with respect to each contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing or one- to four-family residential properties, as applicable, issued by a company authorized to issue those policies in the state in which the manufactured home, modular home or mortgaged property is located, and in an amount which is not less than the maximum insurable value of that manufactured home, modular home or mortgaged property or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in that policy. When a manufactured home or modular home's location was, at the time of origination of the related contract, within a federally-designated special flood hazard area, the servicer shall also cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or the lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the servicer shall pay those premiums out of its own funds, and may add separately that premium to the obligor's obligation as provided by the contract, but may not add that premium to the remaining principal balance of the contract.

     The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each manufactured home, modular home or mortgaged property, and shall maintain, to the extent that the related contract does not require the obligor to maintain a hazard insurance policy with respect to the related manufactured home, modular home or mortgaged property, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer shall pay the premium for that policy on the basis described in that pooling and servicing agreement and shall pay any deductible amount with respect to claims under that policy relating to the contracts. If the insurer under the policy shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a placement policy comparable to that policy.

     If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either (a) maintain, at its expense, hazard insurance with respect to that manufactured home, or (b) indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

     Evidence as to Compliance. Each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report prior to each remittance date, setting forth information regarding the contract pool and certificates of those series as is specified in the related prospectus supplement. The report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of that report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. The servicer will deliver to the trustee an annual report of a nationally recognized accounting firm stating that that firm has examined documents and records relating to the servicing of manufactured housing contracts serviced by the servicer under pooling and servicing agreements similar to the pooling and servicing agreement and stating that, on the basis of those procedures, that servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in that report.

     Some Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under a pooling and servicing agreement except upon a determination that its duties under that pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under that pooling and servicing agreement. The servicer can only be removed as servicer in accordance with an Event of Termination as discussed below.

     Each pooling and servicing agreement will also generally provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trustee or the certificateholders for any action taken or for restraining from the taking of any action in good faith in accordance with the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any of those persons will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care described in the pooling and servicing agreement. The servicer may, in its discretion, undertake any of that action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties under that pooling and servicing agreement and the interests of the certificateholders under that pooling and servicing agreement. In that event, the servicer will be entitled to be reimbursed for any legal expenses and costs of that action and any liability resulting out of the Certificate Account.

     The servicer's obligations with respect to the certificates are limited to its contractual servicing obligations and any additional obligations specified in the prospectus supplement.

     The servicer shall keep in force throughout the term of this pooling and servicing agreement a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this pooling and servicing agreement, and a fidelity bond. The insurance policy or policies and that fidelity bond shall be in a form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

     The servicer, to the extent practicable, shall cause the obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any manufactured home having a priority equal or senior to the lien of the related contract, the servicer shall advance any of that delinquent tax or charge. The servicer will be entitled to recover any taxes or similar governmental charges advanced directly from the obligor or from any liquidation proceeds.

     Servicing Compensation and Payment of Expenses. For its servicing of the contracts, the servicer will receive Servicing Fees which include a Monthly Servicing Fee (which the servicer may assign) for each Due Period (paid on the next succeeding remittance date).

     The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer for the trust fund and for additional administrative services performed by the servicer on behalf of the trust fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each contract. Administrative services performed by the servicer on behalf of the trust fund include calculating distributions of certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with the servicing of the contracts and paid by the servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of contracts (except liquidation expenses and some other advances) and payment of expenses incurred in connection with distributions and reports to certificateholders. The servicer will be reimbursed out of the liquidation proceeds of a liquidated contract for all ordinary and necessary liquidation expenses incurred by it in realization upon the related manufactured home.

     As part of its servicing fees the servicer will also be entitled to retain, as compensation for the additional services provided, any fees for late payments made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes.

     So long as Vanderbilt is the servicer, the servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted contract by depositing into the Certificate Account an amount equal to the outstanding principal balance of that contract plus accrued and unpaid interest on that contract to the Due Date in the Due Period in which that deposit is made minus $2,000. Vanderbilt will not be reimbursed for any liquidation expenses incurred in the liquidation of that contract and will retain any liquidation proceeds in respect of that contract. Vanderbilt has the option to liquidate defaulted contracts in this manner because it may be more compatible with its record keeping systems to do so. Vanderbilt is under no obligation to liquidate any defaulted contract pursuant to this option and, if Vanderbilt elects to use this option in the case of a particular contract, it is under no obligation to do so for any other contract. Certificateholders should expect no benefit from this option or any exercise thereof.

     Any person with which the servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement so long as the successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The servicer may assign its rights and delegate its duties under the pooling and servicing agreement (with the prior written consent of Vanderbilt if Vanderbilt is not the servicer), provided that any rating of the certificates then in effect will not be reduced because of that assignment and delegation. Upon any assignment and delegation, the assigning servicer will not be liable for obligations of the servicer after that assignment.

     Events of Termination. Events of Termination under each pooling and servicing agreement will include:

     o any failure by the servicer to distribute to the certificateholders any required payment which continues unremedied for 5 days (or other period specified in the related prospectus supplement) after the giving of written notice;

     o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement that materially and adversely affects the interests of certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of that failure or breach; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer.

     Notice for an Event of Termination means notice to the servicer by the trustee, or to Vanderbilt, the servicer, if any, and the trustee by the holders of certificates representing interests aggregating not less than 25% of the trust fund.

     Rights Upon Event of Termination. So long as an Event of Termination remains unremedied, the trustee may, and at the written direction of the certificateholders of a series evidencing interests aggregating 25% or more of the related trust fund, shall terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the contracts and the proceeds of those contracts (subject to applicable law regarding the trustee's ability to make Advances), and the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any obligation of Vanderbilt to repurchase contracts for breaches of representations or warranties, and the trustee will not be liable for any acts or omissions of the servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. In spite of that termination, the servicer shall be entitled to payment of some amounts accrued or payable to it prior to that termination, for services rendered and for unreimbursed Advances made prior to that termination. No termination will affect in any manner Vanderbilt's obligation to repurchase some contracts for breaches of representations or warranties related to the contracts under the pooling and servicing agreement. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a servicer. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and that successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the pooling and servicing agreement. If the trustee in bankruptcy or similar official is appointed for the servicer, and no Event of Termination other than the servicer's insolvency has occurred, that trustee or other official may have the power to prevent the trustee from effecting a transfer of servicing.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to that pooling and servicing agreement unless (a) that holder previously has given to the trustee written notice of default, (b) the holders of certificates evidencing interests aggregating not less than 25% of the related trust fund requested the trustee in writing to institute that proceeding in its own name as trustee, (c) those Certificateholders have offered to the trustee reasonable indemnity and (d) the trustee for 60 days has neglected or refused to institute any of that proceeding. The trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.


REPORTS TO CERTIFICATEHOLDERS

     The servicer or the trustee, as applicable, will forward to each certificateholder on each remittance date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, a statement setting forth, among other things:

         (1) the amount of that distribution allocable to principal on the certificates;

         (2) the amount of that distribution allocable to interest on the certificates;

         (3) if the distribution to the certificateholders is less than the full amount that would be distributable to those certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

         (4) the aggregate amount of Advances, if any, by the servicer included in the amounts actually distributed to the certificateholders;

         (5) the outstanding principal balance of the contracts; and

         (6) the approximate weighted average interest rate of the contracts during the Due Period immediately preceding that remittance date.

     In addition, not more than 90 days after the end of each calendar year, the servicer will furnish a report to each certificateholder of record at any time during that calendar year: (a) as to the aggregate of amounts reported in accordance with clauses (1) and (2) above for that calendar year or, in the event that person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year, and (b) other information as the servicer deems necessary or desirable for certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the certificateholders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee annually a report by independent public accountants with respect to the servicing of the contracts as described under "Evidence as to Compliance" above.


AMENDMENT

     The pooling and servicing agreement may be amended by Vanderbilt and the trustee without the consent of the certificateholders:

     o    to cure any ambiguity,

     o to correct or supplement any provision of the pooling and servicing agreement that may be inconsistent with any other provision of the pooling and servicing agreement,

     o if a REMIC Election has been made, to maintain the REMIC status of the trust fund and to avoid the imposition of certain taxes on the REMIC, or

     o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions of the pooling and servicing agreement, provided that action will not adversely affect in any material respect the interests of the certificateholders of the related series. The pooling and servicing agreement may also be amended by Vanderbilt, the servicer and the trustee with the consent of the certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the trust fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment which reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to contracts which are required to be distributed on any certificate may be effective without the consent of the holders of that certificate.


TERMINATION OF THE AGREEMENT

     The obligations created by each pooling and servicing agreement will terminate upon the date calculated as specified in the pooling and servicing agreement, generally upon (a) the later of the final payment or other liquidation of the last contracts subject to the pooling and servicing agreement and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or mortgage loan or repossession of any manufactured home and (b) the payment to the certificateholders of all amounts held by the servicer or the trustee and required to be paid to it in accordance with the pooling and servicing agreement. In addition, Vanderbilt or the servicer may at its option with respect to any series of certificates, repurchase all contracts remaining outstanding at the time the aggregate unpaid principal balance of those contracts is less than the percentage of the aggregate unpaid principal balance of the contracts on the Cut-off Date specified with respect to those series in the related prospectus supplement.


THE TRUSTEE

     The prospectus supplement for a series of certificates will specify the trustee under the related pooling and servicing agreement. The trustee may have normal banking relationships with Vanderbilt or its affiliates and the servicer or its affiliates.

     The trustee may resign at any time, in which event Vanderbilt will be obligated to appoint a successor trustee. Vanderbilt may also remove the trustee if the trustee ceases to be eligible to continue as that under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the holders of certificates evidencing interests aggregating over 50% of the related trust fund as specified in the pooling and servicing agreement. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, any contract, contract file, Land-and-Home Contract file, mortgage loan file or related documents, and will not be accountable for the use or application by the seller or the depositor of any funds paid to the seller or the depositor in consideration of the conveyance of the contracts, or deposited into or withdrawn from the Certificate Account by Vanderbilt, as servicer. If no Event of Termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement. Whether or not an Event of Termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Under the pooling and servicing agreement, the servicer, agrees to pay to the trustee from time to time:

         (1) reasonable compensation for all services rendered by it under the pooling and servicing agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) and

         (2) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the pooling and servicing agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense, disbursement or advance as may be attributable to the trustee's negligence or bad faith. The servicer has agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust fund and the trustee's duties under the pooling and servicing agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the trustee's powers or duties under the pooling and servicing agreement.

                 DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

     Some of the contracts, may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

     The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of:

     o the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the contract,

     o accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum,

     o costs paid to a dealer or other third party to repossess and preserve the manufactured home,

     o the amount of any sales commission paid to a dealer or other third party for the resale of the property,

     o with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property,

     o    uncollected court costs,

     o    legal fees, not to exceed $500, and

     o expenses for recording the assignment of the lien on the collateral to the United States.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of August 31, 2002, Vanderbilt's Title I reserve amount was approximately $10,983,234, which amount was available to pay claims in respect of approximately $114,382,520 of FHA-insured manufactured housing contracts serviced by Vanderbilt. If Vanderbilt were replaced as servicer of the contracts under the pooling and servicing agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of Vanderbilt, as servicer of the FHA-insured Contracts.

     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that those amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guarantee.

                      SOME LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of some legal aspects of manufactured housing contracts, Land-and-Home Contracts and mortgage loans, which are general in nature. Because those legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the manufactured housing contracts, Land-and-Home Contracts or mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the manufactured housing contracts, Land-and-Home Contracts or mortgage loans.


THE MANUFACTURED HOUSING CONTRACTS

     General. As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights (including the right to receive payment on the contracts) and will assume the obligations of the obligee under the contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced by the contract, and (b) the grant of a security interest in the manufactured home to secure repayment of that loan. Some aspects of both features of the manufactured housing contracts are described more fully below.

     The manufactured housing contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. In accordance with the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the servicer will retain possession of the manufactured housing contracts (other than the Land-and-Home Contracts) as custodian for the trustee, and will make an appropriate filing of a UCC-1 financing statement in the applicable jurisdiction under the UCC to give notice of the trustee's ownership of the manufactured housing contracts. The manufactured housing contracts will be stamped to reflect their assignment to the trustee. However, if through negligence, fraud, or otherwise, a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of that assignment, the trustee's interest in those contracts could be defeated.

     Security Interests in the manufactured homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia and Puerto Rico. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection in accordance with the provisions of the UCC is required. Vanderbilt effects notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a manufactured home is registered. In the event Vanderbilt fails, due to clerical errors, to effect that notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee on behalf of the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provision of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts and Mortgage Loans" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the manufactured housing contracts contain provisions prohibiting the borrower from attaching the manufactured home to its site. So long as the borrower does not violate this covenant, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of the UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home becomes attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller of the manufactured housing contracts and transferred to Vanderbilt. Vanderbilt will represent that at the date of the initial issuance of the related certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the manufactured housing contracts.

     The security interest in the manufactured homes will be assigned to the trustee on behalf of the certificateholders, but the certificates of title will not be amended to identify the trustee as the new secured party. Neither the depositor nor the servicer will deliver the certificates of title to the trustee or note the interest of the trustee on the certificates of title. Accordingly, Vanderbilt, or other originator of the manufactured housing contracts as provided in this prospectus or the prospectus supplement, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, the assignment to the trustee is an effective conveyance of that security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home may not be held effective or those security interests may not be perfected. In such a case, the absence of a notation of the trustee's security interest or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of Vanderbilt or the depositor or a trustee in bankruptcy of Vanderbilt or the depositor.

     In the absence of fraud, forgery or affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of Vanderbilt on the certificate of title or delivery of the required documents and fees will be sufficient, in some states, to protect the certificateholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which Vanderbilt's security interest is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of some states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state and re-perfects the trustee's security interest in the manufactured home. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps were not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home could cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, Vanderbilt must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, Vanderbilt would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, Vanderbilt would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, Vanderbilt takes steps to effect that re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly when an obligor under a contract sells a manufactured home, Vanderbilt must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the pooling and servicing agreement, Vanderbilt is obligated to take those steps, at Vanderbilt's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over perfected security interests. The depositor, and, if Vanderbilt is not the depositor, Vanderbilt will represent in the pooling and servicing agreement that it has no knowledge of any of those liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of the contract. No notice will be given to the trustee or certificateholders in the event that a lien arises.

     Enforcement of Security Interests in manufactured homes. The servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to real estate laws, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, after that, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing a debtor's loan. However, some states impose prohibitions or limitations on definitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the Soldier's and Sailor's Civil Relief Act, an obligor who enters military service after the origination of that obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the contracts. Any shortfall in interest collections resulting from the application of the Soldier's and Sailor's Civil Relief Act, to the extent not covered by the subordination of a class of Subordinated Certificates, could result in losses to the holders of a series of certificates. In addition, the Soldier's and Sailor's Civil Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected contract during the obligor's period of active duty status. Thus, in the event that a contract goes into a default in which the obligor is subject to the Soldier's and Sailor's Civil Relief Act, there may be delays and losses occasioned by the inability to realize upon the manufactured home in a timely fashion.


LAND-AND-HOME CONTRACTS AND MORTGAGE LOANS

     General. The Land-and-Home Contracts and mortgage loans will be secured by either first mortgages or deeds of trust, depending upon the applicable law in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note, bond or other instrument evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under the deed of trust, the borrower conveys title to the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, in accordance with a power of sale provided in the mortgage. Foreclosure of mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, a foreclosure also may be accomplished by judicial action in the manner provided for by foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver. After that, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after the sale in accordance with a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some other states, this right of redemption may be waived, or applies only to sale following judicial foreclosure, and not a sale in accordance with a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. A right of redemption diminishes the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit or restrict the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on a personal action against the borrower, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against a former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldier's and Sailor's Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract or a mortgage loan, in a Chapter 13 proceeding under the federal bankruptcy code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Some court decisions also have applied this relief to claims secured by the debtor's principal residence.

     The Code provides priority to some tax liens over the lien of the mortgage or the deed of trust. The laws of some states provide priority to some tax liens over the lien of the mortgage or the deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Fair Debt Collection Practices Act and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.


SOME MATTERS RELATING TO INSOLVENCY

     Vanderbilt intends that each transfer of the contracts to a trust fund will constitute a sale rather than a pledge of the contracts to secure indebtedness of Vanderbilt. However, if Vanderbilt (or one of its affiliates) were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of Vanderbilt (or one of its affiliates) or Vanderbilt as a debtor-in-possession may argue the sale of the contracts by Vanderbilt (or one of its affiliates) was a pledge of the contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay or reduction of distributions to the related certificateholders.


CONSUMER PROTECTION LAWS

     The so-called holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and related lenders and assignees) to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of that contract (such as the trust fund) to all claims and defenses which the obligor could assert against the seller of the manufactured home. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust fund against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to lending and origination of contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.


TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes or modular homes without the consent of the lender or the servicer and permit the acceleration of the maturity of the contracts by the lender or the servicer upon any sale or transfer that is not consented to. The servicer expects that it will permit most transfers and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession, foreclosure proceeding or trustee's sale.

     In the case of a transfer of a manufactured home or modular home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes or modular homes. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in respect of some manufactured homes or modular homes.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on some manufactured housing and mortgaged properties. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects its application. Fifteen states adopted laws prior to the April 1, 1983 deadline which reject some or all of Title V. In addition, even where the Title V was not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on loans covered by Title V. Vanderbilt will represent in the applicable pooling and servicing agreement that all of the contracts comply with applicable usury laws.

                              ERISA CONSIDERATIONS

     ERISA imposes some requirements on employee benefit plans subject to ERISA, Plans, and on persons who are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by those Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes some duties on persons who are fiduciaries of those Plans. Under ERISA (subject to exceptions), any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any of that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of those plans may be invested in certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Any Plan fiduciary considering the purchase of a certificate should consult with its counsel with respect to the application of ERISA and the Code to that investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification under ERISA, other provisions of ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving assets of Plans (including for these purposes individual retirement accounts and Keogh plans) and persons having some specified relationships to a Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Those transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon those persons by Section 4975 of the Code. An investment in the certificates by a Plan might constitute a prohibited transaction under the above-mentioned ERISA sections unless an administrative exemption applies. In addition, if any investing Plan's assets were deemed to include an interest in the assets of the contract pool and not merely an interest in the certificates, transactions occurring in the operation of the contract pool might constitute prohibited transactions unless an administrative exemption applies. Some exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the contract pool are noted below.

     The Department of Labor, or the DOL, has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless some exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of that Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly offered security, as defined in DOL Reg.
Section 2510.3-10, is a security that is widely held, freely transferable and either registered under the Securities Exchange Act of 1934 or sold to the Plan as part of a public offering under the Securities Act that then becomes registered. The certificates are not expected to be publicly-offered securities under the terms of the Regulation, and it is not anticipated that any other exception to the regulation will apply.

     As a result, an investing Plan's assets could be considered to include an undivided interest in the contracts and any other assets held in the contract pool. In the event that assets of a contract pool are considered assets of an investing plan, Vanderbilt, the servicer, the trustee, other persons, in providing services with respect to the contracts, or some affiliates of any of the above-mentioned parties, may be considered, or might become, parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of certificates by or on behalf of that Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exemption applies.

     Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed to be Plan assets for purposes of ERISA) are used to purchase a certificate if, with respect to those assets, Vanderbilt, the servicer, the trustee, the underwriters named in the prospectus supplement or an affiliate of any of those parties:

     o has investment discretion with respect to the investment of those assets of that Plan, or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and in accordance with a pooling and servicing agreement or understanding that that advice will serve as a primary basis for investment decisions with respect to those assets and that that advice will be based on the particular investment needs of the Plan, or (c) is an employer maintaining or contributing to the Plan.

     The DOL has granted to the lead underwriter named in the prospectus supplement an exemption from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities holding investment pools that consist only of some receivables, loans and other obligations that meet the conditions and requirements of the exemption. The receivables covered by the exemption include manufactured housing installment sales contracts and installment loan agreements such as the contracts. The exemption will apply to the acquisition, holding and resale of the certificates, other than Residual Certificates, by a Plan, provided that a number of conditions are met.

     Among the conditions which must be satisfied for the exemption to apply to the certificates are the following:

     o The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     o Except when the trust fund holds certain types of obligations, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     o The certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three (four, in a Designated Transaction) highest generic rating categories from either Standard & Poor's, a Division of The McGraw-Hill Companies, Moody's Investors Service, Inc. or Fitch, Inc.;

     o The trustee is not an affiliate of any other member of the Restricted Group;

     o The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Vanderbilt in accordance with the sale of the contracts to the issuer represents not more than the fair market value of those contracts; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with those services;

     o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the SEC under the Securities Act; and

     o For some types of issuers, the documents establishing the issuer and governing the transaction contain some provisions intended to protect the assets of the issuer from creditors of the sponsor.

     Moreover, the exemption would provide relief from some self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire securities of an issuer that holds obligations on which the fiduciary (or an affiliate) is obligor only if, among other requirements:

     o in the case of the acquisition of certificates in connection with the initial issuance, at least fifty (50) percent of each class of certificates is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group,

     o the Plan's investment in a class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition,

     o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity, and

     o the fiduciary or its affiliate is obligor on obligations representing no more than five percent of the fair market value of obligations held by the issuer.

     The exemption does not apply to the Restricted Group.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of those plans generally may be invested in the certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of certificates. Assets of a Plan or individual retirement account should not be invested in the certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. In this regard, a Plan fiduciary proposing to invest in certificates should consider that the rating of a security may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, certificates of that class will no longer be eligible for relief under the exemption, and may not be purchased or sold to a Plan, although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the exemption to dispose of it.

     No transfer of a certificate with a rating below BBB- shall be registered unless the prospective transferee provides the trustee and Vanderbilt with (a) a certification to the effect that (1) that transferee is not an employee benefit or other plan subject to section 406 or section 407 of ERISA or to section 4975 of the Code, the trustee of any of that plan, a person acting on behalf of any of that plan, or a person using the assets of any of that Plan; or (2) if that transferee is an insurance company, it is purchasing those certificates with funds contained in an insurance company general account (as that term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60, PTCE 95-60) and the purchase and holding of those certificates are covered under Sections I and III of PTCE 95-60; or (b) an opinion of counsel (a "benefit plan opinion") satisfactory to the trustee and Vanderbilt, and upon which the trustee and Vanderbilt shall be entitled to rely, to the effect that the purchase and holding of that certificate with a rating below BBB- by the prospective transferee will not result in the assets of the trust fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the trustee or Vanderbilt to any obligation in addition to those undertaken by those entities in the agreement, which opinion of counsel shall not be an expense of the trustee or Vanderbilt. Unless a different certification or an opinion is delivered, Certificate Owners of the certificates with a rating below BBB- will be deemed to make the representations in clause (a)(1).

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general discussion of material federal income tax consequences relating to the purchase, ownership, and disposition of the certificates and is based on advice of Sidley Austin Brown & Wood LLP, special tax counsel to Vanderbilt. The discussion is also based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991, all of which are subject to change or possibly differing interpretations. The discussion below addresses all material federal income tax consequences generally applicable to investors. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

     Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the certificates will depend upon whether an election is made to treat the trust fund or a segregated portion thereof evidenced by a particular series or sub-series of certificates as a REMIC within the meaning of Section 860D(a) of the Code. The prospectus supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect to the prospectus supplement. The following discussion deals first with series with respect to which a REMIC Election is made and then with series with respect to which a REMIC Election is not made.


REMIC SERIES

     With respect to each series of certificates for which a REMIC Election is made, Sidley Austin Brown & Wood LLP, special tax counsel to Vanderbilt, is of the opinion that, assuming: (a) the making of that election in accordance with the requirements of the Code and (b) ongoing compliance with the applicable pooling and servicing agreement, at the initial issuance of the certificates in those series the trust fund will qualify as a REMIC and the certificates in those series will be treated either as Regular Certificates or as a Residual Certificate.

     Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with some requirements and the following discussion assumes that those requirements will be satisfied by the trust fund so long as there are any REMIC certificates outstanding. Substantially all of the assets of the REMIC must consist of qualified mortgages and Permitted Investments as of the Startup Day and at all times after that. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in that obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if that purchase is in accordance with a fixed price contract in effect on the Startup Day. The REMIC regulations provide that a contract is principally secured by an interest in real property if the fair market value of the real property securing the contract is at least equal to either (a) 80% of the issue price (generally, the principal balance) of the contract at the time it was originated or (b) 80% of the adjusted issue price (the then-outstanding principal balance, with some adjustments) of the contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a contract is principally secured by an interest in real property if substantially all of the proceeds of the contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series -- Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

     A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless that sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be promptly and appropriately reduced as payments on contracts are received. Foreclosure property will be a Permitted Investment only to the extent that that property is not held for more than three years following the close of the taxable year in which the property was acquired by the REMIC.

     The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that Disqualified Organizations do not hold residual interest in the REMIC. Consequently, it is expected that in the case of any trust fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that that representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the IRS and some other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, that an organization does, in fact, acquire a residual interest. See "REMIC Series -- Restrictions on Transfer of Residual Certificates" below.

     If the trust fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the trust fund will not be treated as REMIC for the year during which that failure occurs and for all years after that unless the IRS determines, in its discretion, that that failure was inadvertent (in which case, the IRS may require any adjustments which it deems appropriate). If the ownership interests in the assets of the trust fund consist of multiple classes, failure to treat the trust fund as a REMIC may cause the trust fund to be treated as an association taxable as a corporation. That treatment could result in income of the trust fund being subject to corporate tax in the hands of the trust fund and in a reduced amount being available for distribution to certificateholders as a result of the payment of those taxes.

     Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the IRS provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. Vanderbilt will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series -- Qualification as a REMIC."

     Tiered REMIC Structures. For some series of certificates, two or more separate elections may be made to treat segregated portions of the assets of a single trust fund as REMICs for federal income tax purposes (respectively, the subsidiary REMIC or subsidiary REMICs and the master REMIC). Upon the issuance of any of those series of certificates, Sidley Austin Brown & Wood LLP, special tax counsel to Vanderbilt, will have advised Vanderbilt, as described above, that at the initial issuance of the certificates, the subsidiary REMIC or subsidiary REMICs and the master REMIC will each qualify as a REMIC for federal income tax purposes, and that the certificates in those series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC certificates issued by the master REMIC will be offered under this prospectus. Solely for the purpose of determining whether those Regular Certificates will constitute qualifying real estate or real property assets for some categories of financial institutions or real estate investment trusts, each REMIC in a tiered REMIC structure will be treated as one. See the discussion below under "REMIC Series -- Taxation of Regular Interests."

     Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. That specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to those Regular Certificates under the accrual method. Under temporary Treasury regulations, if a trust fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's Servicing Fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Vanderbilt, will be allocated as a separate item to those Regular Certificate holders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary Treasury regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as some trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in that REMIC will be allowed to deduct the above expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with some other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code will be reduced by the lesser of:

         (1) 3% of the excess of adjusted gross income over the specified threshold amount or

         (2) 80% of the amount of itemized deductions otherwise allowable, for that taxable year. As a result of the above-mentioned limitations, some holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the above-mentioned expenses.

     Tax Status of REMIC Certificates.  In general,

     o Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and

     o Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest on the Regular Certificate, will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each of that case as long as the portion of the assets of the trust fund qualifying for the corresponding status is at least 95% of the assets of the REMIC.

     If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the above-mentioned sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury regulations promulgated in accordance with Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury regulations promulgated in accordance with Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "real property" for purposes of that section, and the IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the above-mentioned provisions of the Code that are considering the purchase of certificates should consult their own tax advisors regarding these provisions. Furthermore, interest paid with respect to certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "government securities" within the meaning of Sections 851(b)(3)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC regulations provide that payments on contracts qualifying for the corresponding status that are held and reinvested pending distribution to certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     Original Issue Discount. Regular Certificates may be issued with OID. OID Regulations governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury regulations issued after that in January 1994 and in June 1996. The discussion in this prospectus is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. The June 1996 Regulations apply to debt instruments issued after August 13, 1996. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address some issues relevant to prepayable securities such as the Regular Certificates.

     In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of that Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than 0.25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, Vanderbilt expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than 0.167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of that Regular Certificate to its maturity date.

     Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that de minimis original issue discount in income as principal payments are made. The amount included in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount included in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder of that Regular Certificate. In accordance with the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting may elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method with respect to original issue discount.

     The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect to that Regular

Certificate other than "qualified stated interest." In accordance with the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under some circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). It is possible that the IRS could assert that the stated rate of interest on the certificates is not unconditionally payable or otherwise does not qualify as qualified stated interest. That position, if successful, would require all holders of certificates to accrue all income on the certificates under the OID Regulations. Vanderbilt, however, intends to treat all stated interest on the certificates as qualified stated interest. Under the OID Regulations, some variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a pool of contracts, may not be treated as qualified stated interest. In that case, the OID Regulations would treat interest under those rates as contingent interest which generally must be included in income by the Regular Certificate holder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of that interest payable on Regular Certificates, the REMIC will treat that interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of that interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, Vanderbilt expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all contracts will occur in that manner that the initial remittance rate for a certificate will not change. Accordingly, interest at the initial remittance rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of that class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of that Regular Certificate includes that pre-issuance accrued interest.

     If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to that income. The amount of original issue discount, if any, required to be included in a Regular Certificate holder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under that section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing those instruments, is computed by taking into account the Prepayment Assumption. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The amount of original issue discount included in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the same of:

     o the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and

     o the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period."

     Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to that Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of:

     o the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period),

     o events, including actual prepayments, which have occurred before the close of the accrual period, and

     o the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificate holder must include in income to take into account prepayments with respect to the contracts held by the trust fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificate holder must include in income to take into account prepayments with respect to the contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificate holders based on the Prepayment Assumption, no representation is made to Regular Certificate holders that the contracts will be prepaid at that rate or at any other rate.

     A subsequent purchaser of a Regular Certificate will also be required to include in that purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to that Regular Certificate. However, if the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

     Vanderbilt believes, upon the advice of Sidley Austin Brown & Wood LLP, special tax counsel to Vanderbilt, that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

     Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a Variable Rate Regular Certificate provides for qualified stated interest payments computed on the basis of some qualified floating rates or objective rates, then any original issue discount on that Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series -- Original Issue Discount." Accordingly, if the issue price of that Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

     For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a Variable Rate Regular Certificate may not be treated as qualified stated interest in some circumstances, including the following:

     o if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without that floor or ceiling; or

     o if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate. In these situations, as well as others, it is unclear under the OID Regulations whether those interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments. The amended OID Regulations issued on June 11, 1996 generally require the accrual of original issue discount on contingent payment debt instruments based on the comparable yield of fixed rate debt instruments with similar terms and conditions, followed by adjustments to reflect the differences between the payments so projected and the actual contingent payments. Although the new rules technically do not adequately address some issues relevant to, or applicable to, prepayable securities such as REMIC regular interests, in the absence of other authority, the servicer intends to be guided by principles of the OID Regulations applicable to variable rate debt instruments in determining whether those certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to those certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Investors acquiring Regular Certificates whose rates are subject to the variations outlined above should consult their tax advisors concerning their appropriate tax treatment.

     If a Variable Rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with that Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of that qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of that Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon that Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

     Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on that Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either:

     o under a constant yield method that is similar to the method for the accrual of original issue discount or

     o in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

     The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of that Regular Certificate and that portion of the discount allocable to that distribution would be reported as income when that distribution occurs or is due.

     The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of that Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of that payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on that Regular Certificate is to be reduced by the amount previously treated as ordinary income.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until that time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry that Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes that election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificate holder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificate holder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however,

         (1) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and

         (2) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning that election and rules for determining the method for amortizing bond premium.

     On December 30, 1997 the IRS issued final regulations, the Amortizable Bond Premium Regulations, deal with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in that Regular Certificate. The adjusted basis generally will equal the cost of that Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to that Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payment) and any amortizable premium. Similarly, a Regular Certificate holder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

     Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of:

         (1) the amount that would have been included in the holder's income if the yield on that Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of that holder's holding period, over

         (2) the amount of ordinary income actually recognized by the holder with respect to that Regular Certificate.

     If it is determined that Vanderbilt intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

     Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be included as ordinary income or loss in determining the taxable income of Residual Holders, and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on that day.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that:

     o the limitation on deductibility of investment interest expense and expenses for the production of income do not apply,

     o    all bad loans will be deductible as business bad debts, and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, Servicing Fees on the contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the contracts.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the contracts is acquired by a REMIC at a discount, and one or more of those contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because:

     o the prepayment may be used in whole or in part to make distributions on Regular Certificates and

     o the discount on the contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching, or those holders must have unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "REMIC Series -- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

     The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. That adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce that adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom that loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC.

     If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or that negative amount for purposes of determining the REMIC's basis in its assets. The REMIC regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC regulations indicates that, while existing tax rules do not accommodate those concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of that residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, Vanderbilt does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the contracts, the Residual Holder will not recover a portion of that basis until termination of the REMIC unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

     Treatment of Some Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described in this prospectus.

     The REMIC will have market discount income in respect of the contracts if, in general, the basis of the REMIC in the contracts is exceeded by their unpaid principal balances. The REMIC's basis in the contracts is generally the fair market value of the contracts immediately after the transfer of the contracts to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC certificates). In respect of the contracts that have market discount to which Code Section 1276 applies, the market discount income generally should accrue in the manner described above under "REMIC Series -- Market Discount."

     Generally, if the basis of a REMIC in the contracts exceeds the unpaid principal balances of those contracts, the REMIC will be considered to have acquired those contracts at a premium equal to the amount of that excess. As stated above, the REMIC's basis in the contracts is the fair market value of the contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a contract as a capital asset may elect to amortize premium on the contracts under a constant interest method. See the discussion under "REMIC Series -- Amortizable Premium."

     Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," then a portion (but not all) of the REMIC taxable income included in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for the quarterly period of:

         (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by

         (2) the adjusted issue price of that Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. The value of the Residual Certificates would be significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on the Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated an unrelated business taxable income of the Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. persons.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for that Residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a Residual Holder elects to have those rules apply only to tax years beginning after August 20, 1996.

     Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series -- Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

         (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer, and

         (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That a tax generally would be imposed on the transferor of the Residual Certificate, except that where that transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for that tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have the actual knowledge that that affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays that amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

         (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

         (2) the highest marginal federal income tax rate imposed on corporations. That tax would be deductible from the ordinary gross income of the Pass-Through Entity during the period that interest is held by that Disqualified Organization, and

         (3) the highest marginal federal income tax rate imposed on corporations. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.

     The Pass-Through Entity would not be liable for that tax if it has received an affidavit from the record holder that it is not a Disqualified Organization and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity would not be liable for that tax if it has received an affidavit from the record holder that it is not a Disqualified Organization and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     Noneconomic Residual Interests. The REMIC Regulations would disregard transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer,

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The anticipated excess inclusions and the present value rate are determined in the same manner as described above. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

         (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

         (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

     The pooling and servicing agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (2) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

     A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The transfer of a noneconomic residual interest will not qualify under the formula test harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of:

         (1) any consideration given to the transferee to acquire the interest (the inducement payment),

         (2) future distributions on the interest, and

         (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of this calculation, the present value is calculated using a discount rate equal to the applicable federal rate for short term debt instruments. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     Mark-to-Market Rules. On December 23, 1996, the IRS finalized mark-to-market regulations relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that a REMIC residual interest acquired on or after January 4, 1995, will not be considered a security for purposes of the Mark-to-Market Regulations, and thus, those interests may not be marked to market.

     Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of the Residual Holder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds that adjusted basis on that remittance date. That income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds that Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from some prohibited transactions, and prohibits deducting any loss with respect to those transactions. Those transactions are:

     o any disposition of a qualified mortgage, other than in accordance with the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC;

     o the receipt of income from assets other than qualified mortgages and Permitted Investments;

     o    the receipt of compensation for services; and

     o    the receipt of gain from the dispositions of cash flow investments.

     The REMIC regulations provide that the modification of the terms of a contract occasioned by default or a reasonably foreseeable default of the contract, the assumption of the contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an obligor in accordance with the terms of a convertible adjustable-rate contract will not be treated as a disposition of the contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the obligor into fixed-rate, fully amortizing, level payment contracts, a sale of those contracts by the REMIC in accordance with a purchase agreement or other contract with Vanderbilt or other party, if and when the obligor elects to so convert the terms of the contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup

Day, unless those contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the foreclosure property that the REMIC derives at the highest corporate rate on some net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident to the foreclosure, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of that income.

     Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which an adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

     Taxation of Some Foreign Investors. To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be treated as United States persons will not be considered Foreign Holders. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to Vanderbilt and does not own actually or constructively 10% or more of the voting stock of Vanderbilt. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8BEN or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations which unify certification requirements and modify reliance standards effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the those regulations.

     Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either:

     o the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition, or

     o the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

     A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of Vanderbilt.

     Backup Withholding. Under some circumstances, a REMIC certificateholder may be subject to "backup withholding". Backup withholding may apply to a REMIC certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the trustee. Backup withholding may apply, under some circumstances, to a REMIC certificateholder who is a Foreign Holder if the REMIC certificateholder fails to provide the trustee or the REMIC certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC certificates. Backup withholding, however, does not apply to payments on a certificate made to exempt recipients, such as corporations and tax-exempt organizations, and to some foreign persons. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a credit or refund against that beneficial owner's federal income tax provided that the required information is furnished to the IRS. REMIC certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

     Reporting Requirements and Tax Administration. Vanderbilt will report annually to the IRS, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

     The Treasury Department has issued temporary regulations concerning some aspects of REMIC tax administration. Under those regulations, a Residual Certificate holder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificate holders of administrative and judicial proceedings regarding the REMIC's tax affairs. Vanderbilt will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the Residual Certificate holders in the preparation and filing of the REMIC's federal and state income tax and other information returns.


GRANTOR TRUST SERIES

     Tax Status of the Trust Fund. In the case of a trust fund evidenced by a series or sub-series of certificates, or a segregated portion of those certificates, with respect to Non-REMIC Certificates, Sidley Austin Brown & Wood LLP, special tax counsel to Vanderbilt, is of the opinion that each contract pool and the arrangement to be administered by Vanderbilt under which the trustee will hold and Vanderbilt will be obligated to service the contracts and in accordance with which Non-REMIC Certificates will be issued to Non-REMIC Certificate holders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code. Each Non-REMIC Certificate holder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the contract pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the contracts included in the contract pool.

     Tax Status of Non-REMIC Certificates. In general, (1) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (2) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of the Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related prospectus supplement for the treatment of Non-REMIC Certificates and contracts, if any, under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

     Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificate holders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the contracts comprising the contract pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by Vanderbilt, and any gain upon disposition of those contracts. (For purposes of this discussion, the term "disposition," when used with respect to the contracts, includes scheduled or prepaid collections with respect to the contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificate holders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related Servicing Fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Vanderbilt. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a Pass-Through Entity will be allowed to deduct those expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code will be reduced by the lesser of:

         (1) 3% of the excess of adjusted gross income over the specified threshold amount or

         (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. To the extent that a Non-REMIC Certificate holder is not permitted to deduct Servicing Fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificate holder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to that income. Non-REMIC Certificate holders may deduct any loss on disposition of the contracts to the extent permitted under the Code.

     Under current IRS interpretations of applicable Treasury regulations Vanderbilt would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, Vanderbilt expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, that subordination should not affect the federal income tax treatment of either the Subordinated or Senior Certificates. Holders of subordinated classes of certificates should be able to recognize any losses allocated to that class when and if losses are realized.

     To the extent that any of the contracts comprising a contract pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to that discount in those contracts prior to receipt of cash related to that discount. See the discussion above under "REMIC Series -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a contract pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series -- Market Discount" and "REMIC Series -- Amortizable Premium."

     It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Code Section 171 or in computing the accrual of market discount for non-REMIC Certificates. However, the use of a Prepayment Assumption is required for purposes of calculating OID for tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by reason of prepayments. Previous legislative history states that Congress intends that if a Prepayment Assumption would be used to calculate OID then it should also be used to accrue market discount and amortize bond premium. Because regulations have not yet been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market. Prospective investors are urged to consult their own tax advisors concerning the tax treatment of a certificate purchased at a discount or a premium.

     If premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a certificate acquired at a premium should recognize a loss, if a contract repays in full, equal to the difference between the portion of the prepaid principal amount of that contract that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the contract. If a reasonable Prepayment Assumption is used to amortize that premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect the differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange of that obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any of the loss (e.g., cause the loss to be treated as capital if those assets are held as capital assets by the taxpayer).

     Stripped Non-REMIC Certificates. Some classes of Non-REMIC Certificates may be Stripped Certificates. In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o    if any servicing compensation is deemed to exceed a reasonable amount;

     o if Vanderbilt or any other party retains a retained yield with respect to the contracts comprising a contract pool;

     o if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the contracts; or

     o if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

     Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and that accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of that Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either:

     o the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or

     o no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the contracts.

     See "REMIC Series -- Market Discount" above.

     When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

     It is possible that the IRS may take a contrary position with respect to some or all of the above-mentioned tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of:

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each contract or

     o a separate installment obligation for each contract representing the Stripped Certificate's pro rata share of price; and/or interest payments to be made with respect to that Stripped Certificate.

     As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     It is unclear under what circumstance, if any, the prepayment of contracts will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If that certificate is treated as a single instrument (rather than an interest in discrete contracts) and the effect of prepayments is taken into account in computing yield with respect to that certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if that certificate is treated as an interest in discrete contracts, or if no Prepayment Assumption is used, then when a contract is prepaid, the holder of that certificate should be able to recognize a loss equal to the portion of the unrecovered premium of that certificate that is allocable to that contract. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange for those debt instruments (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss. Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificate holder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificate holder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any of the gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset. See "REMIC Series -- Gain or Loss on Disposition" above.

     Recharacterization of Servicing Fees. The servicing compensation to be received by the servicer may be questioned by the IRS with respect to some certificates or contracts as exceeding a reasonable fee for the services being performed in exchange that fee, and a portion of that servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made in accordance with the contracts. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series -- Stripped Non-REMIC Certificates."

     Tax Treatment of Some Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificate holder who is a Foreign Holder (as defined in "REMIC Series -- Taxation of Some Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That Non-REMIC Certificate holder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the contracts were originated after July 18, 1984 and provided that the Non-REMIC Certificate holder periodically provides the trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that the Non-REMIC Certificate holder is a Foreign Holder and provides the name and address of the Non-REMIC Certificate holder. For additional information concerning interest or original issue discount paid by Vanderbilt to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Some Foreign Investors". In addition, payments of interest or original issue discount made to a Foreign Investor after December 31, 2000 are subject to the New Regulations. See discussion above under "REMIC Series -- New Withholding Regulations."

     Tax Administration and Reporting. Vanderbilt will furnish to each Non-REMIC Certificate holder with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest. In addition, Vanderbilt will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificate holder who was a certificateholder at any time during that year, information regarding the amount of servicing compensation received by Vanderbilt and any sub-servicer and other customary factual information as Vanderbilt deems necessary or desirable to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not expected from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.


FASIT SECURITIES

     Qualification as a FASIT. In the case of a trust fund underlying a series (or one or more designated pools of assets held in the trust fund) for which a REMIC Election is not made, Sidley Austin Brown & Wood LLP, special tax counsel to Vanderbilt may advise Vanderbilt that in their opinion, the trust fund will qualify under the Code as a FASIT, in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if:

     o    a FASIT election is in effect,

     o    some tests concerning,

          (A)  the composition of the FASIT's assets and

          (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and

     o    the trust fund is not a regulated investment company as defined in
          Section 851(a) of the Code.

     Moreover, the qualification as a FASIT of any FASIT Trust depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that some anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders. Investors also should note that the FASIT discussion contained in this prospectus constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT regular securities, which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities, which generally are not treated as debt for those purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series of FASIT securities. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of those series will be designated as regular securities, and which, if any, will be designated as ownership securities.

     Asset Composition. In accordance with the FASIT Qualification Test, in order for a trust fund (or one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that. Permitted assets include:

     o    cash or cash equivalents,

     o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

     o    foreclosure property,

     o hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

     o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     o    FASIT regular interests, and

     o    REMIC regular interests.

     Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder.

     Interests in a FASIT. In addition to the above-mentioned asset qualification requirements, the interests in a FASIT also must meet some requirements. All of the interests in a FASIT must belong to either of the following:

     o    one or more classes of regular interests or

     o a single class of ownership interest that is held by a fully taxable domestic C corporation.

In the case of Series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

     A FASIT interest generally qualifies as a regular interest if:

     o    it is designated as a regular interest,

     o    it has a stated maturity not greater than thirty years,

     o    it entitles its holder to a specified principal amount,

     o the issue price of the interest does not exceed 125% of its stated principal amount,

     o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

     o if it pays interest, that interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or
          (b) a permissible variable rate with respect to that principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., some qualified floating rates and weighted average rates).

See "Material Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount" and "-- Variable Rate Regular Certificates" in this prospectus.

     If a FASIT security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a High-Yield Interest. In addition, if a FASIT security fails to meet the requirement of clause (6), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire those interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offsetting income derived from that interest. See "Material Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the FASIT trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT, the new arrangement, is determined under general federal income tax principles. The holder of the FASIT ownership security is treated as exchanging the new arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT regular securities are treated as exchanging their securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from those securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the securityholder and a principal payment on that security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on those securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount," "-- Market Discount," and "-- Amortizable Premium" above. High-yield securities may be held only by Eligible Corporations, other FASITs, and some securities dealers. Holders of high-yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT regular security is sold, the securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular securities. See "Material Federal Income Tax Consequences -- REMIC Series -- Gain or Loss on Disposition."

     FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Consequences -- REMIC Series -- Tax Status of REMIC Certificates" in this prospectus. FASIT regular securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences -- REMIC -- Series Tax Status of REMIC Certificates." In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of
Section 582(c)(1) of the Code. FASIT Securities will not qualify as "government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of those holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire those interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a Pass-Through Entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of that income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of that security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by that holder, then section 475 will continue to apply to those securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

     The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     o the receipt of income derived from assets that are not permitted assets,

     o    some dispositions of permitted assets,

     o the receipt of any income derived from any loan originated by a FASIT, and

     o in some cases, the receipt of income representing a Servicing Fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Withholding, Backup Withholding, Reporting and Tax Administration to Withholding and Backup Withholding. Holders of FASIT securities will be subject to withholding and backup withholding to the same extent holders of REMIC securities would be subject. See "Material Federal Income Tax Consequences -- REMIC Series -- Backup Withholding" and "Material Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities. See "Material Federal Income Tax Consequences -- REMIC Series -- Reporting Requirements and Tax Administration" above. Prospective investors should be aware than on October 6, 1997, the Treasury Department issued new regulations regarding withholding, backup withholding, and information reporting. Those regulations are further discussed at "Material Federal Income Tax Consequences
- -- REMIC Series -- New Withholding Regulations."

     Under proposed Treasury regulations, if a non-United States Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by that FASIT, any interest received or accrued by the non- United States Person FASIT Regular Securityholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a United States Person or the United States branch of a non- United States Person and the non- United States Person regular interest holder is:

     o    a "10 percent shareholder" of the debtor,

     o a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or

     o    related to the debtor.

As described above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.


                       STATE AND LOCAL TAX CONSIDERATIONS

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by the prospectus supplement constitute "mortgage related securities" for purposes of the SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created in accordance with or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to that legislation only to the extent provided in the legislation. Approximately twenty-one states adopted that legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those entities; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

     All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security," should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities, to the extent adopted by their respective regulators. The Policy Statement described, in relevant part, securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase, and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase or retention of such a product would be consistent with the Policy Statement.

     The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase mortgage related securities representing more than a specified percentage of the investor's assets. Investors should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments for investors.


                                    RATINGS

     It is a condition precedent to the issuance of any class of certificates sold under this prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

     Ratings of the certificates address the likelihood of the ultimate receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which those certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which payment stream on the contract pool is adequate to make payments required by those certificates. The ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts.


                                  UNDERWRITING

     The depositor may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. The depositor intends that the certificates will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of these methods.

     The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from the depositor and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. The underwriters or agents will be identified, and compensation received from the depositor will be described, in the prospectus supplement.

     Under agreements which may be entered into by Vanderbilt and/or the depositor, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by Vanderbilt and/or the depositor against some liabilities, including liabilities under the Securities Act.

     The depositor may authorize underwriters or other persons acting as the depositor's agents to solicit offers by some institutions to purchase the certificates from the depositor in accordance with agreements providing for payment and delivery on a future date. Institutions with which those agreements may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any agreement will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject from purchasing those certificates. The underwriters and the other agents will not have responsibility in respect of the validity or performance of those contracts.

     The underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.


     Some of the underwriters and their associates may engage in transactions with and perform services for Vanderbilt and/or Vanderbilt ABS Corp. in the ordinary course of business.


                                 LEGAL MATTERS

     The validity of the certificates will be passed upon for Vanderbilt and/or the depositor by Boult, Cummings, Conners & Berry, PLC. The material federal income tax consequences of the certificates will be passed upon for Vanderbilt and/or the depositor by Sidley Austin Brown & Wood LLP, New York, New York.


                                    EXPERTS

     The consolidated financial statements of Clayton incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended June 30, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    GLOSSARY

     There follows abbreviated definitions of some capitalized terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined in this prospectus and reference should be made to the pooling and servicing agreement for a more complete definition of all of those terms.

     "Advances" means the advances made by a servicer (including from advances made by a sub-servicer) on any remittance date in accordance with the pooling and servicing agreement.

     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or any other day on which national banking institutions or commercial banking institutions in the State of New York or Tennessee are authorized or required by law, executive order or governmental decree to be closed.

     "Certificate Account" means the account or accounts maintained at an Eligible Institution in the name of the trustee, as specified in the related prospectus supplement.

     "Clayton" means Clayton Homes, Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated under the Internal Revenue Code.

     "Contract Rate" means, with respect to each contract, the fixed or variable annual percentage rate, specified in the contract.

     "Cut-off Date" means the date specified in the related prospectus supplement as the date from which principal and interest payments on the contracts are included in the trust fund.

     "Determination Date" means, unless otherwise specified in the related prospectus supplement, the fifth Business Day immediately preceding the related remittance date.

     "Disqualified Organizations" include governmental entities or other entities that are exempt from United States tax.

     "Due Date" is, unless otherwise specified in a related prospectus supplement, the date on which each scheduled payment of principal and interest is due on a contract, exclusive of any days of grace.

     "Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any remittance date, the period beginning on the 26th day of the second month preceding the month of the remittance date and ending on the 25th day of the month preceding the month of the remittance date.


     "Eligible Substitute Contract" is a contract that satisfies, as of the date of its substitution, the representations and warranties specified in the pooling and servicing agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Escalating Principal Payment Contracts" are contracts with financing terms which provide for an annual increase in monthly payments over the first five years of the term of the contracts.

     "FASIT" means a Financial Asset Securitization Investment Trust.

     "FASIT Trust" means a FASIT of any trust for which a FASIT election is made.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration.

   "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, organized in or under the laws of the United States, any state of the United States or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),

     o an estate, the income of which is included in gross income for United States tax purposes regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   "Foreign Investors" means any person other than:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes organized in or under the laws of the United States or any state of the United States or the District of Columbia (other than a partnership that is not treated as United States person under any applicable Treasury regulations),

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In spite of the preceding sentence, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996 which were treated as United States persons prior to that date that elect to continue to be treated as United States persons will not be considered a Foreign Investor.

     "Formula Principal Distribution Amount" shall have the meaning specified in the related prospectus supplement or, if not specified in the related prospectus supplement, shall, in respect of a remittance date, equal the sum of:

         (1) all scheduled payments of principal due on each outstanding contract during the Due Period preceding the month in which the remittance date occurs,

         (2) the Scheduled Principal Balance of each contract which, during the Due Period preceding the month of that remittance date, was purchased by Vanderbilt in accordance with the pooling and servicing agreement on account of some breaches of its representation and warranties,

         (3) all partial prepayments (as defined in the pooling and servicing agreement) of contracts received during the preceding Due Period,

         (4) the Scheduled Principal Balance of each contract that was prepaid in full during that preceding Due Period,

         (5) the Scheduled Principal Balance of each contract that became a liquidated contract during the preceding Due Period, and

         (6) any previously undistributed shortfalls in the amounts in clauses
     (1) and (5) in respect of the prior remittance dates (other than any of that shortfall with respect to which an Enhancement Payment has been made to the Class B-2 Certificate holders).

     "Global Securities" are securities of the series specified in the applicable prospectus supplement.

     "High-Yield Interest" is a type of "regular interest."

     "HUD" means the United States Department of Housing and Urban Development.

     "Land-and-Home Contracts" are, unless otherwise specified in a related prospectus supplement, those contracts that are secured by liens on the real estate on which the related manufactured homes are located.

     "Monthly Servicing Fee" means the fee specified in the related prospectus supplement for that remittance date.

     "Non-REMIC Certificates" means certificates issued by a trust fund for which a REMIC Election was not made.

     "NYSE" means New York Stock Exchange.

     "Offered Certificates" are the certificates offered to the public under this prospectus and a related prospectus supplement, as identified in the related prospectus supplement.

     "OID" means original issue discount.

     "OID Regulations" are regulations governing original issue discount are set forth in Section 1271-1273 and 1275 of the Code and the Treasury regulations issued under the Code in January 1994 and in June 1996.

     "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis.

     "Permitted Investments" consist of:

         (1) temporary investments of cash received under qualified mortgages before distribution to holders of interest in the REMIC ("cash-flow investments"),

         (2) amounts, that as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or some other contingencies ("qualified reserve assets"), and

         (3) property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property").

     "Pre-Funding Account" means monies on deposit in a trust account, as further described and identified by the related prospectus supplement, if applicable.

     "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the debt instrument.

     "Record Date" means, unless otherwise specified in a related prospectus supplement:

         (1) with respect to the initial remittance date, the closing date,

         (2) with respect to any remittance date after that, the last Business Day of the month preceding the month of the related remittance date,

     "Regular Certificates" means the certificates of any series identified in the related prospectus supplement as "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code.

     "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

     "REMIC Election" means an election that is made, with respect to a particular series of certificates, to treat the trust fund as a REMIC within the meaning of Section 860(D)(a) of the Code, to maintain the REMIC status of the trust fund and to avoid the imposition of some taxes on the REMIC.

     "Replaced Contract" is a contract that Vanderbilt is obligated to repurchase under a pooling and servicing agreement.

     "Repurchase Price" for any contract will be the remaining principal amount outstanding on that contract on the date of repurchase plus accrued and unpaid interest on that contract at its Contract Rate to the date of that repurchase.

     "Residual Certificates" means, unless otherwise specified in a related prospectus supplement, the certificate of any series identified in a related prospectus supplement as "residual interest" in the REMIC within the meaning of
Section 860(G)(a)(2) of the Code.

     "Residual Holders" are holders of Residual Certificates.

     "Restricted Group" means Plans sponsored by Vanderbilt, any underwriter, any insurer, the trustee, the servicer, any obligor with respect to contracts included in the trust fund constituting more than a five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty in a qualified swap transaction or a notional principal transaction included in a yield maintenance agreement or any affiliate of those parties.

     "Securities Act" means the Securities Act of 1933 as amended.

     "Senior Certificates" means, with respect to each series of certificates, the class or classes which have rights senior to another class or classes in those series, as identified in the related prospectus supplement.

     "Servicing Fee" means the amount of the annual fee paid to the servicer or the trustee as specified in the related prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "Soldier's and Sailor's Civil Relief Act" means the Federal Soldier's and Sailor's Civil Relief Act of 1940.

     "Stated Balance" means, with respect to any series of certificates providing for sequential distributions in reduction of Stated Balance of the classes of the series, the maximum specified dollar amount (exclusive of interest at the related interest rate) to which the holder of those certificates is entitled from the cash flow of the trust fund.

     "Step-up Rate Contracts" are, unless otherwise specified in a related prospectus supplement, contracts which provide for Contract Rates that periodically increase over some period of time.

     "Stripped Certificates" are certificates subject to the stripped bond rules of Section 1286 of the Code.

     "Subordinate Certificates" means, with respect to each series of certificates, the class or classes with rights subordinate to another class or classes of those series, as identified in the related prospectus supplement.

     "UCC" means the Uniform Commercial Code.

     "VA" means the Veterans' Administration.

     "Vanderbilt" means Vanderbilt Mortgage and Finance, Inc.

     "Variable Rate Regular Certificates" means certificates which evidence the right to receive distributions of income at a variable remittance rate.

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                                 $392,155,179
                                 (APPROXIMATE)


                  [VANDERBILT MORTGAGE AND FINANCE, INC. LOGO]



                               SELLER AND SERVICER


                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2002-C


                                 ------------

                             PROSPECTUS SUPPLEMENT

                                 ------------


                           CREDIT SUISSE FIRST BOSTON
                            BEAR, STEARNS & CO., INC.
                              BB&T CAPITAL MARKETS
                           SUNTRUST ROBINSON HUMPHREY


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2002-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.




                                November 25, 2002

                                  $12,147,000



                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer



                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2002-C


                       Class A-5 & Class M-1 Certificates




                               -----------------

                      SUPPLEMENT TO PROSPECTUS SUPPLEMENT

                               -----------------



                           Credit Suisse First Boston


     You should rely only on the information contained or incorporated by reference in this supplement to the prospectus supplement, the prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2002-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class A-5 and Class M-1 Certificates in any state where the offer is not permitted.

     We do not claim that the information in this supplement to the prospectus supplement, the prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a supplement to the prospectus supplement, prospectus supplement and prospectus when acting as underwriters of the Series 2002-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class A-5 and Class M-1 Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class A-5 and Class M-1 Certificates will be required to deliver a supplement to the prospectus supplement, prospectus supplement and prospectus for ninety days following the date of this supplement to the prospectus supplement.



                               February 27, 2003